SECURITIES AND EXCHANGE COMMISSION
          Washington D.C. 20549

          FORM 8-K

          CURRENT REPORT

          Pursuant to Section 13 or 15(d)
          of the Securities and Exchange Act of 1934

          Date of Report (Date of earliest event reported) :
          November 9, 1995

          SHARED TECHNOLOGIES INC.

          DELAWARE                      0-17366        87-0424558
          ---------                     -------        ----------
          (State or other               (Commission     (I.R.S.
          jurisdiction of                File Number)    Employer
          incorporation)                                 Identification
                                                         No.)

          100 Great Meadow Road, Suite 104
          Wethersfield, CT.                       06109
          ---------------------------------      ----------
          (Address of principal                 (Zip Code)
          executive offices)

          Registrant's telephone number, including area code
          (860-258-2400)

          Total number of sequentially numbered paged in this
          filing, including exhibits hereto:  148






          Item 5   Other Events.

          On November, 9, 1995, Shared Technologies Inc., ("Shared Technologies"),entered into an Agreement and Plan of Merger dated as of November 9, 1995 (the "Merger Agreement") with the Fairchild Corporation ("Fairchild") and its subsidiaries, RHI Holdings, Inc. ("RHI") and Fairchild Industries, Inc. ("FII"), pursuant to which Shared Technologies will acquire the telecommunications systems and service business operated by Fairchild Communications Services Company ("FCSC").

          The acquisition is to be effected by a merger of FII with and into Shared Technologies (the "Merger"). Prior to the Merger, FII will transfer all of its assets to, and have all of its liabilities assumed by RHI, except for (i) the assets and liabilities of FCSC, (ii) the outstanding Series A and Series C Preferred Stock of FII (having a current aggregate liquidation value of $44,237,745), (iii) the outstanding 12 1/4% Senior Notes due 1999 (the "Senior Notes") of FII (having a current aggregate principal amount of $125,000,000) and (iv) an amount of bank and other indebtedness of approximately $54,263,000 (the "Assumed Indebtedness"). Pursuant to the Merger, the Series A and C Preferred Stock will be redeemed in cash at their liquidation value ($45 per share plus accrued and unpaid dividends). Prior to the Merger, FII (or Shared Technologies) will make a cash tender offer (at a price to be determined) to purchase all of the outstanding Senior Notes and, in connection therewith, will seek to obtain such Noteholders' consent to amend the indenture under which the Senior Notes were issued to remove all covenants which can be amended or deleted by majority vote. The amount of Assumed Indebtedness will be reduced (x) to the extent the purchase price to be paid in such offer for the Senior Notes exceed par and (y) by the amount of accrued and unpaid dividends on the Series A and Series C Preferred Stock on the date of the Merger.

          Upon the Merger, Shared Technologies, as the surviving corporation, will (i) purchase all Senior Notes tendered pursuant to the aforesaid tender offer (and assume FII's obligations with respect to any Senior Notes not so tendered), (ii) repay the Assumed Indebtedness in full and (iii) deposit in escrow the funds necessary to redeem the Series A and C Preferred Stock. As a result of the Merger, RHI will receive (i) 6,000,000 shares of Common Stock of Shared Technologies (representing approximately 41% of the outstanding shares after giving effect to such issuance), (ii) shares of 6% Cumulative Convertible Preferred Stock of Shared Technologies having an initial aggregate liquidation preference of $25,000,000 (subject to upward adjustment) and which are convertible into Common Stock of Shared Technologies at a conversion price of $6.3750 per share (which if converted, would represent, together with the other Common Stock issued to RHI, approximately 42% of the Common Stock of Shared Technologies on a fully diluted basis) and (iii) shares of a Special Preferred Stock having an initial aggregate liquidation preference of $20,000,000 (which could accrete up to a maximum of $30,000,000 over a ten-year period if not earlier redeemed). In connection with its stock ownership, Fairchild and RHI will have the right to elect four of the eleven member of the Board of Directors of Shared Technologies and have agreed, subject to certain exceptions, not to sell any of such shares for a two-year period.

          The closing of the Merger is subject to a number of conditions, including (i) the approval of the Merger by the shareholders of Shared Technologies, (ii) holders of at least 51% of the outstanding principal amount of Senior Notes tendering their Notes and giving their consent to the covenant changes described above, and (iii) Fairchild obtaining a favorable tax ruling from the Internal Revenue Service.

          For a more complete description of the proposed terms of the Merger and the transactions contemplated thereby, reference is hereby made to the Merger Agreement (a copy of which is filed as an exhibit hereto).






          Item 7.   Exhibits.

          (c)       Exhibits.
                    ----------

           1. Agreement and Plan of Merger dated as of November 9, 1995 by and among Fairchild, RHI, FII and Shared Technologies Inc.






          SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Shared Technologies Inc.

          By:  /s/ Vincent DiVincenzo
             -------------------------
               Vincent DiVincenzo
               Senior Vice President-Finance
               and Administration, Treasurer,
               Chief Financial Officer


          Date: November 21, 1995






          LIST OF EXHIBITS

          Exhibit No.     Exhibit                       Page
          -----------     --------                      -----
          10.1            Agreement and Plan of Merger
                          dated as of November 9, 1995
                          by and among Fairchild, RHI,
                          FII and Shared Technologies...   7






          EXHIBIT 10.1

          AGREEMENT AND PLAN OF MERGER
          ----------------------------
          AGREEMENT AND PLAN OF MERGER, dated as of November 9, 1995, by and among Fairchild Industries, Inc., a Delaware corporation ("Fairchild"), RHI Holdings, Inc., a Delaware corporation ("RHI"), The Fairchild Corporation, a Delaware corporation ("TFC"), and Shared Technologies Inc., a Delaware corporation ("Shared Technologies").


          WITNESSETH:
          ----------
          WHEREAS, the Boards of Directors of Fairchild and Shared Technologies have approved the merger of Fairchild with and into Shared Technologies (the "Merger") upon the terms and subject to the conditions set forth herein and in accordance with the laws of the State of Delaware;

          WHEREAS, RHI, which is a wholly owned subsidiary of TFC, is the sole owner of all of the outstanding common stock of Fairchild and has approved the Merger upon the terms and subject to the conditions set forth herein, and RHI has received an irrevocable proxy from the holder of approximately 9.84% of Shared Technologies' common stock (based on the shares outstanding as of the date hereof) agreeing to vote for the Merger;

          WHEREAS, Fairchild is the sole owner of 100% of the issued and outstanding capital stock of VSI Corporation ("VSI");

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:


          ARTICLE I

          MERGER

          1.1 The Merger. At the Effective Time (as hereinafter defined), Fairchild shall be merged with and into Shared Technologies as provided herein. Thereupon, the corporate existence of Shared Technologies, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger, and the corporate identity and existence, with all the purposes, powers and objects, of Fairchild shall be merged with and into Shared Technologies and Shared Technologies as the corporation surviving the Merger shall be fully vested therewith and shall change its name to "Shared Technologies Fairchild Inc." The separate existence and corporate organization of Fairchild shall cease upon the Merger becoming effective as herein provided and thereupon Fairchild and Shared Technologies shall be a single corporation, Shared Technologies Fairchild Inc. (herein sometimes called the "Surviving Corporation"). Prior to the Effective Time, Fairchild and its subsidiaries will undergo a corporate reorganization (the "Fairchild Reorganization") pursuant to which all the assets of Fairchild and its subsidiaries (other than certain indebtedness and preferred stock) will be transferred to, and liabilities of Fairchild and its subsidiaries will be assumed by, RHI except for the assets and liabilities comprising the telecommunications systems and service business of Fairchild Communications Services Company, which as a result of said reorganization, will reside in VSI, all as described on
          Schedule 9.1. Except where indicated to the contrary, all references herein to "Fairchild" shall be deemed to refer to Fairchild as it will exist following the Fairchild Reorganization and, accordingly, none of the representations, warranties, restrictions or covenants contained in this Agreement apply to the businesses, operations, assets or liabilities of Fairchild Industries, Inc. and its subsidiaries other than as they relate to the telecommunications systems and service business of Fairchild, and each of TFC, RHI and Fairchild may operate such other businesses and assets (including without limitation selling assets and businesses and incurring liabilities) as it deems appropriate in the exercise of its business judgment.

          1.2 Filing. As soon as practicable after the requisite approval of the Merger by the stockholders of Shared Technologies and the fulfillment or waiver of the conditions set forth in Sections 9.1, 9.2 and 9.3 or on such later date as may be mutually agreed to between Fairchild and Shared Technologies, the parties hereto will cause to be filed with the office of the Secretary of State of the State of Delaware, a certificate of merger (the "Certificate of Merger"), in such form as required by, and executed in accordance with, the relevant provisions of the Delaware General Corporation Law (the "DGCL").

          1.3 Effective Time of the Merger. The Merger shall be effective at the time that the filing of the Certificate of Merger with the office of the Secretary of State of the State of Delaware is completed, or at such later time specified in such Certificate of Merger, which time is herein sometimes referred to as the "Effective Time" and the date thereof is herein sometimes referred to as the "Effective Date."


          ARTICLE II

          CERTIFICATE OF INCORPORATION; BY-LAWS;
          SHAREHOLDERS AGREEMENT






          2.1 Certificate of Incorporation.  The Certificate of
          Incorporation of Shared Technologies, as amended in accordance with this Agreement, shall be the Certificate of Incorporation of the Surviving Corporation.

          2.2 By-Laws. The By-Laws of Shared Technologies, as amended in accordance with this Agreement, shall be the By-Laws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with law, the Certificate of Incorporation of the Surviving Corporation or said By-Laws.

          2.3 Shareholders Agreement. At the Effective Time, Shared Technologies, RHI and Anthony D. Autorino shall enter into a shareholders agreement in the form of Exhibit A hereto (the "Shareholders Agreement") providing for the election of directors and officers of the Surviving Corporation.


          ARTICLE III

          CONVERSION OF SHARES

          3.1 Conversion. At the Effective Time the issued shares of capital stock of Fairchild shall, by virtue of the Merger and without any action on the part of the holders thereof, become and be converted as follows: (A) each outstanding share of Common Stock, $100.00 par value per share, of Fairchild (the "Fairchild Common Stock") shall be converted into and become the right to receive a Pro Rata Amount (as defined below) of the Merger Consideration (as defined below); and (B) each outstanding share of Series A Preferred Stock, without par value, of Fairchild (the "Series A Preferred Stock") and each outstanding share of Series C Preferred Stock, without par value, of Fairchild (the "Series C Preferred Stock") shall be converted into the right to receive an amount in cash equal to $45.00 per share ($44,237,745 in the aggregate for all such shares of Series A Preferred Stock and Series C Preferred Stock) plus accrued and unpaid dividends thereon to the Effective Time. "Merger Consideration" means
          (x) 6,000,000 shares of Common Stock, $.004 par value per share, of Shared Technologies (the "Technologies Common Stock"),
          (y) shares of Convertible Preferred Stock of Shared Technologies (the "Convertible Preferred Stock") having an initial aggregate liquidation value of $25,000,000 and the other terms set forth on the attached Schedule 3.1(a) and (z) shares of Special Preferred Stock of Shared Technologies (the "Special Preferred Stock") having an initial aggregate liquidation value of $20,000,000 and the other terms set forth on the attached
          Schedule 3.1(b). The Convertible Preferred Stock and Special Preferred Stock are collectively referred to as the "Preferred Stock." With respect to any share of capital stock, "Pro Rata Amount" means the product of the Merger Consideration multiplied by a fraction, the numerator of which is one and the denominator of which is the aggregate number of all issued and outstanding shares of such capital stock on the Effective Date.

          3.2 Preferred Stock Pledge. Immediately after the Effective Time, RHI shall pledge all of the shares of Preferred Stock then issued to it (other than shares of Convertible Preferred Stock having an aggregate liquidation preference of $1,500,000) to secure RHI's and Fairchild's obligations under the Indemnification Agreement of TFC and RHI (the form of which is attached as Exhibit B-1 hereto) pursuant to the terms of a Pledge Agreement (the form of which is attached as Exhibit C hereto) and with a pledge agent mutually agreed upon by the parties. Such shares will be released from such pledge on the later to occur of
          (i) third anniversary of the Effective Time and (ii) the date on which the consolidated net worth (computed in accordance with generally accepted accounting principles) of The Fairchild Corporation at such time (or evidenced by any audited balance sheet) is at least (x) $25 million greater than such net worth at September 30, 1995 (excluding for such purpose any value attributed to the Preferred Stock on such balance sheet) and
          (y) $225 million (including for such purpose the value of the Preferred Stock).


          ARTICLE IV

          CERTAIN EFFECTS OF THE MERGER

          4.1 Effect of the Merger. On and after the Effective Time and pursuant to the DGCL, the Surviving Corporation shall possess all the rights, privileges, immunities, powers, and purposes of each of Fairchild and Shared Technologies; all the property, real and personal, including subscriptions to shares, causes of action and every other asset (including books and records) of Fairchild and Shared Technologies, shall vest in the Surviving Corporation without further act or deed; and the Surviving Corporation shall assume and be liable for all the liabilities, obligations and penalties of Fairchild and Shared Technologies; provided, however, that this shall in no way impair or affect the indemnification obligations of any party pursuant to indemnification agreements entered into in connection with this Agreement. No liability or obligation due or to become due and no claim or demand for any cause existing against either Fairchild or Shared Technologies, or any stockholder, officer or director thereof, shall be released or impaired by the Merger, and no action or proceeding, whether civil or criminal, then pending by or against Fairchild or Shared Technologies, or any stockholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred, and the






          Surviving Corporation may be substituted in any such action or proceeding in place of Fairchild or Shared Technologies.

          4.2 Further Assurances. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of Fairchild or Shared Technologies, the officers of such corporation are fully authorized in the name of their corporation or otherwise to take, and shall take, all such further action and TFC will, and cause each of its subsidiaries (direct or indirect) to, take all actions reasonably requested by the Surviving Corporation (at the Surviving Corporation's expense) in furtherance thereof.


          ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF SHARED TECHNOLOGIES

          Shared Technologies represents and warrants to Fairchild that:

          5.1 Organization and Qualification. Each of Shared Technologies and its subsidiaries (which for purposes of this Agreement, unless indicated to the contrary, shall not include Shared Technologies Cellular, Inc.) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Shared Technologies and its subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, operations, condition (financial or otherwise) or prospects of Shared Technologies and its subsidiaries taken as a whole (a "Shared Technologies Material Adverse Effect"). Neither Shared Technologies nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation (or other applicable charter document) or By-Laws. Shared Technologies has delivered to Fairchild accurate and complete copies of the Certificate of Incorporation (or other applicable charter document) and By-Laws, as currently in effect, of each of Shared Technologies and its subsidiaries.

          5.2 Capital Stock of Subsidiaries. The only direct or indirect subsidiaries of Shared Technologies are those listed in
          Section 5.2 of the Disclosure Statement previously delivered by






          Shared Technologies to Fairchild (the "Disclosure Statement"). Shared Technologies is directly or indirectly the record (except for directors' qualifying shares) and beneficial owner (including all qualifying shares owned by directors of such subsidiaries as reflected in Section 5.2 of the Disclosure Statement) of all of the outstanding shares of capital stock of each of its subsidiaries, there are no proxies with respect to such shares, and no equity securities of any of such subsidiaries are or may be required to be issued by reason of any options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any such subsidiary is bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. Other than as set forth in Section 5.2 of the Disclosure Statement, all of such shares so owned by Shared Technologies are validly issued, fully paid and nonassessable and are owned by it free and clear of any claim, lien or encumbrance of any kind with respect thereto. Except as disclosed in Section 5.2 of the Disclosure Statement, Shared Technologies does not directly or indirectly own any interest in any corporation, partnership, joint venture or other business association or entity.

          5.3 Capitalization. The authorized capital stock of Shared Technologies consists of 20,000,000 shares of Common Stock, par value $.004 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share. As of the date hereof, 8,495,815 shares of Common Stock were issued and outstanding and 1,527,970 shares of Preferred Stock were issued and outstanding. All of such issued and outstanding shares are validly issued, fully paid and nonassessable and free of preemptive rights. As of the date hereof 5,022,083 shares of Common Stock were reserved for issuance upon exercise of outstanding convertible securities, warrants, options, and options which may be granted under the stock option plans of Shared Technologies (the "Stock Option Plans"), all of which warrants, options and Stock Option Plans are listed and described in Section 5.3 of the Disclosure Statement. Other than the Stock Option Plans, Shared Technologies has no other plan which provides for the grant of options to purchase shares of capital stock, stock appreciation or similar rights or stock awards. Except as set forth above, there are not now, and at the Effective Time, except for shares of Common Stock issued after the date hereof upon the conversion of convertible securities and the exercise of warrants and options outstanding on the date hereof or issued after the date hereof pursuant to the Stock Option Plans, there will not be, any shares of capital stock of Shared Technologies issued or outstanding or any subscriptions, options, warrants, calls, claims, rights (including without limitation any stock appreciation or similar rights), convertible securities or other agreements or commitments of any character obligating Shared Technologies to issue, transfer or sell any of its securities.

          5.4 Authority Relative to This Agreement. Shared Technologies has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Shared Technologies and no other corporate proceedings on the part of Shared Technologies are necessary to authorize this Agreement or to consummate the Merger or other transactions contemplated hereby (other than, with respect to the Merger, the approval of Shared Technologies' stockholders pursuant to Section 251(c) of the DGCL). This Agreement has been duly and validly executed and delivered by Shared Technologies and, assuming the due authorization, execution and delivery hereof by Fairchild, constitutes a valid and binding agreement of Shared Technologies, enforceable against Shared Technologies in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

          5.5 No Violations, etc.

          (a) Assuming that all filings, permits, authorizations, consents and approvals or waivers thereof have been duly made or obtained as contemplated by Section 5.5(b) hereof, except as listed in
          Section 5.5 of the Disclosure Statement, neither the execution and delivery of this Agreement by Shared Technologies nor the consummation of the Merger or other transactions contemplated hereby nor compliance by Shared Technologies with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Shared Technologies or any of its subsidiaries under, any of the terms, conditions or provisions of
          (x) their respective charters or by-laws, (y) except as set forth in Section 5.5 of the Disclosure Statement, any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation to which Shared Technologies or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Shared Technologies or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (i)(z) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, suspensions, accelerations, rights of termination or acceleration or creations of liens, security interests, charges or encumbrances which would not, individually or in the aggregate, either have a Shared Technologies Material Adverse Effect or materially impair Shared Technologies' ability to consummate the Merger or other transactions contemplated hereby.

          (b) No filing or registration with, notification to and no permit, authorization, consent or approval of any governmental entity is required by Shared Technologies in connection with the execution and delivery of this Agreement or the consummation by Shared Technologies of the Merger or other transactions contemplated hereby, except (i) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the approval of Shared Technologies' stockholders pursuant to the DGCL, (iv) filings with applicable state public utility commissions and (v) such other filings, registrations, notifications, permits, authorizations, consents or approvals the failure of which to be obtained, made or given would not, individually or in the aggregate, either have a Shared Technologies Material Adverse Effect or materially impair Shared Technologies' ability to consummate the Merger or other transactions contemplated hereby.

          (c) As of the date hereof, Shared Technologies and its subsidiaries are not in violation of or default under (x) their respective charter or bylaws, and (y) except as set forth in
          Section 5.5 of the Disclosure Statement, any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation to which Shared Technologies or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, except, in the case of clauses (y) and (z) above, for such violations or defaults which would not, individually or in the aggregate, either have a Shared Technologies Material Adverse Effect or materially impair Shared Technologies' ability to consummate the Merger or other transactions contemplated hereby.

          5.6 Commission Filings; Financial Statements.

          (a) Shared Technologies has filed all required forms, reports and documents during the past three years (collectively, the "SEC Reports") with the Securities and Exchange Commission (the






          "SEC"), all of which complied when filed in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). As of their respective dates the SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of Shared Technologies and its subsidiaries included or incorporated by reference in such SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the consolidated financial position of Shared Technologies and its subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

          (b) Shared Technologies will deliver to Fairchild as soon as they become available true and complete copies of any report or statement mailed by it to its securityholders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by Fairchild, as to which Shared Technologies makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. The audited consolidated financial statements and unaudited consolidated interim financial statements of Shared Technologies and its subsidiaries to be included or incorporated by reference in such reports and statements (excluding any information therein provided by Fairchild, as to which Shared Technologies makes no representation) will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and will fairly present the consolidated financial position of Shared Technologies and its subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

          5.7 Absence of Changes or Events. Except as set forth in Shared Technologies' Form 10-K for the fiscal year ended December 31, 1994, as filed with the SEC, since December 31, 1994:

          (a) there has been no material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, business, operations, condition (financial or otherwise) or prospects of Shared Technologies and its subsidiaries taken as a whole;

          (b) there has not been any direct or indirect redemption, purchase or other acquisition of any shares of capital stock of Shared Technologies or any of its subsidiaries, or any declaration, setting aside or payment of any dividend or other distribution by Shared Technologies or any of its subsidiaries in respect of its capital stock (except for the distribution of the shares of Shared Technologies Cellular, Inc.);

          (c) except in the ordinary course of its business and consistent with past practice neither Shared Technologies nor any of its subsidiaries has incurred any indebtedness for borrowed money, or assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, or made any loans or advances to any other individual, firm or corporation;

          (d) there has not been any change in accounting methods, principles or practices of Shared Technologies or its subsidiaries;

          (e) except in the ordinary course of business and for amounts which are not material, there has not been any revaluation by Shared Technologies or any of its subsidiaries of any of their respective assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivables;

          (f) there has not been any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect; and

          (g) there has not been any agreement by Shared Technologies or any of its subsidiaries to (i) do any of the things described in the preceding clauses (a) through (f) other than as expressly contemplated or provided for in this Agreement or (ii) take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Article V untrue or incorrect.

          5.8 Proxy Statement. None of the information supplied by Shared Technologies for inclusion in the proxy statement to be sent to the shareholders of Shared Technologies in connection with the Special Meeting (as hereinafter defined), including all amendments and supplements thereto (the "Proxy Statement"), shall on the date the Proxy Statement is first mailed to shareholders, at the time of the Special Meeting or at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Meeting which has become false or misleading. None of the information to be filed by Fairchild and Shared Technologies with the SEC in connection with the Merger or in any other documents to be filed with the SEC or any other regulatory or governmental agency or authority in connection with the transactions contemplated hereby, including any amendments thereto (the "Other Documents"), insofar as such information was provided or supplied by Shared Technologies, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement shall comply in all material respects with the requirements of the Exchange Act.

          5.9 Litigation. Except as set forth in Section 5.9 of the Disclosure Statement, there is no (i) claim, action, suit or proceeding pending or, to the best knowledge of Shared Technologies or any of its subsidiaries, threatened against or relating to Shared Technologies or any of its subsidiaries before any court or governmental or regulatory authority or body or arbitration tribunal, or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which Shared Technologies, any subsidiary of Shared Technologies or any of their respective assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either have a Shared Technologies Material Adverse Effect or materially impair Shared Technologies' ability to consummate the Merger.

          5.10 Insurance. Section 5.10 of the Disclosure Statement lists all insurance policies in force on the date hereof covering the businesses, properties and assets of Shared Technologies and its subsidiaries, and all such policies are currently in effect.
          True and complete copies of all such policies have been delivered to Fairchild. Except as set forth in Section 5.10 of the Disclosure Statement, Shared Technologies has not received notice of the cancellation of any such insurance policy.

          5.11 Title to and Condition of Properties. Except as set forth in Section 5.11 of the Disclosure Statement, Shared Technologies and its subsidiaries have good title to all of the real property and own outright all of the personal property (except for leased property or assets) which is reflected on Shared Technologies' and its subsidiaries' December 31, 1994 audited consolidated balance sheet contained in Shared Technologies' Form 10-K for the fiscal year ended December 31, 1994 filed with the SEC (the "Balance Sheet") except for property since sold or otherwise disposed of in the ordinary course of business and consistent with past practice. Except as set forth in Section 5.11 of the Disclosure Statement, no such real or personal property is subject to claims, liens or encumbrances, whether by mortgage, pledge, lien, conditional sale agreement, charge or otherwise, except for those which would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect.
          Section 5.11 of the Disclosure Statement contains a true and complete list of all real properties owned by Shared Technologies and its subsidiaries.

          5.12 Leases. There has been made available to Fairchild true and complete copies of each lease requiring the payment of rentals aggregating at least $35,000 per annum pursuant to which real or personal property is held under lease by Shared Technologies or any of its subsidiaries, and true and complete copies of each lease pursuant to which Shared Technologies or any of its subsidiaries leases real or personal property to others. A true and complete list of all such leases is set forth in Section 5.12 of the Disclosure Statement. All of the leases so listed are valid and subsisting and in full force and effect and are subject to no default with respect to Shared Technologies or its subsidiaries, as the case may be, and, to Shared Technologies' knowledge, are in full force and effect and subject to no default with respect to any other party thereto, and the leased real property is in good and satisfactory condition.

          5.13 Contracts and Commitments.  Other than as disclosed in
          Section 5.13 of the Disclosure Statement, no existing contract or commitment contains an agreement with respect to any change of control that would be triggered by the Merger. Other than as set forth in Section 5.13 of the Disclosure Statement, neither this Agreement, the Merger nor the other transactions contemplated hereby will result in any outstanding loans or borrowings by Shared Technologies or any subsidiary of Shared Technologies becoming due, going into default or giving the lenders or other holders of debt instruments the right to require Shared






          Technologies or any of its subsidiaries to repay all or a portion of such loans or borrowings.

          5.14 Labor Matters. Each of Shared Technologies and its subsidiaries is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither Shared Technologies nor any of its subsidiaries is engaged in any unfair labor practice. There is no labor strike, slowdown or stoppage pending (or, to the best knowledge of Shared Technologies, any labor strike or stoppage threatened) against or affecting Shared Technologies or any of its subsidiaries. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of Shared Technologies or any of its subsidiaries who are not currently organized.

          5.15 Compliance with Law. Except for matters set forth in the Disclosure Statement, neither Shared Technologies nor any of its subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to its business or operations, except where any such violation or failure to comply would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect; the conduct of the business of Shared Technologies and its subsidiaries is in conformity with all foreign, federal, state and local energy, public utility and health requirements, and all other foreign, federal, state and local governmental and regulatory requirements, except where such nonconformities would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect. Shared Technologies and its subsidiaries have all permits, licenses and franchises from governmental agencies required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect.

          5.16 Board Recommendation. The Board of Directors of Shared Technologies has, by a majority vote at a meeting of such Board duly held on, or by written consent of such Board dated, November 9, 1995, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, determined that the Merger is fair to the holders of shares of Shared Technologies Common Stock and recommended that the holders of such shares of Common Stock approve and adopt this Agreement, the Merger and the other transactions contemplated hereby.

          5.17 Employment and Labor Contracts. Neither Shared Technologies nor any of its subsidiaries is a party to any employment,






          management services, consultation or other similar contract with any past or present officer, director, employee or other person or, to the best of Shared Technologies' knowledge, any entity affiliated with any past or present officer, director or employee or other person other than those set forth in Section 5.17 of the Disclosure Statement and other than those which (x) have a term of less than one year and (y) involve payments of less than $30,000 per year, in each case true and complete copies of which contracts have been delivered to Fairchild, and other than the agreements executed by employees generally, the forms of which have been delivered to Fairchild.

          5.18 Patents and Trademarks. Shared Technologies and its subsidiaries own or have the right to use all patents, patent applications, trademarks, trademark applications, trade names, inventions, processes, know-how and trade secrets necessary to the conduct of their respective businesses, except for those which the failure to own or have the right to use would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect ("Proprietary Rights"). All issued patents and trademark registrations and pending patent and trademark applications of the Proprietary Rights have previously been delivered to Fairchild. No rights or licenses to use Proprietary Rights have been granted by Shared Technologies or its subsidiaries except those listed in Section 5.18 of the Disclosure Statement; and no contrary assertion has been made to Shared Technologies or any of its subsidiaries or notice of conflict with any asserted right of others has been given by any person except those which, even if correct, would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect. Shared Technologies has not given notice of any asserted claim or conflict to a third party with respect to Shared Technologies' Proprietary Rights. True and complete copies of all material license agreements under which Shared Technologies or any of its subsidiaries is a licensor or licensee have been delivered to Fairchild.

          5.19 Taxes. "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, duties, levies, charges and assessments of any nature, including social security payments and deductibles relating to wages, salaries and benefits and payments to subcontractors (to the extent required under applicable Tax law), and also including all interest, penalties and additions imposed with respect to such amounts. Except as set forth in
          Section 5.19 of the Disclosure Statement: (i) Shared Technologies and its subsidiaries have prepared and timely filed or will timely file with the appropriate governmental agencies all franchise, income and all other material Tax returns and reports required to be filed for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Shared Technologies and/or its subsidiaries; (ii) all material Taxes of Shared Technologies and its subsidiaries in respect of the pre-Merger period have been paid in full to the proper authorities, other than such Taxes as are being contested in good faith by appropriate proceedings and/or are adequately reserved for in accordance with generally accepted accounting principles;
          (iii) all deficiencies resulting from Tax examinations of federal, state and foreign income, sales and franchise and all other material Tax returns filed by Shared Technologies and its subsidiaries have either been paid or are being contested in good faith by appropriate proceedings; (iv) to the best knowledge of Shared Technologies, no deficiency has been asserted or assessed against Shared Technologies or any of its subsidiaries, and no examination of Shared Technologies or any of its subsidiaries is pending or threatened for any material amount of Tax by any taxing authority; (v) no extension of the period for assessment or collection of any material Tax is currently in effect and no extension of time within which to file any material Tax return has been requested, which Tax return has not since been filed;
          (vi) no material Tax liens have been filed with respect to any Taxes; (vii) Shared Technologies and each of its subsidiaries will not make any voluntary adjustment by reason of a change in their accounting methods for any pre-Merger period that would affect the taxable income or deductions of Shared Technologies or any of its subsidiaries for any period ending after the Effective Date; (viii) Shared Technologies and its subsidiaries have made timely payments of the Taxes required to be deducted and withheld from the wages paid to their employees; (ix) the Tax Sharing Agreement under which Shared Technologies or any subsidiary will have any obligation or liability on or after the Effective Date is attached as Exhibit E; (x) Shared Technologies has foreign losses as defined in Section 904(f)(2) of the Code listed in
          Section 5.19 of the Disclosure Statement; (xi) Shared Technologies and its subsidiaries have unused foreign tax credits set forth in Section 5.19 of the Disclosure Statement; and
          (xii) to the best knowledge of Shared Technologies, there are no transfer pricing agreements made with any taxation authority involving Shared Technologies and its subsidiaries.

          5.20 Employee Benefit Plans; ERISA.

          (a) Except as set forth in Section 5.20 of the Disclosure Statement, there are no "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covering employees employed in the United States, maintained or contributed to by Shared Technologies or any of its subsidiaries, or to which Shared Technologies or any of its subsidiaries contributes or is obligated to make payments thereunder or otherwise may have any liability ("Pension Benefits Plans").






           (b) Shared Technologies has furnished Fairchild with a true and complete schedule of all "welfare benefit plans" (as defined in Section 3(1) of ERISA) covering employees employed in the United States, maintained or contributed to by Shared Technologies or any of its subsidiaries ("Welfare Plans"), all multiemployer plans as defined in Section 3(37) of ERISA covering employees employed in the United States to which Shared Technologies or any of its subsidiaries is required to make contributions or otherwise may have any liability, and, to the extent covering employees employed in the United States, all stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance and vacation plans maintained or contributed to by Shared Technologies or a subsidiary.

          (c) Shared Technologies and each of its subsidiaries, and each of the Pension Benefit Plans and Welfare Plans, are in compliance with the applicable provisions of ERISA (the "Code") and other applicable laws except where the failure to comply would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect.

          (d) All contributions to, and payments from, the Pension Benefit Plans which are required to have been made in accordance with the Pension Benefit Plans and, when applicable, Section 302 of ERISA or Section 412 of the Code have been timely made except where the failure to make such contributions or payments on a timely basis would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect. All contributions required to have been made in accordance with Section 302 of ERISA or
          Section 412 of the Code to any employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained by an ERISA Affiliate of Shared Technologies or any of its subsidiaries have been timely made except where the failure to make such contributions on a timely basis would not individually or in the aggregate have a Shared Technologies Material Adverse Effect.
          For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code of which Shared Technologies or a subsidiary is a member.

          (e) The Pension Benefit Plans intended to qualify under
          Section 401 of the Code are so qualified and have been determined by the Internal Revenue Service ("IRS") to be so qualified and nothing has occurred with respect to the operation of such Pension Benefit Plans which would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. Such plans have been or will be, on a timely basis, (i) amended to comply with changes to the Code made by the Tax Reform Act of 1986, the






          Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, and other applicable legislative, regulatory or administrative requirements; and (ii) submitted to the Internal Revenue Service for a determination of their tax qualification, as so amended; and no such amendment will adversely affect the qualification of such plans.

          (f) Each Welfare Plan that is intended to qualify for exclusion of benefits thereunder from the income of participants or for any other tax-favored treatment under any provisions of the Code (including, without limitation, Sections 79, 105, 106, 125 or 129 of the Code) is and has been maintained in compliance with all pertinent provisions of the Code and Treasury Regulations thereunder.

          (g) Except as disclosed in Shared Technologies' Form 10-K for the fiscal year ended December 31, 1994, there are (i) no investigations pending, to the best knowledge of Shared Technologies, by any governmental entity involving the Pension Benefit Plans or Welfare Plans, (ii) no termination proceedings involving the Pension Benefit Plans and (iii) no pending or, to the best of Shared Technologies' knowledge, threatened claims (other than routine claims for benefits), suits or proceedings against any Pension Benefit or Welfare Plan, against the assets of any of the trusts under any Pension Benefit or Welfare Plan or against any fiduciary of any Pension Benefit or Welfare Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any Pension Benefit or Welfare Plan or against the assets of any trust under such plan, which would, in the case of clause (i), (ii) or (iii) of this paragraph (f), give rise to any liability which would, individually or in the aggregate, have a Shared Technologies Material Adverse Effect, nor, to the best of Shared Technologies' knowledge, are there any facts which would give rise to any liability which would, individually or in the aggregate, have a Shared Technologies Material Adverse Effect in the event of any such investigation, claim, suit or proceeding.

          (h) None of Shared Technologies, any of its subsidiaries or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Pension Benefit Plans or Welfare Plans, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which would be reasonably likely to result in a tax or penalty on Shared Technologies or any of its subsidiaries under Section 4975 of the Code or Section 502(i) of ERISA which would, individually or in the aggregate, have a Shared Technologies Material Adverse Effect.






          (i) Neither the Pension Benefit Plans subject to Title IV of ERISA nor any trust created thereunder has been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect to either thereof which would, individually or in the aggregate, have a Shared Technologies Material Adverse Effect nor has there been any event with respect to any Pension Benefit Plan requiring disclosure under Section 4063(a) of ERISA or any event with respect to any Pension Benefit Plan requiring disclosure under Section 4041(c)(3)(C) of ERISA which would, individually or in the aggregate, have a Shared Technologies Material Adverse Effect.

          (j) Neither Shared Technologies nor any subsidiary of Shared Technologies has incurred any currently outstanding liability to the Pension Benefit Guaranty Corporation (the "PBGC") or to a trustee appointed under Section 4042(b) or (c) of ERISA other than for the payment of premiums, all of which have been paid when due. No Pension Benefit Plan has applied for, or received, a waiver of the minimum funding standards imposed by Section 412 of the Code. The information supplied to the actuary by Shared Technologies or any of its subsidiaries for use in preparing the most recent actuarial report for Pension Benefit Plans is complete and accurate in all material respects.

          (k) Neither Shared Technologies, any of its subsidiaries nor any of their ERISA Affiliates has any liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of Section 3(37) of ERISA, covering employees employed in the United States.

          (l) Except as disclosed in Section 5.20 of the Disclosure Statement, with respect to each of the Pension Benefit and Welfare Plans, true, correct and complete copies of the following documents have been delivered to Fairchild: (i) the current plans and related trust documents, including amendments thereto,
          (ii) any current summary plan descriptions, (iii) the most recent Forms 5500, financial statements and actuarial reports, if applicable, (iv) the most recent IRS determination letter, if applicable; and (v) if any application for an IRS determination letter is pending, copies of all such applications for determination including attachments, exhibits and schedules thereto.

          (m)Neither Shared Technologies, any of its subsidiaries, any organization to which Shared Technologies is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, nor any of their ERISA Affiliates has engaged in any transaction, within the meaning of Section 4069(a) of ERISA, the liability for which would, individually or in the aggregate, have a Shared Technologies Material Adverse Effect.







          (n) Except as disclosed in Section 5.20 of the Disclosure Statement, none of the Welfare Plans maintained by Shared Technologies or any of its subsidiaries are retiree life or retiree health insurance plans which provide for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or except at the expense of the participant or the participant's beneficiary. Shared Technologies and each of its subsidiaries which maintain a "group health plan" within the meaning of Section 5000(b)(1) of the Code have complied with the notice and continuation requirements of
          Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder except where the failure to comply would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect.

          (o) No liability under any Pension Benefit or Welfare Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which Shared Technologies or any of its subsidiaries has received notice that such insurance company is in rehabilitation.

          (p) Except pursuant to the agreements listed in Section 5.20 of the Disclosure Statement, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of Shared Technologies or any of its subsidiaries.

          (q) Shared Technologies has disclosed to Fairchild in
          Section 5.20 of the Disclosure Statement each material Foreign Plan to the extent the benefits provided thereunder are not mandated by the laws of the applicable foreign jurisdiction. Shared Technologies and each of its subsidiaries and each of the Foreign Plans are in compliance with applicable laws and all required contributions have been made to the Foreign Plans, except where the failure to comply or make contributions would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect. For purposes hereof, the term "Foreign Plan" shall mean any plan, with respect to benefits voluntarily provided by Shared Technologies or any subsidiary with respect to employees of any of them employed outside the United States.

          5.21 Environmental Matters.

          (a) Except as set forth in Section 5.21 of the Disclosure
          Statement:






          (i) each of Shared Technologies and its subsidiaries, and the properties and assets owned by them, and to the actual knowledge of Shared Technologies, all properties operated, leased, managed or used by Shared Technologies and its subsidiaries are in compliance with all applicable Environmental Laws except where the failure to be in compliance would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect;

           (ii) there is no Environmental Claim that is (1) pending or threatened against Shared Technologies or any of its subsidiaries or (2) pending or threatened against any person or entity or any assets owned by Shared Technologies or its subsidiaries whose liability for such Environmental Claim has been retained or assumed by contract or otherwise by Shared Technologies or any of its subsidiaries or can be imputed or attributed by law to Shared Technologies or any of its subsidiaries, the effect of any of which would, individually or in the aggregate, have a Shared Technologies Material Adverse Effect;

          (iii) there are no past or present actions, activities, circumstances, conditions, events or incidents arising out of, based upon, resulting from or relating to the ownership, operation or use of any property or assets currently or formerly owned, operated or used by Shared Technologies or any of its subsidiaries (or any predecessor in interest of any of them), including, without limitation, the generation, storage, treatment or transportation of any Hazardous Materials, or the emission, discharge, disposal or other Release or threatened Release of any Hazardous Materials into the Environment which is presently expected to result in an Environmental Claim;

          (iv) no lien has been recorded under any Environmental Law with respect to any material property, facility or asset owned by Shared Technologies or any of its subsidiaries; and to the actual knowledge of Shared Technologies, no lien has been recorded under any Environmental Law with respect to any material property, facility or asset, operated, leased or managed or used by Shared Technologies or its subsidiaries and relating to or resulting from Shared Technologies or its subsidiaries operations, lease, management or use for which Shared Technologies or its subsidiaries may be legally responsible;

          (v) neither Shared Technologies nor any of its subsidiaries has received notice that it has been identified as a potentially responsible party or any request for information under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), or any comparable state law nor has Shared Technologies or any of its subsidiaries received any notification that any Hazardous Materials that it or any of their respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of, or arranged for transport for treatment or disposal of, or arranged for disposal or treatment of, has been found at any site at which any person is conducting or plans to conduct an investigation or other action pursuant to any Environmental Law;

          (vi) to the actual knowledge of Shared Technologies, there has been no Release of Hazardous Materials at, on, upon, under, from or into any real property in the vicinity of any property currently or formerly owned by Shared Technologies or any of its subsidiaries that, through soil, air, surface water or ground-water migration or contamination, has become located on, in or under such properties and, to the actual knowledge of Shared Technologies, there has been no release of Hazardous Materials at, on, upon, under or from any property currently or formerly operated, leased, managed or used by Shared Technologies or any of its subsidiaries that through soil, air, surface water or groundwater migration or contamination has become located on, in or under such properties as resulting from or relating to Shared Technologies or any of its subsidiaries operations, lease, management or use thereof of for which Shared Technologies and any of its subsidiaries may be legally responsible;

          (vii) no asbestos or asbestos containing material or any polychlorinated biphenyls are contained within products presently manufactured and, to the best knowledge of Shared Technologies manufactured at any time by Shared Technologies or any of its subsidiaries and, to the actual knowledge of Shared Technologies there is no asbestos or asbestos containing material or any polychlorinated biphenyl in, on or at any property or any facility or equipment owned, operated, leased, managed or used by Shared Technologies or any of its subsidiaries;

          (viii) no property owned by Shared Technologies or any of its subsidiaries and to the actual knowledge of Shared Technologies, no property operated, leased, managed or used by Shared Technologies and any of its subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list published by any governmental authority;

          (ix) no underground storage tank or related piping is located at, under or on any property owned by Shared Technologies or any of its subsidiaries or to the actual knowledge of Shared
          Technologies, any property operated, leased, managed or used by Shared Technologies, nor to the actual knowledge of Shared Technologies, has any such tank or piping been removed or decommissioned from or at such property;






          (x) all environmental investigations, studies, audits, assessments or reviews conducted of which Shared Technologies has actual knowledge in relation to the current or prior business or assets owned, operated, leased, managed or used of Shared Technologies or any of its subsidiaries or any real property, assets or facility now or previously owned, operated, leased, managed or used by Shared Technologies or any of its subsidiaries have been delivered to Fairchild; and

          (xi)each of Shared Technologies and its subsidiaries has obtained all permits, licenses and other authorizations ("Authorizations") required under any Environmental Law with respect to the operation of its assets and business and its use, ownership and operation of any real property, and each such Authorization is in full force and effect.

          (b)For purposes of Section 5.21(a):

          (i)"Actual Knowledge of Shared Technologies" means the actual knowledge of individuals at the corporate management level of Shared Technologies and its subsidiaries.

          (ii)"Environment" means any surface water, ground water, drinking water supply, land surface or subsurface strata, ambient air and including, without limitation, any indoor location;

          (iii)"Environmental Claim" means any notice or claim by any person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental costs, or harm, injuries or damages to any person, property or natural resources, and any fines or penalties) arising out of, based upon, resulting from or relating to (1) the emission, discharge, disposal or other release or threatened release in or into the Environment of any Hazardous Materials or (2) circumstances forming the basis of any violation, or alleged violation, of any applicable Environmental Law;

          (iv)"Environmental Laws" means all federal, state, and local laws, codes, and regulations relating to pollution, the protection of human health, the protection of the Environment or the emission, discharge, disposal or other release or threatened release of Hazardous Materials in or into the Environment;

          (v)"Hazardous Materials" means pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes, and includes, without limitation, asbestos or asbestos-containing materials, PCBs and petroleum, oil or petroleum or oil products, derivatives or constituents; and






          (vi)"Release" means any past or present spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the Environment or within structures (including the abandonment or discarding of barrels, containers or other closed receptacles containing any Hazardous Materials).

          5.22 Disclosure. No representation or warranty by Shared Technologies herein, or in any certificate furnished by or on behalf of Shared Technologies to Fairchild in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

          5.23 Absence of Undisclosed Liabilities. Neither Shared Technologies nor any of its subsidiaries has any liabilities or obligations (including without limitation any liabilities or obligations related to Shared Technologies Cellular, Inc.) of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments, except the liabilities recorded on the Balance Sheet and the notes thereto, and except for liabilities or obligations incurred in the ordinary course of business and consistent with past practice since December 31, 1994 that would not individually or in the aggregate have a Shared Technologies Material Adverse Effect.

          5.24 Finders or Brokers. Except as set forth in Section 5.24 of the Disclosure Statement, none of Shared Technologies, the subsidiaries of Shared Technologies, the Board of Directors or any member of the Board of Directors has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with the Merger, and Section 5.24 of the Disclosure Statement sets forth the maximum consideration (present and future) agreed to be paid to each such party.

          5.25 State Antitakeover Statutes.   Shared Technologies has
          granted all approvals and taken all other steps necessary to exempt the Merger and the other transactions contemplated hereby from the requirements and provisions of Section 203 of the DGCL and any other applicable state antitakeover statute or regulation such that none of the provisions of such Section 203 or any other "business combination," "moratorium," "control share" or other state antitakeover statute or regulation (x) prohibits or restricts Shared Technologies' ability to perform its obligations under this Agreement or its ability to consummate the Merger and the other transactions contemplated hereby, (y) would have the effect of invalidating or voiding this Agreement any provision hereof, or (z) would subject Fairchild to any material impediment or condition in connection with the exercise of any of its rights under this Agreement.


          ARTICLE VI

          REPRESENTATIONS AND WARRANTIES OF TFC, RHI AND FAIRCHILD

          Each of TFC, RHI and Fairchild represents and warrants to Shared Technologies that:

          6.1 Organization and Qualification. Each of Fairchild and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Fairchild and its subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, operations, condition (financial or otherwise) or prospects of Fairchild and its subsidiaries taken as a whole (a "Fairchild Material Adverse Effect"). Neither Fairchild nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation (or other applicable charter document) or By-Laws. Fairchild has delivered to Shared Technologies accurate and complete copies of the Certificate of Incorporation (or other applicable charter document) and By-Laws, as currently in effect, of each of Fairchild and its subsidiaries.

          6.2 Capital Stock of Subsidiaries. The only direct or indirect subsidiaries of Fairchild are those listed in Section 6.2 of the Disclosure Statement previously delivered by Fairchild to Shared Technologies (the "Disclosure Statement"). Fairchild is directly or indirectly the record (except for directors' qualifying shares) and beneficial owner (including all qualifying shares owned by directors of such subsidiaries as reflected in
          Section 6.2 of the Disclosure Statement) of all of the outstanding shares of capital stock of each of its subsidiaries, there are no proxies with respect to such shares, and no equity securities of any of such subsidiaries are or may be required to be issued by reason of any options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any such subsidiary is bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. Other than as set forth in Section 6.2 of the Disclosure Statement, all of such shares so owned by Fairchild are validly issued, fully paid and nonassessable and are owned by it free and clear of any claim, lien or encumbrance of any kind with respect thereto. Except as disclosed in Section 6.2 of the Disclosure Statement, Fairchild does not directly or indirectly own any interest in any corporation, partnership, joint venture or other business association or entity.

          6.3 Capitalization. The authorized capital stock of Fairchild consists of 1,400 shares of Common Stock, par value $100.00 per share, and 3,000,000 shares of Preferred Stock, without par value. As of the date hereof, 1,400 shares of Common Stock are issued and outstanding (all of which are owned by RHI), 424,701 shares of Series A Preferred Stock are issued and outstanding, 2,278 shares of Series B Preferred Stock are issued and outstanding (which will be extinguished immediately prior to the Effective Time) and 558,360 shares of Series C Preferred Stock are issued and outstanding. All of such issued and outstanding shares are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above, there are not now, and at the Effective Time, there will not be, any shares of capital stock of Fairchild issued or outstanding or any subscriptions, options, warrants, calls, claims, rights (including without limitation any stock appreciation or similar rights), convertible securities or other agreements or commitments of any character obligating Fairchild to issue, transfer or sell any of its securities.

          6.4 Authority Relative to This Agreement. Each of TFC and RHI is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of TFC, RHI and Fairchild has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of each of TFC (which owns all of the outstanding common stock of RHI), RHI and Fairchild and no other corporate proceedings on the part of TFC, RHI or Fairchild are necessary to authorize this Agreement or to consummate the Merger or other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of TFC (which owns all of the outstanding common stock of RHI), RHI and Fairchild and, assuming the due authorization, execution and delivery hereof by Shared Technologies, constitutes a valid and binding agreement of each of TFC, RHI and Fairchild, enforceable against each of TFC, RHI and Fairchild in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

          6.5  No Violations, etc.

          (a) Assuming that all filings, permits, authorizations, consents and approvals or waivers thereof have been duly made or obtained as contemplated by Section 6.5(b) hereof, neither the execution and delivery of this Agreement by TFC, RHI or Fairchild nor the consummation of the Merger or other transactions contemplated hereby nor compliance by Fairchild with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of TFC, RHI or Fairchild or any of their respective subsidiaries under, any of the terms, conditions or provisions of (x) their respective charters or by-laws,
          (y) except as set forth in Section 6.5 of the Disclosure Statement, any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation, to which TFC, RHI or Fairchild or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to TFC, RHI or Fairchild or any of their respective subsidiaries or any of their respective properties or assets, except, in the case of clauses
          (i)(z) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, suspensions, accelerations, rights of termination or acceleration or creations of liens, security interests, charges or encumbrances which would not, individually or in the aggregate, either have a Fairchild Material Adverse Effect or materially impair Fairchild's ability to consummate the Merger or other transactions contemplated hereby.

          (b) No filing or registration with, notification to and no permit, authorization, consent or approval of any governmental entity is required by TFC, RHI or Fairchild or any of their respective subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Fairchild of the Merger or other transactions contemplated hereby, except
          (i) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended






          (the "HSR Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware,
          (iii) filings with applicable state public utility commissions, and (iv) such other filings, registrations, notifications, permits, authorizations, consents or approvals the failure of which to be obtained, made or given would not, individually or in the aggregate, either have a Fairchild Material Adverse Effect or materially impair Fairchild's ability to consummate the Merger or other transactions contemplated hereby.

          (c) As of the date hereof, Fairchild and its subsidiaries are not in violation of or default under (x) their respective charter or bylaws, and (y) except as set forth in Sections 6.5 and 6.9 of the Disclosure Statement, any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation to which Fairchild or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, except, in the case of clauses (y) and (z) above, for such violations or defaults which would not, individually or in the aggregate, either have a Fairchild Material Adverse Effect or materially impair Fairchild's ability to consummate the Merger or other transactions contemplated hereby.

          6.6 Commission Filings; Financial Statements.

          (a) Fairchild has filed all required forms, reports and documents during the past three years (collectively, the "SEC Reports") with the Securities and Exchange Commission (the "SEC"), all of which complied when filed in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). As of their respective dates the SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of Fairchild and its subsidiaries included or incorporated by reference in such SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly presented the consolidated financial position of Fairchild and its subsidiaries (before giving effect to the Fairchild Reorganization) as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

          (b) Fairchild will deliver to Shared Technologies as soon as they become available true and complete copies of any report or statement mailed by it to its securityholders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by Shared Technologies, as to which Fairchild makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. The audited consolidated financial statements and unaudited consolidated interim financial statements of Fairchild and its subsidiaries to be included or incorporated by reference in such reports and statements (excluding any information therein provided by Shared Technologies, as to which Fairchild makes no representation) will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and will fairly present the consolidated financial position of Fairchild and its subsidiaries (before giving effect to the Fairchild Reorganization unless otherwise specified therein) as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

          (c) Fairchild has delivered to Shared Technologies audited financial statements for the three years ended June 30, 1995 (the "Fairchild Financial Statements") which were prepared in accordance with generally accepted accounting principles applied on a consistent basis and which fairly present the consolidated financial position, results of operations and cash flows of Fairchild and its subsidiaries as if the Fairchild Reorganization had occurred at the beginning of such three-year period. In addition, Fairchild has delivered to Shared Technologies an unaudited pro forma balance sheet of each of D-M-E Inc., Fairchild Fasteners Inc. and RHI as of June 30, 1995 which was prepared in accordance with generally accepted accounting principles applied on a consistent basis and which fairly presents the consolidated financial position of such entities if the Fairchild Reorganization had occurred at such date.






          (d) Fairchild will deliver to Shared Technologies within 45 days of the end of each fiscal quarter subsequent to the date hereof and prior to the Effective Time unaudited consolidated interim financial statements for such quarter prepared in accordance with generally accepted accounting principles on the same basis as the Fairchild Financial Statements were prepared.

          6.7 Absence of Changes or Events. Except as set forth in Fairchild's Form 10-K for the fiscal year ended June 30, 1995, as filed with the SEC, since June 30, 1995:

          (a) there has been no material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, business, operations, condition (financial or otherwise) or prospects of Fairchild and its subsidiaries taken as a whole; (it being understood that no such material adverse change shall be deemed to have occurred with respect to Fairchild and VSI, taken as a whole, if the pro forma consolidated net worth of Fairchild, as evidenced by a pro forma closing date balance sheet to be delivered to Shared Technologies on the Effective Date, is at least $80,000,000);

          (b) except as contemplated by Schedule 9.1 and except for dividends by Fairchild to RHI in an amount not exceeding capital contributions made to Fairchild by RHI since June 30, 1995 plus $4,000,000, there has not been any direct or indirect redemption, purchase or other acquisition of any shares of capital stock of Fairchild or any of its subsidiaries, or any declaration, setting aside or payment of any dividend or other distribution by Fairchild or any of its subsidiaries in respect of their capital stock;

          (c) except in the ordinary course of its business and consistent with past practice neither Fairchild nor any of its subsidiaries has incurred any indebtedness for borrowed money, or assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, or made any loans or advances to any other individual, firm or corporation;

          (d) there has not been any change in accounting methods, principles or practices of Fairchild or its subsidiaries;

          (e) except in the ordinary course of business and for amounts which are not material, there has not been any revaluation by Fairchild or any of its subsidiaries of any of their respective assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivables;

          (f) there has not been any damage, destruction or loss, whether covered by insurance or not, except for such as would not,






          individually or in the aggregate, have a Fairchild Material Adverse Effect; and

          (g) there has not been any agreement by Fairchild or any of its subsidiaries to (i) do any of the things described in the preceding clauses (a) through (f) other than as expressly contemplated or provided for in this Agreement or (ii) take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Article VI untrue or incorrect.

          6.8 Proxy Statement. None of the information supplied by Fairchild or any of its subsidiaries for inclusion in the proxy statement to be sent to the shareholders of Shared Technologies in connection with the Special Meeting (as hereinafter defined), including all amendments and supplements thereto (the "Proxy Statement"), shall on the date the Proxy Statement is first mailed to shareholders, and at the time of the Special Meeting or at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Meeting which has become false or misleading. None of the information to be filed by Fairchild and Shared Technologies with the SEC in connection with the Merger or in any other documents to be filed with the SEC or any other regulatory or governmental agency or authority in connection with the transactions contemplated hereby, including any amendments thereto (the "Other Documents"), insofar as such information was provided or supplied by Fairchild or any of its subsidiaries, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement shall comply in all material respects with the requirements of the Exchange Act.

          6.9 Litigation. Except as set forth in Section 6.9 of the Disclosure Statement, there is no (i) claim, action, suit or proceeding pending or, to the best knowledge of TFC, RHI, Fairchild or any of their subsidiaries, threatened against or relating to Fairchild or any of its subsidiaries before any court or governmental or regulatory authority or body or arbitration tribunal, or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which Fairchild, any subsidiary of Fairchild or any of their respective assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either have a Fairchild Material Adverse Effect or materially impair Fairchild's ability to consummate the Merger or other transactions contemplated hereby.

          6.10 Insurance. Section 6.10 of the Disclosure Statement lists all insurance policies in force on the date hereof covering the businesses, properties and assets of Fairchild and its subsidiaries, and all such policies are currently in effect.
          True and complete copies of all such policies have been delivered to Shared Technologies. Except as set forth in Section 6.10 of the Disclosure Statement, Fairchild has not received notice of the cancellation of any such insurance policy.

          6.11 Title to and Condition of Properties. Except as set forth in
          Section 6.11 of the Disclosure Statement, Fairchild and its subsidiaries have good title to all of the real property and own outright all of the personal property (except for leased property or assets) which is reflected on Fairchild's and its subsidiaries' June 30, 1995 audited consolidated balance sheet contained in the Fairchild Financial Statements (the "Balance Sheet") except for property since sold or otherwise disposed of in the ordinary course of business and consistent with past practice. Except as set forth in Sections 6.9 and 6.11 of the Disclosure Statement, no such real or personal property is subject to claims, liens or encumbrances, whether by mortgage, pledge, lien, conditional sale agreement, charge or otherwise, except for those which would not, individually or in the aggregate, have a Fairchild Material Adverse Effect.
          Section 6.11 of the Disclosure Statement contains a true and complete list of all real properties owned by Fairchild and its subsidiaries.

          6.12 Leases. There has been made available to Shared Technologies true and complete copies of each lease requiring the payment of rentals aggregating at least $35,000 per annum pursuant to which real or personal property is held under lease by Fairchild or any of its subsidiaries, and true and complete copies of each lease pursuant to which Fairchild or any of its subsidiaries leases real or personal property to others. A true and complete list of all such leases is set forth in Section 6.12 of the Disclosure Statement. All of the leases so listed are valid and subsisting and in full force and effect and subject to no default with respect to Fairchild or its subsidiaries, as the case may be, and, to Fairchild's knowledge, are in full force and effect and subject to no default and subject to no default with respect to any other party thereto, and the leased real property is in good and satisfactory condition.

          6.13 Contracts and Commitments. Other than as disclosed in
          Section 6.13 of the Disclosure Statement, no existing contract or commitment contains an agreement with respect to any change of control that would be triggered as a result of the Merger. Other than as set forth in Section 6.13 of the Disclosure Statement, neither this Agreement, the Merger nor the other transactions contemplated hereby will result in any outstanding loans or borrowings by Fairchild or any subsidiary of Fairchild becoming due, going into default or giving the lenders or other holders of debt instruments the right to require Fairchild or any of its subsidiaries to repay all or a portion of such loans or borrowings.

          6.14 Labor Matters. Each of Fairchild and its subsidiaries is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither Fairchild nor any of its subsidiaries is engaged in any unfair labor practice. There is no labor strike, slowdown or stoppage pending (or, to the best knowledge of Fairchild, any labor strike or stoppage threatened) against or affecting Fairchild or any of its subsidiaries. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of Fairchild or any of its subsidiaries who are not currently organized.

          6.15 Compliance with Law. Except for matters set forth in the Disclosure Statement, neither Fairchild nor any of its subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to its business or operations, except where any such violation or failure to comply would not, individually or in the aggregate, have a Fairchild Material Adverse Effect; the conduct of the business of Fairchild and its subsidiaries is in conformity with all foreign, federal, state and local energy, public utility and health requirements, and all other foreign, federal, state and local governmental and regulatory requirements, except where such nonconformities would not, individually or in the aggregate, have a Fairchild Material Adverse Effect. Fairchild and its subsidiaries have all permits, licenses and franchises from governmental agencies required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, have a Fairchild Material Adverse Effect.

          6.16 Board Recommendation. The Board of Directors of Fairchild has, by a unanimous vote at a meeting of such Board duly held on, or by unanimous written consent of such Board dated, November 9, 1995, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby.






          6.17 Employment and Labor Contracts. Neither Fairchild nor any of its subsidiaries is a party to any employment, management services, consultation or other similar contract with any past or present officer, director, employee or other person or, to the best of Fairchild's knowledge, any entity affiliated with any past or present officer, director or employee or other person other than those set forth in Section 6.17 of the Disclosure Statement and other than those which (x) have a term of less than one year and (y) involve payments of less than $30,000 per year, in each case true and complete copies of which contracts have been delivered to Shared Technologies, and other than the agreements executed by employees generally, the forms of which have been delivered to Shared Technologies.

          6.18 Patents and Trademarks. Fairchild and its subsidiaries own or have the right to use all patents, patent applications, trademarks, trademark applications, trade names, inventions, processes, know-how and trade secrets necessary to the conduct of their respective businesses, except for those which the failure to own or have the right to use would not, individually or in the aggregate, have a Fairchild Material Adverse Effect ("Proprietary Rights"). All issued patents and trademark registrations and pending patent and trademark applications of the Proprietary Rights have previously been delivered to Shared Technologies. No rights or licenses to use Proprietary Rights have been granted by Fairchild or its subsidiaries except those listed in Section 6.18 of the Disclosure Statement; and no contrary assertion has been made to Fairchild or any of its subsidiaries or notice of conflict with any asserted right of others has been given by any person except those which, even if correct, would not, individually or in the aggregate, have a Fairchild Material Adverse Effect. Fairchild has not given notice of any asserted claim or conflict to a third party with respect to Fairchild's Proprietary Rights. True and complete copies of all material license agreements under which Fairchild or any of its subsidiaries is a licensor or licensee have been delivered to Shared Technologies.

          6.19 Taxes. "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, duties, levies, charges and assessments of any nature, including social security payments and deductibles relating to wages, salaries and benefits and payments to subcontractors (to the extent required under applicable Tax law), and also including all interest, penalties and additions imposed with respect to such amounts. Except as set forth in Sections 6.9 and 6.19 of the Disclosure Statement: (i) Fairchild and its subsidiaries have prepared and timely filed or will timely file with the appropriate governmental agencies all franchise, income and all other material Tax returns and reports required to be filed for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Fairchild and/or its subsidiaries; (ii) all material Taxes of Fairchild and its subsidiaries in respect of the pre-Merger period have been paid in full to the proper authorities, other than such Taxes as are being contested in good faith by appropriate proceedings and/or are adequately reserved for in accordance with generally accepted accounting principles; (iii) all deficiencies resulting from Tax examinations of federal, state and foreign income, sales and franchise and all other material Tax returns filed by Fairchild and its subsidiaries have either been paid or are being contested in good faith by appropriate proceedings; (iv) to the best knowledge of Fairchild, no deficiency has been asserted or assessed against Fairchild or any of its subsidiaries, and no examination of Fairchild or any of its subsidiaries is pending or threatened for any material amount of Tax by any taxing authority; (v) no extension of the period for assessment or collection of any material Tax is currently in effect and no extension of time within which to file any material Tax return has been requested, which Tax return has not since been filed;
          (vi) no material Tax liens have been filed with respect to any Taxes; (vii) Fairchild and each of its subsidiaries will not make any voluntary adjustment by reason of a change in their accounting methods for any pre-Merger period that would affect the taxable income or deductions of Fairchild or any of its subsidiaries for any period ending after the Effective Date;
          (viii) Fairchild and its subsidiaries have made timely payments of the Taxes required to be deducted and withheld from the wages paid to their employees; (ix) the Tax Sharing Agreement under which Fairchild or any subsidiary will have any obligation or liability on or after the Effective Date is attached as Exhibit E; (x) Fairchild has foreign losses as defined in
          Section 904(f)(2) of the Code listed in Section 6.19 of the Disclosure Statement; (xi) Fairchild and its subsidiaries have unused foreign tax credits set forth in Section 6.19 of the Disclosure Statement; and (xii) to the best knowledge of Fairchild, there are no transfer pricing agreements made with any taxation authority involving Fairchild and its subsidiaries.

          6.20  Employee Benefit Plans; ERISA.

          (a) Except as set forth in Section 6.20 of the Disclosure Statement, there are no "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covering employees employed in the United States, maintained or contributed to by Fairchild or any of its subsidiaries, or to which Fairchild or any of its subsidiaries contributes or is obligated to make payments thereunder or otherwise may have any liability ("Pension Benefits Plans").






          (b) Fairchild has furnished Shared Technologies with a true and complete schedule of all "welfare benefit plans" (as defined in Section 3(1) of ERISA) covering employees employed in the United States, maintained or contributed to by Fairchild or any of its subsidiaries ("Welfare Plans"), all multiemployer plans as defined in Section 3(37) of ERISA covering employees employed in the United States to which Fairchild or any of its subsidiaries is required to make contributions or otherwise may have any liability, and, to the extent covering employees employed in the United States, all stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance and vacation plans maintained or contributed to by Fairchild or a subsidiary.

          (c) Fairchild and each of its subsidiaries, and each of the Pension Benefit Plans and Welfare Plans, are in compliance with the applicable provisions of ERISA and other applicable laws except where the failure to comply would not, individually or in the aggregate, have a Fairchild Material Adverse Effect.

          (d) All contributions to, and payments from, the Pension Benefit Plans which are required to have been made in accordance with the Pension Benefit Plans and, when applicable, Section 302 of ERISA or Section 412 of the Code have been timely made except where the failure to make such contributions or payments on a timely basis would not, individually or in the aggregate, have a Fairchild Material Adverse Effect. All contributions required to have been made in accordance with Section 302 of ERISA or Section 412 of the Code to any employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained by an ERISA Affiliate of Fairchild or any of its subsidiaries have been timely made except where the failure to make such contributions on a timely basis would not individually or in the aggregate have a Fairchild Material Adverse Effect. For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is a member of any group of persons described in
          Section 414(b), (c), (m) or (o) of the Code of which Fairchild or a subsidiary is a member.

          (e) The Pension Benefit Plans intended to qualify under
          Section 401 of the Code are so qualified and have been determined by the Internal Revenue Service ("IRS") to be so qualified and nothing has occurred with respect to the operation of such Pension Benefit Plans which would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. Such plans have been or will be, on a timely basis, (i) amended to comply with changes to the Code made by the Tax Reform Act of 1986, the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, and other applicable legislative, regulatory or administrative requirements; and (ii) submitted to the Internal Revenue Service for a determination of their tax qualification, as so amended; and no such amendment will adversely affect the qualification of such plans.

          (f) Each Welfare Plan that is intended to qualify for exclusion of benefits thereunder from the income of participants or for any other tax-favored treatment under any provisions of the Code (including, without limitation, Sections 79, 105, 106, 125, or 129 of the Code) is and has been maintained in compliance with all pertinent provisions of the Code and Treasury Regulations thereunder.

          (g) Except as disclosed in Fairchild's Form 10-K for the fiscal year ended June 30, 1995, there are (i) no investigations pending, to the best knowledge of Fairchild, by any governmental entity involving the Pension Benefit Plans or Welfare Plans,
          (ii) no termination proceedings involving the Pension Benefit Plans and (iii) no pending or, to the best of Fairchild's knowledge, threatened claims (other than routine claims for benefits), suits or proceedings against any Pension Benefit or Welfare Plan, against the assets of any of the trusts under any Pension Benefit or Welfare Plan or against any fiduciary of any Pension Benefit or Welfare Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any Pension Benefit or Welfare Plan or against the assets of any trust under such plan, which would, in the case of clause (i),
          (ii) or (iii) of this paragraph (f), give rise to any liability which would, individually or in the aggregate, have a Fairchild Material Adverse Effect, nor, to the best of Fairchild's knowledge, are there are any facts which would give rise to any liability which would, individually or in the aggregate, have a Fairchild Material Adverse Effect in the event of any such investigation, claim, suit or proceeding.

          (h) None of Fairchild, any of its subsidiaries or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Pension Benefit Plans or Welfare Plans, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which would be reasonably likely to result in a tax or penalty on Fairchild or any of its subsidiaries under Section 4975 of the Code or
          Section 502(i) of ERISA which would, individually or in the aggregate, have a Fairchild Material Adverse Effect.

          (I) Neither the Pension Benefit Plans subject to Title IV of ERISA nor any trust created thereunder has been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect to either thereof which would, individually or in the aggregate, have a Fairchild Material Adverse Effect nor has there been any event with respect to any Pension Benefit Plan requiring disclosure under Section 4063(a) of ERISA or any event with respect to any Pension Benefit Plan requiring disclosure under
          Section 4041(c)(3)(C) of ERISA which would, individually or in the aggregate, have a Fairchild Material Adverse Effect.

          (j) Neither Fairchild nor any subsidiary of Fairchild has incurred any currently outstanding liability to the Pension Benefit Guaranty Corporation (the "PBGC") or to a trustee appointed under Section 4042(b) or (c) of ERISA other than for the payment of premiums, all of which have been paid when due.
          No Pension Benefit Plan has applied for, or received, a waiver of the minimum funding standards imposed by Section 412 of the Code. The information supplied to the actuary by Fairchild or any of its subsidiaries for use in preparing the most recent actuarial report for Pension Benefit Plans is complete and accurate in all material respects.

          (k) Except as set forth in Section 6.20 of the Disclosure Statement, neither Fairchild, any of its subsidiaries nor any of their ERISA Affiliates has any liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of Section 3(37) of ERISA, covering employees employed in the United States.

          (l) Except as disclosed in Section 6.20 of the Disclosure Statement, with respect to each of the Pension Benefit and Welfare Plans, true, correct and complete copies of the following documents have been delivered to Shared Technologies: (i) the current plans and related trust documents, including amendments thereto, (ii) any current summary plan descriptions, (iii) the most recent Forms 5500, financial statements and actuarial reports, if applicable, (iv) the most recent IRS determination letter, if applicable; and (v) if any application for an IRS determination letter is pending, copies of all such applications for determination including attachments, exhibits and schedules thereto.

          (m) Neither Fairchild, any of its subsidiaries, any organization to which Fairchild is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, nor any of their ERISA Affiliates has engaged in any transaction, within the meaning of
          Section 4069(a) of ERISA, the liability for which would, individually or in the aggregate, have a Fairchild Material Adverse Effect.

          (n) Except as disclosed in Section 6.20 of the Disclosure Statement, none of the Welfare Plans maintained by Fairchild or any of its subsidiaries are retiree life or retiree health insurance plans which provide for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or except at the expense of the participant or the participant's beneficiary. Fairchild and each of its subsidiaries which maintain a "group health plan" within the meaning of Section 5000(b)(1) of the Code have complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder except where the failure to comply would not, individually or in the aggregate, have a Fairchild Material Adverse Effect.

          (o) No liability under any Pension Benefit or Welfare Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which Fairchild or any of its subsidiaries has received notice that such insurance company is in rehabilitation.

          (p) Except pursuant to the agreements listed in Section 6.20 of the Disclosure Statement, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of Fairchild or any of its subsidiaries.

          (q) Fairchild has disclosed to Shared Technologies in
          Section 6.20 of the Disclosure Statement each material Foreign Plan to the extent the benefits provided thereunder are not mandated by the laws of the applicable foreign jurisdiction. Fairchild and each of its subsidiaries and each of the Foreign Plans are in compliance with applicable laws and all required contributions have been made to the Foreign Plans, except where the failure to comply or make contributions would not, individually or in the aggregate, have a Fairchild Material Adverse Effect. For purposes hereof, the term "Foreign Plan" shall mean any plan with respect to benefits voluntarily provided by Fairchild or any subsidiary with respect to employees of any of them employed outside the United States.

          6.21 Environmental Matters.

          (a) Except as set forth in Section 6.21 of the Disclosure
          Statement:

         (i) each of Fairchild and its subsidiaries, and the properties and assets owned by them, and to the actual knowledge of Fairchild, all properties operated, leased, managed or used by Fairchild and its subsidiaries are in compliance with all applicable Environmental Laws except where the failure to be in compliance would not, individually or in the aggregate, have a Fairchild Material Adverse Effect;

         (ii) there is no Environmental Claim that is (1) pending or threatened against Fairchild or any of its subsidiaries or
         (2) pending or threatened against any person or entity or any assets owned by Fairchild or its subsidiaries whose liability for such Environmental Claim has been retained or assumed by contract or otherwise by Fairchild or any of its subsidiaries or can be imputed or attributed by law to Fairchild or any of its subsidiaries, the effect of any of which would, individually or in the aggregate, have a Fairchild Material Adverse Effect;

         (iii) there are no past or present actions, activities, circumstances, conditions, events or incidents arising out of, based upon, resulting from or relating to the ownership, operation or use of any property or assets currently or formerly owned, operated or used by Fairchild or any of its subsidiaries (or any predecessor in interest of any of them), including, without limitation, the generation, storage, treatment or transportation of any Hazardous Materials, or the emission, discharge, disposal or other Release or threatened Release of any Hazardous Materials into the Environment which is presently expected to result in an Environmental Claim;

         (iv) no lien has been recorded under any Environmental Law with respect to any material property, facility or asset owned by Fairchild or any of its subsidiaries, and to the actual knowledge of Fairchild, no lien has been recorded under any Environmental Law with respect to any material property, facility or asset, operated, leased or managed or used by Fairchild or its subsidiaries and relating to or resulting from Fairchild or its subsidiaries operations, lease, management or use for which Fairchild or its subsidiaries may be legally responsible;

         (v) neither Fairchild nor any of its subsidiaries has received notice that it has been identified as a potentially responsible party or any request for information under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), or any comparable state law nor has Fairchild or any of its subsidiaries received any notification that any Hazardous Materials that it or any of their respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of, or arranged for transport for treatment or disposal of, or arranged for disposal or treatment of, has been found at any site at which any person is conducting or plans to conduct an investigation or other action pursuant to any Environmental Law;






         (vi) to the actual knowledge of Fairchild, there has been no Release of Hazardous Materials at, on, upon, under, from or into any real property in the vicinity of any property currently or formerly owned by Fairchild or any of its subsidiaries that, through soil, air, surface water or groundwater migration or contamination, has become located on, in or under such properties and, to the actual knowledge of Fairchild, there has been no release of Hazardous Materials at, on, upon, under or from any property currently or formerly operated, leased, managed or used by Fairchild or any of its subsidiaries that through soil, air, surface water or groundwater migration or contamination has become located on, in or under such properties as resulting from or relating to Fairchild or any of its subsidiaries operations, lease, management or use thereof of for which Fairchild and any of its subsidiaries may be legally responsible;

         (vii)no asbestos or asbestos containing material or any polychlorinated biphenyls are contained within products presently manufactured and, to the best knowledge of Fairchild manufactured at any time by Fairchild or any of its subsidiaries and, to the actual knowledge of Fairchild there is no asbestos or asbestos containing material or any polychlorinated biphenyl in, on or at any property or any facility or equipment owned, operated, leased, managed or used by Fairchild or any of its subsidiaries;

         (viii) no property owned by Fairchild or any of its subsidiaries and to the actual knowledge of Fairchild, no property operated, leased, managed or used by Fairchild and any of its subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list published by any governmental authority;

         (ix) no underground storage tank or related piping is located at, under or on any property owned by Fairchild or any of its subsidiaries or, to the actual knowledge of Fairchild, any property operated, leased, managed or used by Fairchild and any of its subsidiaries, nor, to the actual knowledge of Fairchild, has any such tank or piping been removed or decommissioned from or at such property;

         (x) all environmental investigations, studies, audits, assessments or reviews conducted of which Fairchild has actual knowledge in relation to the current or prior business or assets owned, operated, leased managed or used by Fairchild or any of its subsidiaries or any real property, assets or facility now or previously owned operated, managed, leased or used by Fairchild or any of its subsidiaries have been delivered to Shared Technologies; and






         (xi) each of Fairchild and its subsidiaries has obtained all permits, licenses and other authorizations ("Authorizations") required under any Environmental Law with respect to the operation of its assets and business and its use, ownership and operation of any real property, and each such Authorization is in full force and effect.

         (b) For purposes of Section 6.21(a):

         (i) "Actual Knowledge of Fairchild" means the actual knowledge of individuals at the corporate management level of Fairchild and its subsidiaries.

         (ii) "Environment" means any surface water, ground water, drinking water supply, land surface or subsurface strata, ambient air and including, without limitation, any indoor location;

         (iii)"Environmental Claim" means any notice or claim by any person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental costs, or harm, injuries or damages to any person, property or natural resources, and any fines or penalties) arising out of, based upon, resulting from or relating to (1) the emission, discharge, disposal or other release or threatened release in or into the Environment of any Hazardous Materials or (2) circumstances forming the basis of any violation, or alleged violation, of any applicable Environmental Law;

         (iv)"Environmental Laws" means all federal, state and local laws, codes and regulations relating to pollution, the protection of human health, the protection of the Environment or the emission, discharge, disposal or other release or threatened release of Hazardous Materials in or into the Environment;

         (v)"Hazardous Materials" means pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes, and includes, without limitation, asbestos or asbestos-containing materials, PCBs and petroleum, oil or petroleum or oil products, derivatives or constituents; and

         (vi)"Release" means any past or present spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the Environment or within structures (including the abandonment or discarding of barrels, containers or other closed receptacles containing any Hazardous Materials).

          6.22 Disclosure. No representation or warranty by Fairchild herein, or in any certificate furnished by or on behalf of Fairchild to Shared Technologies in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

          6.23  Absence of Undisclosed Liabilities.  Except as set forth in
          Section 6.9 of the Disclosure Statement, neither Fairchild nor any of its subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments, except the liabilities recorded on the Balance Sheet and the notes thereto, and except for liabilities or obligations incurred in the ordinary course of business and consistent with past practice since June 30, 1995 that would not individually or in the aggregate have a Fairchild Material Adverse Effect.

          6.24 Finders or Brokers. Except as set forth in Section 6.24 of the Disclosure Statement, none of Fairchild, the subsidiaries of Fairchild, the Board of Directors or any member of the Board of Directors has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with of the Merger, and Section 6.24 of the Disclosure Statement sets forth the maximum consideration (present and future) agreed to be paid to each such party.


          ARTICLE VII
          CONDUCT OF BUSINESS OF FAIRCHILD AND
          SHARED TECHNOLOGIES PENDING THE MERGER

          7.1 Conduct of Business of Fairchild and Shared Technologies Pending the Merger. Except as contemplated by this Agreement or as expressly agreed to in writing by Fairchild and Shared Technologies, during the period from the date of this Agreement to the Effective Time, each of Fairchild and its subsidiaries and Shared Technologies and its subsidiaries will conduct their respective operations according to its ordinary course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would materially adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither Fairchild nor Shared Technologies will nor will they permit any of their respective subsidiaries to, without the prior written consent of the other party:

          (a) amend its certificate of incorporation or by-laws, except Shared Technologies may amend its certificate of incorporation and bylaws as required by the terms of this Agreement;

          (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of any class of its capital stock or any securities convertible into shares of any class of its capital stock, except (i) pursuant to and in accordance with the terms of currently outstanding convertible securities, warrants and options, and (ii) options granted under the Stock Option Plans of Shared Technologies, in the ordinary course of business consistent with past practice;

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or of any of its subsidiaries, except as otherwise expressly provided in this Agreement (including, without limitation, Section 6.7(b)) and except for the distribution of the shares of Shared Technologies Cellular Inc. to the shareholders of Shared Technologies;

          (d) except in the ordinary course of business, consistent with past practice (i) create, incur, assume, maintain or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing lines of credit; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except its wholly owned subsidiaries in the ordinary course of business and consistent with past practices; or (iii) make any loans, advances or capital contributions to, or investments in, any other person;

          (e) except as otherwise expressly contemplated by this Agreement (including without limitation as set forth in Schedule 6.17 to the Disclosure Statement) or in the ordinary course of business, consistent with past practice, (i) increase in any manner the compensation of any of its directors, officers or other employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with such director, officer or employee, whether past or present, relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements; (iii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees; or (iv) except as may be required to comply with applicable law, become obligated (other than pursuant to any new or renewed collective bargaining agreement) under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof;

          (f) except as otherwise expressly contemplated by this Agreement, enter into any other agreements, commitments or contracts, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business, consistent with past practice;

          (g) except in the ordinary course of business, consistent with past practice, or as contemplated by this Agreement, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any sale, transfer, lease, license, pledge, mortgage, or other disposition or encumbrance of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights; or

          (h) agree to do any of the foregoing.


          ARTICLE VIII
          COVENANTS AND AGREEMENTS

          8.1 Approval of Stockholders; SEC and Other Filings.

          (a) Shared Technologies shall cause a special meeting of its stockholders (the "Special Meeting") to be duly called and held as soon as reasonably practicable for the purpose of (i) voting on this Agreement, (ii) authorizing Shared Technologies' Board of Directors, to the extent permitted by law, to make modifications of or amendments to this Agreement as Shared Technologies' Board of Directors deems proper without further stockholder approval and (iii) voting on all other actions contemplated hereby which require the approval of Shared Technologies' stockholders, including without limitation any such approval needed to amend






          Shared Technologies' Certificate of Incorporation and Bylaws as required by this Agreement. Shared Technologies shall comply with all applicable legal requirements in connection with the Special Meeting.

          (b) Shared Technologies and Fairchild shall cooperate with each other and use their best efforts to file with the SEC or other applicable regulatory or governmental agency or authority, as the case may be, as promptly as practicable the Proxy Statement and the Other Documents. The parties shall use their best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after filing and, as promptly as practicable after the Proxy Statement has been so cleared, shall mail the Proxy Statement to the stockholders of Shared Technologies as of the record date for the Special Meeting. Subject to the fiduciary obligations of Shared Technologies' Board of Directors under applicable law as advised by Gadsby & Hannah or other nationally recognized counsel, the Proxy Statement shall contain the recommendation of the Board in favor of the Merger and for approval and adoption of this Agreement. In addition to the irrevocable proxy received from a stockholder of Shared Technologies prior to the date hereof, Shared Technologies shall use its best efforts to solicit from stockholders of Shared Technologies proxies or consents in favor of such approval and to take all other action necessary or, in the reasonable judgment of Fairchild, helpful to secure the vote of stockholders required by law to effect the Merger. Shared Technologies and Fairchild each shall use its best efforts to obtain and furnish the information required to be included in the Proxy Statement and any Other Document, and Shared Technologies, after consultation with Fairchild, shall use its best efforts to respond as promptly as is reasonably practicable to any comments made by the SEC or any other applicable regulatory or governmental agency or authority with respect to any of the foregoing (or any preliminary version thereof). Shared Technologies will promptly notify Fairchild of the receipt of the comments of the SEC or any other applicable regulatory or governmental agency or authority, as the case may be, and of any request by any of the foregoing for amendments or supplements to the Proxy Statement or any Other Document, as the case may be, or for additional information, and will supply Fairchild with copies of all correspondence between Shared Technologies and its representatives, on the one hand, and the SEC, any other applicable regulatory or governmental agency or authority or the members of the staff of any of the foregoing, on the other hand, with respect to the Proxy Statement or any Other Document, as the case may be. If at any time prior to the Special Meeting any event should occur relating to Shared Technologies or any of its subsidiaries or Fairchild or any of its affiliates or associates, or relating to the Financing (as hereinafter defined) which should be set forth in an amendment of or a supplement to, the Proxy Statement or any Other Document,






          Shared Technologies will promptly inform Fairchild or Fairchild will promptly inform Shared Technologies, as the case may be. Whenever any event occurs which should be set forth in an amendment of, or a supplement to, the Proxy Statement or any Other Document, as the case may be, Fairchild and Shared Technologies will upon learning of such event, cooperate and promptly prepare, file and mail such amendment or supplement.

          (c) Fairchild shall use its best efforts to file with and obtain from the Internal Revenue Service a favorable ruling to the effect set forth in Schedule 9.2(d) hereto. Fairchild and Shared Technologies shall cooperate with each other and use their best efforts to effect a tender offer and consent solicitation for the outstanding 12/% Senior Notes due 1999 of Fairchild and, if the Merger is consummated, to retire all such Notes tendered in such offer.

          8.2 Additional Agreements; Cooperation.

          (a)Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including using its best efforts (i) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases and other contracts that are specified on Schedule 8.2 to the Disclosure Statement, (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations, (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) to effect all necessary registrations and filings, including, but not limited to, filings under the HSR Act and any pre-merger notifications required in any other country, if any, and submissions of information requested by governmental authorities,
          (vi) provide all necessary information for the Proxy Statement and (vii) to fulfill all conditions to this Agreement. In addition, Fairchild agrees to use its best efforts (subject to compliance with all applicable securities laws) to solicit and receive the irrevocable proxies from shareholders of Shared Technologies contemplated by Section 10.1(b). Shared Technologies agrees to use its best efforts to cause the distribution to its shareholders of all shares of capital stock of Shared Technologies Cellular, Inc. ("STCI") owned by Shared Technologies and its subsidiaries to be completed prior to the






          Effective Time and, prior to such distribution to cause STCI, to enter into an agreement preventing STCI from competing in the telecommunications systems and service business.

          (b)Shared Technologies will supply Fairchild with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between Shared Technologies or its representatives, on the one hand, and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the SEC and any other regulatory or governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement, the Merger and the other transactions contemplated hereby. Each of the parties hereto agrees to furnish to the other party hereto such necessary information and reasonable assistance as such other party may request in connection with its preparation of necessary filings or submissions to any regulatory or governmental agency or authority, including, without limitation, any filing necessary under the provisions of the HSR Act or any other applicable Federal or state statute.

          (c)Fairchild will supply Shared Technologies with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between Fairchild or its representatives, on the one hand, and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the SEC or any other regulatory or governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement, the Merger and the other transactions contemplated hereby.

          8.3 Publicity. Shared Technologies and Fairchild agree to consult with each other in issuing any press release and with respect to the general content of other public statements with respect to the transactions contemplated hereby, and shall not issue any such press release prior to such consultation, except as may be required by law.

          8.4  No Solicitation.

          (a) Each of Shared Technologies and Fairchild agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Shared Technologies or its subsidiaries or Fairchild or its subsidiaries or acquisition of any kind of all or substantially all of the assets or capital stock of Shared






          Technologies and its subsidiaries taken as a whole or Fairchild and its subsidiaries taken as a whole (an "Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any third party (other than Shared Technologies or Fairchild, as the case may be) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that Shared Technologies or Fairchild may, in response to an unsolicited written proposal with respect to an Acquisition Transaction from a financially capable third party that contains no financing condition, (i) furnish or disclose non-public information to such third party and
          (ii) negotiate, explore or otherwise communicate with such third party, in each case only if the Board of Directors of such party determines in good faith by a majority vote, after consultation with its legal and financial advisors, and after receipt of the written opinion of outside legal counsel of such party that failing to take such action would constitute a breach of the fiduciary duties of such Board of Directors, that taking such action is reasonably likely to lead to an Acquisition Transaction that is more favorable to the stockholders of such party than the Merger and that failing to take such action would constitute a breach of the Board's fiduciary duties.

          (b) Each of Shared Technologies and Fairchild shall immediately advise the other in writing of the receipt of any inquiries or proposals relating to an Acquisition Transaction and any actions taken pursuant to Section 8.4(a).

          8.5 Access to Information.

          (a) From the date of this Agreement until the Effective Time, each of Shared Technologies and Fairchild will give the other party and its authorized representatives (including counsel, environmental and other consultants, accountants and auditors) full access during normal business hours to all facilities, personnel and operations and to all books and records of it and its subsidiaries, will permit the other party to make such inspections as it may reasonably require and will cause its officers and those of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to its business and properties as such party may from time to time reasonably request.

          (b)Each of the parties hereto will hold and will cause its consultants and advisors to hold in strict confidence pursuant to the Confidentiality Agreement dated October 1995 between the parties (the "Confidentiality Agreement") all documents and information furnished to the other in connection with the transactions contemplated by this Agreement as if each such consultant or advisor was a party thereto, and the provisions of the Confidentiality Agreement shall survive any termination of this Agreement but will be extinguished at the Effective Time if the Merger occurs.

          8.6 Financing. Fairchild will cooperate with Shared Technologies to assist Shared Technologies in obtaining the financing required for Shared Technologies to effect the Merger (including the funds necessary to repay the indebtedness referred to on Exhibit 9.1 and to pay the amounts owing to the holders of the Series A and Series C Preferred Stock) (the "Financing"). Immediately prior to the Effective Time, Fairchild will certify the aggregate amount of accrued and unpaid dividends on the Series A Preferred Stock and Series C Preferred Stock to be paid by Shared Technologies pursuant to the Merger.

          8.7 Notification of Certain Matters. Shared Technologies or Fairchild, as the case may be, shall promptly notify the other of
          (i) its obtaining of actual knowledge as to the matters set forth in clauses (x) and (y) below, or (ii) the occurrence, or failure to occur, of any event which occurrence or failure to occur would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (y) any material failure of Shared Technologies or Fairchild, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

          8.8 Board of Directors of Shared Technologies. The Shared Technologies Board of Directors shall take such corporate action as may be necessary to cause the directors comprising its full board to be changed at the Effective Time to include, subject to the requisite vote of the shareholders of Shared Technologies, immediately after the Effective Time on the Surviving Corporation Board of Directors the persons specified pursuant to the Shareholders Agreement.

          8.9  Indemnification.

          (a) The Surviving Corporation shall indemnify, defend and hold harmless the present and former officers, directors, employees and agents of Fairchild and its subsidiaries against all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time to the same extent and on the same terms and conditions (including with respect to advancement of expenses) provided for in Fairchild's Certificate of






          Incorporation and By-Laws and agreements in effect at the date hereof (to the extent consistent with applicable law); provided that such actions or omissions or alleged actions or omissions are exclusively related to the business of the Fairchild Communications Services Company; and, provided, further, that in no event will this indemnity extend to the transactions effected pursuant to this Agreement, including but not limited to the Fairchild Reorganization.

          (b)The provisions of this Section 8.9 are intended to be for the benefit of and shall be enforceable by each indemnified party hereunder, his or her heirs and his or her representatives.

          8.10 Fees and Expenses.

          (a)Except as set forth in Section 8.10(b), in the event this Agreement is terminated, Shared Technologies and Fairchild shall bear their respective expenses incurred in connection with the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants, except that the fees and expenses of CS First Boston shall be shared equally by Shared Technologies and Fairchild. If the Merger occurs, then the Surviving Corporation shall be responsible, and reimburse Fairchild, for all of such expenses incurred by Shared Technologies and Fairchild in connection with the Merger (but Fairchild's expenses shall only be borne by the Surviving Corporation to the extent set forth in Schedule 8.10).

          (b)If this Agreement is terminated pursuant to Section 10.1(d),
          (e) or (h), then Shared Technologies shall promptly, but in no event later than the next business day after the date of such termination, pay Fairchild, in immediately available funds, the amount of any and all fees and expenses incurred by Fairchild (including, but not limited to, fees and expenses of Fairchild's counsel, investment banking fees and expenses and printing expenses) in connection with this Agreement, the Merger and the other transactions contemplated hereby and, in addition, if such termination is pursuant to Section 10.1(h), a fee of $5,000,000. If this Agreement is terminated pursuant to Section 10.1(f) or
          (i) or pursuant to Section 10.1(c) solely due to the failure of Fairchild to satisfy the condition in Section 9.2(d) or to obtain tenders and consents from at least 51% of the outstanding principal amount of Fairchild's 12/% Senior Notes due 1999 as contemplated by Schedule 9.1, then Fairchild shall promptly, but in no event later than the next business day after the date of such termination, pay Shared Technologies, in immediately available funds, the amount of any and all fees and expenses incurred by Shared Technologies (including, but not limited to, fees and expenses of Shared Technologies' counsel, investment banking fees and expenses and printing expenses) in connection with this Agreement, the Merger and the other transactions contemplated hereby and in addition, if such termination is pursuant to Section 10.1(i), a fee of $5,000,000.

          8.11 Post-Merger Cooperation. After the Effective Time, the Surviving Corporation shall cooperate with RHI and permit RHI to take all actions (including without limitation the right to endorse checks and enter into agreements) reasonably required by RHI to allow RHI to assert title (and prosecute claims against and defend claims brought by third parties), whether in its own name or in the name of Fairchild, with respect to all assets, claims and privileges of Fairchild that were owned by it, and defend against all liabilities and claims attributable to it, in each case, immediately prior to the Fairchild Reorganization and that did not relate to the telecommunications systems and service business. After the Effective Time, RHI will cooperate with the Surviving Corporation and permit the Surviving Corporation to take all actions (including without limitation the right to endorse checks and enter into agreements) reasonably required by the Surviving Corporation to allow the Surviving Corporation to assert title (and prosecute claims against third parties) whether in its own name or in the name of Fairchild, with respect to all assets, claims and privileges of Fairchild's telecommunications systems and service business.


          ARTICLE IX

          CONDITIONS TO CLOSING

          9.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver by the Board of Directors of the waiving party (subject to applicable law) at or prior to the Effective Date of each of the following conditions:

          (a)Shared Technologies' shareholders shall have duly approved and adopted the Merger, this Agreement and any other transactions contemplated hereby which require the approval of such shareholders by law as required by applicable law;

          (b)any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (c)no order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the Merger or the transactions contemplated hereby;

          (d)all necessary consents and approvals of any United States or any other governmental authority or any other third party required for the consummation of the transactions contemplated by this Agreement shall have been obtained except for such consents and approvals the failure to obtain which individually or in the aggregate would not have a material adverse effect on the Surviving Corporation and any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (e)each of the transactions set forth on the attached Schedule
          9.1 shall have been consummated;

          (f)the parties shall have received the written opinion of Donaldson, Lufkin & Jenrette Securities Corporation or another investment banking firm of nationally recognized standing selected by Fairchild that the fair market value of the Preferred Stock is at least equal to the positive difference between $47.5 million and the value of the Shared Technologies Common Stock to be received as Merger Consideration (based upon the closing price thereof on the date preceding the Effective Time); and

          (g)Mel D. Borer shall have been offered an employment agreement on terms satisfactory to both Fairchild and Shared Technologies.

          9.2 Additional Conditions to Obligations of Fairchild. The obligations of Fairchild to effect the Merger shall be subject to the fulfillment or waiver (subject to applicable law), at or prior to the Effective Date, of each of the following conditions:


          (a) Shared Technologies shall have furnished Fairchild with certified copies of resolutions duly adopted by its Board of Directors approving the execution and delivery of this Agreement and the Merger and all other necessary corporate action to enable Shared Technologies to comply with the terms of this Agreement;

          (b) Shared Technologies shall have performed or complied in all material respects with all its agreements, obligations and covenants required by this Agreement to be performed by it on or prior to the Effective Date, and Shared Technologies shall have delivered to Fairchild a certificate, dated the Effective Date, of its President and its Secretary to such effect;

          (c) the representations and warranties of Shared Technologies contained herein shall be true and correct in all material respects on the date of this Agreement and the Effective Date as though such representations and warranties were made at and on such date, and Shared Technologies shall have delivered to Fairchild a certificate, dated the Effective Date, of its President and its Secretary to such effect;

          (d) Fairchild shall have received a favorable ruling of the Internal Revenue Service to the effect set forth in Schedule 9.2(d) hereto;

          (e) Shared Technologies shall have amended its Certificate of Incorporation and Bylaws to the extent set forth in Schedule 9.2(e);

          (f) there shall not have occurred since December 31, 1994 any material adverse change in the business, operations, assets, financial condition or results of operations of Shared
          Technologies and its subsidiaries taken as a whole;

          (g) Shared Technologies shall have executed and delivered a registration rights agreement in the form of Exhibit D hereto;

          (h) Shared Technologies shall have entered into a Tax Sharing Agreement with RHI in the form of Exhibit E hereto; and

          (I) Shared Technologies shall have, prior to the Effective Time, completed the distribution to its shareholders of all of the capital stock of Shared Technologies Cellular, Inc. owned by Shared Technologies and Shared Technologies Cellular, Inc. shall have executed a non-competition agreement with Shared Technologies, in form and substance satisfactory to Fairchild.

          9.3 Additional Conditions to Obligations of Shared Technologies. The obligations of Shared Technologies to effect the Merger shall be subject to the fulfillment or waiver (subject to applicable law), at or prior to the Effective Date, of each of the following conditions:

          (a) Each of TFC, RHI and Fairchild shall have furnished Shared Technologies with certified copies of resolutions duly adopted by its Board of Directors approving the execution and delivery of this Agreement and the Merger and all other necessary corporate action to enable Fairchild to comply with the terms of this Agreement;

          (b) Fairchild shall have performed or complied in all material respects with all its agreements, obligations and covenants required by this Agreement to be performed by it on or prior to the Effective Date and Fairchild shall have delivered to Shared Technologies a certificate, dated the Effective Date, of its President and its Secretary to such effect;






          (c) the representations and warranties of TFC, RHI and Fairchild contained herein shall be true and correct in all material respects on the date of this Agreement and the Effective Date as though such representations and warranties were made at and on such date and Fairchild shall have delivered to Shared Technologies a certificate, dated the Effective Date, of its President and its Secretary to such effect;

          (d) there shall not have occurred since June 30, 1995 any material adverse change in the business, operations, assets, financial condition or results of operations of Fairchild and its wholly owned subsidiary, VSI, taken as a whole (it being understood that no such material adverse change shall be deemed to have occurred with respect to Fairchild and VSI, taken as a whole, if the pro forma consolidated net worth of Fairchild, as evidenced by a pro forma closing date balance sheet to be delivered to Shared Technologies on the Effective Date, is at least $80,000,000); and

          (e) RHI, The Fairchild Corporation, D-M-E Inc. and Fairchild Fasteners Inc. shall have entered into Indemnification Agreements with Shared Technologies in the forms of Exhibits B1-3 hereto; and RHI shall have delivered to Shared Technologies an executed Pledge Agreement in the form of Exhibit C hereto, as well as the Preferred Stock required to be pledged thereby.


          ARTICLE X

          TERMINATION

          10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time whether before or after approval by the stockholders of Shared Technologies:

         (a) by mutual written consent of Fairchild and Shared
         Technologies;

         (b) by Fairchild if RHI has not received within 10 business days after the date of this Agreement irrevocable proxies from holders of more than 50% of Shared Technologies common stock (on a fully diluted basis) agreeing to vote for the Merger; provided, that such right of termination must be exercised, if at all, within 13 business days after the date of this Agreement;

         (c)by either Fairchild or Shared Technologies if the Effective Time has not occurred on or prior to January 31, 1996 unless the Merger has not occurred at such time solely by reason of the condition set forth in Section 9.2(d) having not yet been satisfied or because of the failure of the Securities and Exchange Commission to give timely approval to the proxy materials for Shared Technologies shareholders, in which case February 28, 1996 or such other date, if any, as Fairchild and Shared Technologies shall agree upon, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement (or its subsidiaries or affiliates) to perform in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Effective Time;

         (d) by either Fairchild or Shared Technologies if, at the Special Meeting (including any adjournment thereof), the stockholders of Shared Technologies fail to adopt and approve this Agreement, the Merger and any of the other transactions contemplated hereby in accordance with Delaware law;

         (e) by Fairchild if Shared Technologies fails to perform in any material respect any of its obligations under this Agreement;

         (f) by Shared Technologies if Fairchild fails to perform in any material respect any of its obligations under this Agreement;

         (g) by Fairchild or Shared Technologies if a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued an order, decree, or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

         (h) by Shared Technologies if its Board of Directors shall have withdrawn, modified or amended in an adverse manner its recommendation of the Merger as a result of its exercise of its fiduciary duties; or

          (i) by Fairchild if its Board of Directors shall have withdrawn, modified or amended in an adverse manner its recommendation of the Merger as a result of its exercise of its fiduciary duties; or

         (j) by either Shared Technologies or Fairchild if either of their respective Board of Directors reasonably determine that market conditions will not permit the completion of the Financing contemplated by Section 8.6 in a timely manner or on acceptable terms or it becomes obvious that the necessary marketing activities or filings necessary for such Financing have not been completed in a timely manner necessary to complete the Merger.

          10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to the foregoing provisions of this
          Article X, this Agreement shall become void and have no effect, with no liability on the part of any party or its stockholders or directors or officers in respect thereof except for agreements which survive the termination of this Agreement and except for liability that TFC, RHI, Fairchild or Shared Technologies might have arising from a breach of this Agreement.


          ARTICLE XI

          SURVIVAL AND INDEMNIFICATION

          11.1 Survival of Representations and Warranties. All representations and warranties made in this Agreement shall survive from the Effective Time until March 31, 1997 and shall not be extinguished by the Merger or any investigation made by or on behalf of any party hereto.

          11.2 Indemnification by TFC and RHI. Each of TFC and RHI hereby agrees, jointly and severally, to indemnify and hold harmless Shared Technologies against any and all losses, liabilities and damages or actions (or actions or proceedings, whether commenced or threatened) or claims (including, without limitation, counsel fees and expenses of Shared Technologies in the event that TFC or RHI fail to assume the defense thereof) in respect thereof (hereinafter referred to collectively as "Losses") resulting from any breach of the representations and warranties made by TFC, RHI or Fairchild in this Agreement; provided, however, that TFC's and RHI's obligations under this Section 11.2 is to the extent that the Losses exceed $4,000,000. Notwithstanding the foregoing, in no event shall Shared Technologies be entitled to indemnification for, and the term "Losses" shall not include any consequential damages or damages which are speculative, remote or conjectural (except to the extent represented by a successful claim by a third party).

          If any action, proceeding or claim shall be brought or asserted against Shared Technologies by any third party, which action, proceeding or claim, if determined adversely to the interests of Shared Technologies would entitle Shared Technologies to indemnity pursuant to this Agreement, Shared Technologies shall promptly but in no event later than 10 days from the date Shared Technologies receives written notice of such action, proceeding or claim, notify TFC and RHI of the same in writing specifying in detail the basis of such claim and the facts pertaining thereto (but the failure to give such notice in a timely fashion shall not affect TFC's and RHI's obligations under this Section 11.2 except to the extent it prejudiced or damaged their ability to defend, settle or compromise such claim or to pay any Losses resulting therefrom), and TFC and RHI shall be entitled (but not obligated) to assume the defense thereof by giving written notice thereof within 10 days after TFC and RHI received notice of the claim from Shared Technologies to Shared Technologies and have the sole control of defense and settlement thereof (but only, with respect to any settlement, if such settlement involves an unconditional release of Shared Technologies and its subsidiaries in respect of such claim), including the employment of counsel and the payment of all expenses.

          11.3 Indemnification by Shared Technologies. Shared Technologies hereby agrees to indemnify and hold harmless TFC and RHI against any and all losses, liabilities and damages or actions (or actions or proceedings, whether commenced or threatened) or claims (including, without limitation, counsel fees and expenses of TFC and RHI in the event that Shared Technologies fails to assume the defense thereof) in respect thereof hereinafter referred to as the "Shared Technologies' Losses") resulting from the breach of the representations and warranties made by Shared Technologies in this Agreement; provided, however, that Shared Technologies' obligation under this Section 11.3 is to the extent that the Shared Technologies' Losses exceed $4,000,000. Notwithstanding the foregoing, in no event shall TFC or RHI be entitled to indemnification for, and the term "Shared Technologies' Losses" shall not include any consequential damages or damages which are speculative, remote or conjectural (except to the extent represented by a successful claim by a third party).

          Shared Technologies at its option may make any indemnification pursuant to this Section 11.3 in cash or in shares of Common Stock of Shared Technologies having a fair market value at the time of issuance in an amount equal to the amount of such loss. In the event that Shared Technologies makes a payment in cash in fulfillment of its obligation under this Section 11.3, the term "Shared Technologies' Losses" shall also include the diminution as a result of such payment in the value of the shares of Common Stock and Preferred Stock as a result of such payment. In the event that Shared Technologies issues Common Stock in fulfillment of its obligation under this Section 11.3, the term "Shared Technologies' Losses" shall also include the diminution as a result of such issuance in the value of the shares of Common Stock and Preferred Stock of Shared Technologies owned by RHI prior to such issuance.

          If any action, proceeding or claim shall be brought or asserted against TFC or RHI by any third party, which action, proceeding or claim, if determined adversely to the interests of TFC or RHI would entitle TFC or RHI to indemnity pursuant to this Agreement, TFC or RHI shall, promptly but in no event later than 10 days from the date TFC or RHI receives written notice of such action, proceeding or claim, notify Shared Technologies of the same in writing specifying in detail the basis of such claim and the facts pertaining thereto (but the failure to give such notice in a timely fashion shall not affect Shared Technologies'






          obligations under this Section 11.3 except to the extent it prejudiced or damaged Shared Technologies' ability to defend, settle or compromise such claim or to pay any Losses resulting therefrom), and Shared Technologies shall be entitled (but not obligated) to assume the defense thereof by giving written notice thereof within 10 days after Shared Technologies received notice of the claim from TFC or RHI to TFC or RHI and have the sole control of defense and settlement thereof (but only, with respect to any settlement, if such settlement involves an unconditional release of TFC and RHI and their respective subsidiaries in respect of such claim), including the employment of counsel and the payment of all expenses.

          11.4 Set-Off. In the event that either TFC, RHI or Shared Technologies fails to make any payment required by Section 11.2 or 11.3 hereof, the party entitled to receive such payment may set off the amount thereof against any other payments owed by it to the party failing to make such payment.


          ARTICLE XII

          MISCELLANEOUS

          12.1 Closing and Waiver.

          (a) Unless this Agreement shall have been terminated in accordance with the provisions of Section 10.1 hereof, a closing (the "Closing" and the date and time thereof being the "Closing Date") will be held as soon as practicable after the conditions set forth in Sections 9.1, 9.2 and 9.3 shall have been satisfied or waived. The Closing will be held at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York or at such other places as the parties may agree. Immediately thereafter, the Certificate of Merger will be filed.

          (b) At any time prior to the Effective Date, any party hereto may
          (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing duly authorized by and signed on behalf of such party.

          12.2 Notices.






          (a) Any notice or communication to any party hereto shall be duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party's address.

          If to The Fairchild Corporation, RHI Holdings, Inc. or Fairchild Industries, Inc.:

          300 West Service Road
          P.O. Box 10803
          Chantilly, VA  22001
          Facsimile No.:  (703) 888-5674
          Attention:  Donald Miller, Esq.

          with a copy to:

          James J. Clark, Esq.
          Cahill Gordon & Reindel
          80 Pine Street
          New York, NY  10005
          Facsimile No.:  (212) 269-5420

          If to Shared Technologies Inc.:

          100 Great Meadow Road, Suite 104
          Wethersfield, CT  06109
          Facsimile No.:  (203) 258-2401
          Attention:  Legal Department

          with a copy to:

          Walter D. Wekstein, Esq.
          Harold J. Carroll, Esq.
          Gadsby & Hannah
          125 Summer Street
          Boston, MA  02110
          Facsimile No.:  (617) 345-7050

          (b) All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, if mailed; when sent, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          12.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.






          12.4 Interpretation. The headings of articles and sections herein are for convenience of reference, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. As used in this Agreement, "person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof; "subsidiary" of any person means
          (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other subsidiaries of such person or by such person and one or more subsidiaries thereof or (ii) any other person (other than a corporation) in which such person, or one or more other subsidiaries of such person or such person and one or more other subsidiaries thereof, directly or indirectly, have at least a majority ownership and voting power relating to the policies, management and affairs thereof; and "voting stock" of any person means capital stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

          12.5 Variations and Amendment. This Agreement may be varied or amended only by written action of Shared Technologies and Fairchild, before or after the Special Meeting at any time prior to the Effective Time.

          12.6 No Third Party Beneficiaries. Except for the provisions of Sections 8.9 (which are intended to be for the benefit of the persons referred to therein, and may be enforced by such persons) and 8.11, nothing in this Agreement shall confer any rights upon any person or entity which is not a party or permitted assignee of a party to this Agreement.

          12.7 Use of Fairchild Name. RHI hereby grants a royalty free license in perpetuity to Shared Technologies for the use of the Fairchild name to Shared Technologies for exclusive use by Shared Technologies as a trade name in the telecommunications system and services business but not for any other use. In no event may Shared Technologies assign the right to use the Fairchild name to any other person.

          12.8 Governing Law. Except as the laws of the State of Delaware are by their terms applicable, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

          12.9 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          12.10 No Recourse Against Others. No director, officer or employee, as such, of Shared Technologies, TFC, RHI or any of their respective subsidiaries shall have any liability for any obligations of Shared Technologies, TFC or RHI, respectively, under this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

          12.11 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.






          IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be executed by their duly authorized officers all as of the day and year first above written.

          Shared Technologies Inc.

          By: /s/ Anthony D. Autorino
             -------------------------
          Title: Chairman of the Board,
          Chief Executive Officer and
          President


          Fairchild Industries, Inc.

          By: /s/ Jeffrey J. Steiner
             ------------------------
          Title: Chairman of the Board,
          Chief Executive Officer and
          President

          The Fairchild Corporation

          By: /s/ Jeffrey J. Steiner
             ------------------------
          Title: Chairman of the Board,
          Chief Executive Officer and
          President

          RHI Holdings, Inc.

          By: /s/ Jeffrey J. Steiner
              ----------------------
          Title: Chairman of the Board,
          Chief Executive Officer and
          President







          EXHIBIT A


          SHAREHOLDERS' AGREEMENT

          among

          SHARED TECHNOLOGIES INC.

          RHI HOLDINGS, INC.

          and

          ANTHONY D. AUTORINO



          SHAREHOLDERS' AGREEMENT







          This SHAREHOLDERS' AGREEMENT (this "Agreement") is executed on _ _ _ _ _ _ , 1995, by and among Shared Technologies Inc., a Delaware corporation (the "Company"), RHI Holdings Inc. ("RHI") and Anthony D. Autorino, shareholders of Shared Technologies Inc. (RHI and Anthony D. Autorino and their respective legal representatives, successors and assigns are referred to herein individually as a "Shareholder" and collectively as the "Shareholders").

          WHEREAS, pursuant to the terms of an Agreement and Plan of Merger dated as of November _ _ _, 1995 (the "Merger Agreement") among the Company, The Fairchild Corporation, RHI and RHI's subsidiary, Fairchild Industries, Inc. ("FII"), FII is merging with and into the Company (the "Merger");

          WHEREAS, each Shareholder owns as of the date hereof (after giving effect to the Merger) the number of shares of common stock, $.004 par value per share ("Common Stock"), of the Company set forth opposite such Shareholder's name on Schedule I;

          WHEREAS, the shares of Common Stock owned by the Shareholders represent approximately [47]% of the issued and outstanding Common Stock of the Company;

          WHEREAS, the Shareholders and the Company deem it to be in their respective best interests to impose certain restrictions on, and to provide for certain rights and obligations in respect of, the shares of Common Stock owned by them or any interest therein, now or hereafter held by the Shareholders or the Company;

          NOW, THEREFORE, in consideration of the mutual promises, covenants, agreements and conditions made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

          ARTICLE I RESTRICTIONS ON TRANSFERS AND
          PURCHASES BY THE SHAREHOLDERS

          1.1. General Restrictions.

          (a) No share of Common Stock, Convertible Preferred Stock, any other capital stock or equity security (excluding the Special Preferred Stock) of the Company or any interest in any of the foregoing, owned as of the date hereof (beneficially or otherwise) by any Shareholder (the "Shares") shall be sold, assigned, donated or transferred in any manner (collectively, a "Transfer"), except in accordance with this Agreement; provided, that the pledge or grant of a security interest in Shares, and any subsequent foreclosure thereof and sale or transfer resulting from such foreclosure, effected in good faith in a bona fide transaction with andddddds institutional lender, shall not constitute a Transfer and shall not be prevented by the terms of this Agreement.

          (b) Except for (i) Common Stock issuable upon conversion of Convertible Preferred Stock, or exercise of stock options,
          (ii) shares of Common Stock issued by the Company to RHI to satisfy indemnification obligations of the Company under the Merger Agreement and (iii) shares of Common Stock issued as a dividend or distribution to shareholders of the Company, no Shareholder shall purchase or acquire, directly or indirectly, any additional shares of Common Stock during the two-year period following the date of this Agreement without the prior approval of not less than 80% of the members of the Board of Directors of the Company.

          (c) Except for Transfers permitted by Section 1.2, no Shareholder shall Transfer any Shares during the two-year period following the date of this Agreement without the prior approval of not less than 80% of the members of the Board of Directors and full compliance with the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws. If the Board of Directors approves a Transfer within such two-year period after the date of this Agreement, the conditions of this Agreement, including, but not limited to this Article I, must be met. Every Transfer of Shares by a Shareholder pursuant to this paragraph shall be subject to the condition that the proposed transferee, if not already bound by this Agreement, shall first agree in writing, in form satisfactory to the Company, to be bound by the terms hereof.

          1.2. Certain Permitted Transfers.

          (a) Notwithstanding any other provision of this Agreement, either Shareholder may, at any time following notice to the other Shareholder, Transfer any of his or her Shares or any interest therein to (i) an entity that is directly or indirectly controlled by such Shareholder or an affiliate of such Shareholder, (ii) his or her spouse, children, grandchildren or parents or a trust solely for the benefit of any such person or persons or (iii) to any other person not mentioned in clauses (i) and (ii) of this Section 1.2(a) as long as the aggregate of all such Transfers made by either Shareholder pursuant to this clause
          (iii) does not exceed 10% of the number of shares of Common Stock owned by such Shareholder as of the date of this Agreement, in each case without the consent of any other party hereto and without first offering such Shares to any other party; provided, however, that such Transfer must be in full compliance with the Act, all applicable state securities laws. Every Transfer of Shares by a Shareholder pursuant to clauses (i) and (ii) of this paragraph shall be subject to the condition that the proposed transferee, if not already bound by this Agreement, shall first agree in writing, in form satisfactory to the Company, to be bound by the terms hereof.

          In addition, notwithstanding any other provision of this Agreement, shares of Common Stock, Convertible Preferred Stock or other capital stock or equity securities of the Company acquired by either Shareholder after the date of this Agreement (other than through the exercise of options or warrants or through the conversion of convertible securities outstanding as of the date hereof and other than shares received as a result of stock splits or stock dividends) shall not be subject to any of the provisions of Article I of this Agreement.

          1.3. First Negotiation Rights.

          Subject to Sections 1.4 and 1.5, following the expiration of the two-year period after the date of this Agreement, a Shareholder may Transfer any or all Shares (or any interest therein) owned by it free and clear of all restrictions and other obligations imposed by this Agreement provided such Shareholder first complies with Section 1.3. If any Shareholder (for purposes of this Section 1.3, the "Offering Party") desires to Transfer all or any portion of the Shares (or any interest therein) held by such Offering Party, the Offering Party shall deliver written notice to the other parties hereto (the "Notice"), which Notice shall state the number of Shares (or interest therein) which the Offering Party owns and wishes to sell (the "Offered Shares").
          By giving the Notice, the Offering Party shall be deemed to have granted to the other parties hereto an option to negotiate for the purchase of all of (but not less than all of) such shares at a price to be negotiated and agreed to (the "Negotiated Price") by the Offering Party and such other Shareholder for a 30-day period following the date of the Notice.

          1.4. Take-Along Rights.

          (a) Notwithstanding Section 1.3 of this Agreement, neither Shareholder may effect a Transfer (or a series of related Transfers) of Shares (except for Transfers permitted by Section 1.2) constituting more than 50% of the Shares then owned by such Shareholder to one person or a related group of persons (other than Transfers effected by sales of Shares through underwriters in a public offering or in the securities markets generally) (the "Section 1.4 Shares") without first complying with this
          Section 1.4. If either Shareholder (for purposes of this Section 1.4, the "Section 1.4 Offering Party") desires to Transfer the
          Section 1.4 Shares, such shareholder shall give written notice (the "Take-Along Notice") to the other Shareholder (the "Non-Selling Shareholder") stating (i) the name and address of the transferee (the "Non-Qualified Transferee"), and (ii) the price and terms upon which the Non-Qualified Transferee proposes to purchase the Section 1.4 Shares. The Non-Selling Shareholder shall have the irrevocable and exclusive option, but not the obligation (the "Take-Along Option"), to sell to the Non-Qualified Transferee, up to such number of Shares proposed to be sold by the Section 1.4 Offering Party (the "Included Shares") determined in accordance with Section 1.4(b), at the price and on the terms set forth in the Take-Along Notice. The Take-Along Option shall be exercised by the Non-Selling Shareholder by giving written notice to the Section 1.4 Offering Party, within ten business days of receipt of the Take-Along Notice, indicating its election to exercise the Take-Along Option (the "Participating Shareholder"). Failure by such Non-Selling Shareholder to give such notice within the ten business day period shall be deemed an election by such Non-Selling Shareholder not to sell its Shares pursuant to that Take-Along Notice. The closing with respect to any sale to a Non-Qualified Transferee pursuant to this Section shall be held at the time and place specified in the Take-Along Notice but in any event within 30 days of the date the Take-Along Notice is given; provided, that if through the exercise of reasonable efforts the Section
          1.4 Offering Party is unable to cause such transaction to close within 30 days, such period may be extended for such reasonable period of time as may be necessary to close such transaction. Consummation of the sale of Shares by the Section 1.4 Offering Party to a Non-Qualified Transferee shall be conditioned upon consummation of the sale by the Participating Shareholder to such Non-Qualified Transferee of the Included Shares, if any.

          (b) The number of Shares purchased from the Participating Shareholder shall be determined by multiplying the number of Shares proposed to be purchased from the Section 1.4 Offering Party by a Non-Qualified Transferee by a fraction, the numerator of which is the total number of Shares owned by the Participating Shareholder and the denominator of which is the sum of the total number of Shares owned by the Section 1.4 Offering Party and the Participating Shareholder.

          (c) The Section 1.4 Offering Party shall arrange for payment directly by the Non-Qualified Transferee to the Participating Shareholder, upon delivery of the certificate or certificates representing the Shares duly endorsed for transfer, together with such other documents as the Non-Qualified Transferee may reasonably request. The reasonable costs and expenses incurred by the Section 1.4 Offering Party and the Participating Shareholder in connection with a sale of Shares subject to this
          Section 1.4 shall be allocated pro rata based upon the number of Shares sold by each Shareholder to a Non-Qualified Transferee.

          (d) If at end of 30 days following the date on which a Take-Along Notice was given, the sale of Shares by the Section 1.4 Offering Party and the sale of the Included Shares have not been completed in accordance with the terms of the Non-Qualified Transferee's offer, all certificates representing the Included Shares shall be returned to the Non-Selling Shareholder, and all the restrictions on transfer contained in this Agreement with respect to Shares owned by the Section 1.4 Offering Party shall again be in effect.

          1.5. Right of First Refusal.

          (a) Notwithstanding Section 1.3 of this Agreement, if at any time following the expiration of the two-year period after the date of this Agreement, either Shareholder receives an offer (or related series of offers) (an "Offer") from any person or related group of persons to purchase a number of Shares equal to 10% or more of the outstanding Shares of the Company (the "Section 1.5 Shares") and such Shareholder desires to accept the Offer, (the "Selling Shareholder") shall give written notice of its intent to accept the Offer (a "Transfer Notice") to the other Shareholder (the "Section 1.5 Non-Selling Shareholder"). Such notice shall contain a true and complete description of the Offer (including a copy thereof) containing (i) the Shares subject to such Offer,
          (ii) the proposed purchase price, (iii) the identity of the person or group making the Offer and, if known by the Selling Shareholder, whether they are an agent for another party and
          (iv) all other material terms and conditions of the Offer.

          The Section 1.5 Non-Selling Shareholder shall have the right, but not the obligation, to purchase the Shares subject to the Offer (the "First Option") on the same terms and conditions as set forth in such notice, which option shall be exercised by delivering to the Selling Shareholder written notice of its commitment to purchase the Shares subject to the Offer within five business days after receipt of the Transfer Notice (the "Option Period"). Failure by the Section 1.5 Non-Selling Shareholder to give such notice within such five-business-day period shall be deemed an election by such Section 1.5 Non-Selling Shareholder not to purchase the Section 1.5 Shares.

          (b) The purchase of any Shares pursuant to the exercise of the First Option shall be completed not later than 45 days following delivery of the Transfer Notice with respect to such Shares. In the event that the First Option is not exercised, the Selling Shareholder shall have the right for a period of 45 days after the termination of the Option Period to transfer the Shares subject to such Offer to the person named in the Transfer Notice and on terms and conditions no less favorable to the Selling Shareholder than those set forth in the Transfer Notice.

          (c) This Section 1.5 shall not be applicable with respect to Transfers of Shares effected through underwriters in a public offering or in the securities markets generally or Transfers permitted under Section 1.2.

          ARTICLE II LEGEND







          In addition to any other legend required by applicable law, all certificates representing Shares owned by any Shareholder (other than Shares subject to Section 1.2(a)(iii)), or their permitted transferees, shall bear legend number (1) to assure the enforceability of this Agreement until such time as such shares are sold to a non-Shareholder after the two-year period following the date of this Agreement in accordance with the terms hereof. All certificates representing shares not registered under the Act shall bear in addition to legend (1), legend (2):

          (1) "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION. THE CORPORATION WILL FURNISH A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER OF THIS INSTRUMENT WITHOUT CHARGE ON REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

          (2) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL WITH RESPECT TO SUCH EXEMPTION."


          ARTICLE III VOTING COVENANTS

          (a) The Company and the Shareholders agree to take all actions necessary to cause the Board of Directors of the Company to consist at all times of eleven directors (subject to the rights of any holders of Preferred Stock of the Company to elect directors in the event of a dividend arrearage). The nominees to the Board of Directors shall be determined in the following manner: the Shareholders (other than RHI) shall nominate seven
          (7) members and RHI shall nominate four (4) members; provided, that so long as Mel D. Borer shall be the President of the Company, the Shareholders and the Company will take all actions necessary to elect Mr. Borer as a member of the Board of Directors and during such time as Mr. Borer is the President and a Director RHI shall only be entitled to nominate three (3) members. In the event that any Shareholder reasonably objects to the nomination of any particular person or persons as a director, the Shareholder who nominated such person or persons shall withdraw such nomination and nominate another person or persons in replacement thereof.

          (b) Each Shareholder shall, in any election for the Company's Board of Directors, vote to cause the nominee or nominees of each party listed in this section to be elected to the Board of







          Directors of the Company. Each Shareholder shall cause the holder of any proxy given by such Shareholder to comply with this
          Article III.

          (c) Should any director elected to the Board be removed, become incapacitated, or die (the "Affected Director") the shareholder or party which nominated the Affected Director shall have the right to designate a replacement director to complete the term of the Affected Director on the Board of Directors of the Company.

          (d) The Company and the Shareholders agree to take all actions necessary to cause the Executive Committee of the Board of Directors to consist of Anthony D. Autorino, who shall be Chairman and Chief Executive Officer of the Company, the President and Chief Operating Officer of the Company (who initially shall be Mel D. Borer) and Jeffrey J. Steiner (or another person designated by RHI), who shall be Vice-Chairman of the Company.

          ARTICLE IV MISCELLANEOUS

          4.1. Termination. This Agreement, and all rights and obligations of each party hereto, shall terminate upon (i) agreement of all of the Shareholders and the Company, (ii) the voluntary or involuntary dissolution of the Company, (iii) the sale of all or substantially all of the assets of the Company, (iv) when either Shareholder and its affiliates own less than 25% of the shares of Common Stock (including options to purchase shares of Common Stock) owned by such Shareholder on the date of this Agreement (adjusted accordingly for any stock splits or stock dividends by the Company after the date hereof) or (v) on the date that Anthony D. Autorino is no longer the Chief Executive Officer of the Company.

          4.2. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          4.3. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 4.3.

          4.4. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          4.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          4.6. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, if in writing and delivered personally, by confirmed telecopy or sent by registered mail, postage prepaid, to:

          if to any Shareholder:

          addressed to such Shareholder at the address set forth opposite such Shareholders' name in Schedule I if to the Company:

          Shared Technologies Inc.
          100 Great Meadow Road, Suite 104
          Suite 104
          Wethersfield, Connecticut  06109
          Facsimile No.:  (203) 258-2401
          Attention:  Legal Department

          or to such other address as any party may, from time to time, designate in a written notice given in a like manner, and any such notice or communication shall be deemed to have been given on the fifth business day after the date so sent, unless actually received earlier.

          4.7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.








          4.8. Specific Performance. Each party hereto acknowledges that monetary damages would not adequately compensate the other parties hereto for the breach of this Agreement and that this Agreement shall therefore be specifically enforceable, and any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto and its successors, heirs, representatives and assigns waive any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

          4.9. Attorney's Fees. If attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party or parties shall be entitled to recover reasonable attorney's fees and costs incurred therein.

          4.10. Waiver. No amendment or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by each party thereto, and then such waiver or consent shall be effective only in a specific instance and for the specific purpose for which given. No failure on the part of a party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

          4.11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each party hereto and his or its successors, heirs, representatives and permitted assigns. This Agreement shall be binding upon and inure to the benefit of each individual signatory hereto and his, her or its respective heirs, personal representatives and assigns, and any receiver, trustee in bankruptcy or representative of the creditors of each such person.

          4.12. Person Defined. For purposes of this Agreement, "Person" means all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, and other entities and governments and agencies and political subdivisions.

          4.13. After-Acquired Shares. Subject to Section 1.1(b), whenever a Shareholder shall hereafter acquire any shares of Common Stock, Convertible Preferred Stock or rights or options with respect thereto, such shares so acquired shall be voted in accordance with the terms of Article III of this Agreement but shall not otherwise be subject to any of the other terms and conditions contained herein.

          IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto, all as of the date first above written.


          SHARED TECHNOLOGIES INC.


          By:_ _ _ _ _ _ _ _ _ _ _ _ _
          Name:
          Title:


          RHI HOLDINGS, INC.


          By:_ _ _ _ _ _ _ _ _ _ _ _ _ _
          Name:
          Title:


          -------------------------------
          Anthony D. Autorino



             SCHEDULE I


             List of Shareholders


                                                               Common
             Shareholder and Address                           Stock

             RHI Holdings, Inc.
             300 West Service Road
             P.O. Box 10803
             Chantilly, VA  22001                            6,000,000


             Anthony D. Autorino                               [   ]
             [Address]


             Total                                             [   ]









             EXHIBIT B-1

             INDEMNIFICATION AGREEMENT

             This Indemnification Agreement (the "Agreement") is made and entered into this _ _ _ _ _ day of _ _ _ _ _ _ _ _, 1995 by and between Shared Technologies Inc. ("Shared Technologies"), a Delaware corporation, The Fairchild Corporation ("TFC"), a Delaware corporation, and RHI Holdings Inc. ("RHI"), a Delaware corporation and the sole common stockholder of Fairchild Industries, Inc. ("Fairchild").

             WITNESSETH:
             - - - - - -
             WHEREAS, Shared Technologies, TFC, RHI and Fairchild have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of November _ _ _ _, 1995; and

             WHEREAS, capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Merger Agreement; and

             WHEREAS, TFC is the sole common stockholder of RHI; and

             WHEREAS, the execution and delivery of this Agreement is a condition to effecting the Merger at the Closing and each of the parties has agreed to effect the Merger in reliance upon the execution and delivery of this Agreement;

             NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

             1.  Indemnification by RHI and TFC.
             RHI and TFC, jointly and severally, hereby agree to indemnify and hold harmless Shared Technologies against any and all losses, liabilities and damages or actions or claims (or actions or proceedings, whether commenced or threatened) in respect thereof (hereinafter referred to collectively as "Losses") resulting from any liability or claims (including without limitation counsel fees and expenses of Shared Technologies in the event RHI and TFC fail to assume the defense thereof) which related to the operations of Fairchild Industries, Inc. or any of its subsidiaries prior to the Effective Time, including without limitation those which have been assumed by RHI pursuant to the Fairchild Recapitalization described in Schedule 9.1 to the Merger Agreement except for
             (x) Losses related to or arising out of the telecommunications systems and service business of Fairchild Communication Services Company and (y) the other obligations of Fairchild expressly assumed by Shared Technologies as specified on
             Schedule 9.1 to the Merger Agreement (clauses (x) and (y) being defined as the "Assumed Liabilities"). Notwithstanding the foregoing, in no event shall Shared Technologies be entitled to indemnification for, and the term "Losses" shall not include any consequential damages or damages which are speculative, remote or conjectural (except to the extent represented by a successful claim by a third party).

             If any action, proceeding or claim shall be brought or asserted against Shared Technologies by any third party, which action, proceeding or claim, if determined adversely to the interests of Shared Technologies would entitle Shared Technologies to indemnity pursuant to this Agreement, Shared Technologies shall promptly, but in no event later than 10 days from the date Shared Technologies receives written notice of such action, proceeding or claim, notify TFC and RHI of the same in writing specifying in detail the basis of such claim and the facts pertaining thereto (but the failure to give such notice in a timely fashion shall not affect TFC's and RHI's obligations under this Section 1 except to the extent it prejudiced or damaged their ability to defend, settle or compromise such claim or to pay any Losses resulting therefrom), and TFC and RHI shall be entitled (but not obligated) to assume the defense thereof by giving written notice thereof within 10 days after TFC and RHI received notice of the claim from Shared Technologies to Shared Technologies and have the sole control of defense and settlement thereof (but only, with respect to any settlement, if such settlement involves an unconditional release of Shared Technologies or any of its subsidiaries in respect of such claim), including the employment of counsel and the payment of all expenses.

             2. Indemnification by Shared Technologies.
             Shared Technologies hereby agrees to indemnify and hold harmless RHI and TFC against any and all losses, liabilities and damages or actions or claims (or actions or proceedings, whether commenced or threatened) in respect thereof resulting from any liability or claims (including without limitation counsel fees and expenses of RHI and TFC in the event Shared Technologies fails to assume the defense thereof) which related to the Assumed Liabilities (hereinafter referred to collectively as "STI Losses"). Notwithstanding the foregoing, in no event shall TFC and RHI be entitled to indemnification for, and the term "STI Losses" shall not include, any consequential damages or damages which are speculative, remote or conjectural (except to the extent represented by a successful claim by a third party).










             If any action, proceeding or claim shall be brought or asserted against RHI or TFC by any third party, which action, proceeding or claim, if determined adversely to the interests of RHI or TFC would entitle RHI or TFC to indemnity pursuant to this Agreement, RHI or TFC shall promptly, but in no event later than 10 days from the date RHI or TFC receives written notice of such action, proceeding or claim, notify Shared Technologies of the same in writing specifying in detail the basis of such claim and the facts pertaining thereto (but the failure to give such notice in a timely fashion shall not affect Shared Technologies' obligations under this Section 2 except to the extent it prejudiced or damaged Shared Technologies' ability to defend, settle or compromise such claim or to pay any Losses resulting therefrom), and Shared Technologies shall be entitled (but not obligated) to assume the defense thereof by giving written notice thereof within 10 days after Shared Technologies received notice of the claim from RHI or TFC to RHI or TFC and have the sole control of defense and settlement thereof (but only, with respect to any settlement, if such settlement involves an unconditional release of TFC and RHI or any of their respective subsidiaries in respect of such claim), including the employment of counsel and the payment of all expenses.

             3. Miscellaneous.
             3.1 Modification; Waivers. This Agreement may be modified or amended only with the written consent of each party hereto. No party hereto shall be released from its obligations hereunder without the written consent of the other party. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party against which such waiver is to be asserted. Except as otherwise specifically provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

             3.2 Entire Agreement. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.










             3.3 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement or the application of such provision to other Persons or circumstances shall not be affected thereby; provided that the parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof held to be invalid.

             3.4 Notices. (a) Any notice or communication to any party hereto shall be duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party's address.

             If to RHI Holdings, Inc.:
                                  300 West Service Road
                                  P.O. Box 10803
                                  Chantilly, VA  22001
                                  Facsimile No.:  (703) 888-5674
                                  Attention:  Donald Miller, Esq.

             If to The Fairchild Corporation:
                                  300 West Service Road
                                  P.O. Box 10803
                                  Chantilly, VA  22001
                                  Attention:  Donald Miller, Esq.

             with a copy to:
                                  James J. Clark, Esq.
                                  Cahill Gordon & Reindel
                                  80 Pine Street
                                  New York, NY  10005
                                  Facsimile No.:  (212) 269-5420

              If to Shared Technologies Inc.:
                                  100 Great Meadow Road, Suite 104
                                  Wethersfield, CT  06109
                                  Facsimile No.:  (203) 258-2401
                                  Attention:  Legal Department

             with a copy to:
                                  Walter D. Wekstein, Esq.
                                  Gadsby & Hannah
                                  125 Summer Street
                                  Boston, Massachusetts 02110
                                  Facsimile No. (617) 345-7050









             (b) All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, if mailed; when sent, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

             3.5 Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon RHI, TFC and Shared Technologies and their respective successors and assigns.

             3.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which for all purposes shall be deemed to be an original and all of which together shall constitute the same agreement.

             3.7 Headings. The Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

             3.8 Construction. This Agreement shall be governed, construed and enforced with the laws of the state of New York, without regard to principles of conflict of laws.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the date first written above.

             THE FAIRCHILD CORPORATION

             By:_ _ _ _ _ _ _ _ _ _ _ _
             Name:
             Title:

             RHI HOLDINGS, INC.

             By:_ _ _ _ _ _ _ _ _ _ _ _ _
             Name:
             Title:


             SHARED TECHNOLOGIES INC.


             By:_ _ _ _ _ _ _ _ _ _ _ _ _ _
             Name:
             Title:









             EXHIBIT B-2

             INDEMNIFICATION AGREEMENT

             This Indemnification Agreement (the "Agreement") is made and entered into this _ _ _ day of _ _ _ _ _ _ _, 1995 by and between Shared Technologies Inc. ("Shared Technologies"), a Delaware corporation, and Fairchild Fasteners, Inc.
             ("Fasteners"), a Delaware corporation.

             WITNESSETH:

             WHEREAS, Shared Technologies, The Fairchild Corporation, RHI Holdings Inc. and Fairchild Industries, Inc. ("Fairchild") have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of November _ _ _, 1995; and

             WHEREAS, Fasteners owns the assets and liabilities, and conducts the operations, of the aerospace and industrial fasteners business previously owned and conducted by Fairchild and its subsidiaries; and

             WHEREAS, capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Merger Agreement; and

             WHEREAS, the execution and delivery of this Agreement is a condition to effecting the Merger at the Closing and the parties to the Merger Agreement have agreed to effect the Merger in reliance upon the execution and delivery of this Agreement;

             NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

             1. Indemnification by Fasteners.

             Fasteners hereby agrees to indemnify and hold harmless Shared Technologies against any and all losses, liabilities and damages or actions or claims (or actions or proceedings whether commenced or threatened) in respect thereof (hereinafter referred to collectively as "Losses") resulting from any liability or claims (including without limitation counsel fees and expenses for Shared Technologies in the event Fasteners fails to assume the defense thereof) which related to the aerospace and industrial fasteners business as previously owned and conducted by Fairchild and its subsidiaries prior to the









             Effective Time, including without limitation those which have directly and indirectly been assumed by Fasteners pursuant to the Fairchild Recapitalization described in Schedule 9.1 to the Merger Agreement. Notwithstanding the foregoing, in no event shall Shared Technologies be entitled to indemnification for, and the term "Losses" shall not include, any consequential damages or damages which are speculative, remote or conjectural (except to the extent represented by a successful claim by a third party).

             If any action, proceeding or claim shall be brought or asserted against Shared Technologies by any third party, which action, proceeding or claim, if determined adversely to the interests of Shared Technologies would entitle Shared Technologies to indemnity pursuant to this Agreement, Shared Technologies shall promptly, but in no event later than 10 days from the date Shared Technologies receives written notice of such action, proceeding or claim, notify Fasteners of the same in writing specifying in detail the basis of such claim and the facts pertaining thereto (but the failure to give such notice in a timely fashion shall not affect Fasteners' obligations under this Section 1 except to the extent it prejudiced or damaged Fasteners' ability to defend, settle or compromise such claim or to pay any Losses resulting therefrom), and Fasteners shall be entitled (but not obligated) to assume the defense thereof by giving written notice thereof within 10 days after Fasteners received notice of the claim from Shared Technologies to Shared Technologies and have the sole control of defense and settlement thereof (but only, with respect to any settlement, if such settlement involves an unconditional release of Shared Technologies or any of its subsidiaries), including the employment of counsel and the payment of all expenses.

             2. Indemnification by Shared Technologies.

             Shared Technologies hereby agrees to indemnify and hold harmless Fasteners against any and all losses, liabilities and damages or actions or claims (or actions or proceedings whether commenced or threatened) in respect thereof (hereinafter referred to collectively as "STI Losses") resulting from (x) losses related to or arising out of the telecommunications systems and service business of Fairchild Communication Services Company and (y) the other obligations of Fairchild expressly assumed by Shared Technologies as specified on
             Schedule 9.1 to the Merger Agreement (including without limitation counsel fees and expenses of Fasteners in the event Shared Technologies fails to assume the defense thereof). Notwithstanding the foregoing, in no event shall Fasteners be entitled to indemnification for, and the term "STI Losses" shall not include, any consequential damages or damages which are speculative, remote or conjectural (except to the extent represented by a successful claim by a third party).

             If any action, proceeding or claim shall be brought or asserted against Fasteners by any third party, which action, proceeding or claim, if determined adversely to the interests of Fasteners would entitle Fasteners to indemnity pursuant to this Agreement, Fasteners shall promptly, but in no event later than 10 days from the date Fasteners receives written notice of such action, proceeding or claim, notify Shared Technologies of the same in writing specifying in detail the basis of such claim and the facts pertaining thereto (but the failure to give such notice in a timely fashion shall not affect Shared Technologies' obligations under this Section 2 except to the extent it prejudiced or damaged Shared Technologies' ability to defend, settle or compromise such claim or to pay any Losses resulting therefrom), and Shared Technologies shall be entitled (but not obligated) to assume the defense thereof by giving written notice thereof within 10 days after Shared Technologies received notice of the claim from Fasteners to Fasteners and have the sole control of defense and settlement thereof (but only, with respect to any settlement, if such settlement involves an unconditional release of Fasteners or any of its subsidiaries), including the employment of counsel and the payment of all expenses.

             3. Miscellaneous

             3.1 Modification; Waivers. This Agreement may be modified or amended only with the written consent of each party hereto. No party hereto shall be released from its obligations hereunder without the written consent of the other party. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party against which such waiver is to be asserted. Except as otherwise specifically provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

             3.2 Entire Agreement. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

             3.3 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement or the application of such provision to other Persons or circumstances shall not be affected thereby; provided that the parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof held to be invalid.

             3.4 Notices. (a) Any notice or communication to any party hereto shall be duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party's address.

             If to Fairchild Fasteners, Inc.:

                                  300 West Service Road
                                  P.O. Box 10803
                                  Chantilly, VA  22001
                                  Facsimile No.:  (703) 888-5674
                                  Attention:  Donald Miller, Esq.

        with a copy to:

                                  James J. Clark, Esq.
                                  Cahill Gordon & Reindel
                                  80 Pine Street
                                  New York, NY  10005
                                       Facsimile No.:  (212) 269-5420
             If to Shared Technologies Inc.:

                                  100 Great Meadow Road, Suite 104
                                  Wethersfield, CT  06109
                                  Facsimile No.:  (203) 258-2401
                                  Attention:  Legal Department

        with a copy to:

                                  Walter D. Wekstein, Esq.
                                  Gadsby & Hannah
                                  125 Summer Street
                                  Boston, Massachusetts 02110
                                  Facsimile No. (617) 345-7050

          (b) All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, if mailed; when receipt acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          3.5 Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon Fasteners and Shared Technologies and their respective successors and assigns.

          3.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which for all purposes shall be deemed to be an original and all of which together shall constitute the same agreement.

          3.7 Headings. The Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

          3.8 Construction. This Agreement shall be governed, construed and enforced with the laws of the state of New York, without regard to principles of conflict of laws.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the date first written above.

          FAIRCHILD FASTENERS, INC.


          By:_ _ _ _ _ _ _ _ _ _ _
          Name:
          Title:

          SHARED TECHNOLOGIES INC.

          By:_ _ _ _ _ _ _ _ _ _ _
          Name:
          Title:






          EXHIBIT B-3

          INDEMNIFICATION AGREEMENT

          This Indemnification Agreement (the "Agreement") is made and entered into this _ _ _ day of _ _ _ _ _ _, 1995 by and between Shared Technologies Inc. ("Shared Technologies"), a Delaware corporation, and D-M-E, Inc. ("DME"), a Delaware corporation.

          WITNESSETH:
          -----------

          WHEREAS, Shared Technologies, The Fairchild Corporation, RHI Holdings Inc. and Fairchild Industries, Inc. ("Fairchild") have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of November _ _ _ , 1995; and

          WHEREAS, DME owns the assets and liabilities, and conducts the operations, of the plastic injection molding business previously owned and conducted by Fairchild and its subsidiaries; and

          WHEREAS, capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Merger Agreement; and

          WHEREAS, the execution and delivery of this Agreement is a condition to effecting the Merger at the Closing and the parties to the Merger Agreement have agreed to effect the Merger in reliance upon the execution and delivery of this Agreement;

          NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

          1. Indemnification by DME.

          DME hereby agrees to indemnify and hold harmless Shared Technologies against any and all losses, liabilities and damages or actions or claims (or actions or proceedings whether commenced or threatened) in respect thereof (hereinafter referred to collectively as "Losses") resulting from any liability or claims (including without limitation counsel fees and expenses of Shared Technologies in the event DME fails to assume the defense thereof) which related to the plastic injection molding business as previously conducted by Fairchild and its subsidiaries prior to the Effective Time, including without limitation those which have been directly and indirectly assumed by DME pursuant to the Fairchild Recapitalization described in Schedule 9.1 to the Merger Agreement. Notwithstanding the foregoing, in no event shall Shared Technologies be entitled to indemnification for, and the term "Losses" shall not include, any consequential damages or damages which are speculative, remote or conjectural (except to the extent represented by a successful claim by a third party).

          If any action, proceeding or claim shall be brought or asserted against Shared Technologies by any third party, which action, proceeding or claim, if determined adversely to the interests of Shared Technologies would entitle Shared Technologies to indemnity pursuant to this Agreement, Shared Technologies shall promptly, but in no event later than 10 days from the date Shared Technologies receives written notice of such action, proceeding or claim, notify DME of the same in writing specifying in detail the basis of such claim and the facts pertaining thereto (but the failure to give such notice in a timely fashion shall not affect DME's obligations under this Section 1 except to the extent it prejudiced or damaged DME's ability to defend, settle or compromise such claim or to pay any Losses resulting therefrom), and DME shall be entitled (but not obligated) to assume the defense thereof by giving written notice thereof within 10 days after DME received notice of the claim from Shared Technologies to Shared Technologies and have the sole control of defense and settlement thereof (but only, with respect to any settlement, if such settlement involves an unconditional release of Shared Technologies or any of its subsidiaries in respect of such claim), including the employment of counsel and the payment of all expenses.

          2. Indemnification by Shared Technologies.

          Shared Technologies hereby agrees to indemnify and hold harmless DME against any and all losses, liabilities and damages or actions or claims (or actions or proceedings whether commenced or threatened) in respect thereof (hereinafter referred to collectively as "STI Losses") resulting from (x) losses related to or arising out of the telecommunications systems and service business of Fairchild Communication Services Company and (y) the other obligations of Fairchild expressly assumed by Shared Technologies as specified on Schedule 9.1 to the Merger Agreement (including without limitation counsel fees and expenses of DME in the event Shared Technologies fails to assume the defense thereof). Notwithstanding the foregoing, in no event shall DME be entitled to indemnification for, and the term "STI Losses" shall not include, any consequential damages or damages which are speculative, remote or conjectural (except to the extent repre-sented by a successful claim by a third party).

          If any action, proceeding or claim shall be brought or asserted against DME by any third party, which action, proceeding or claim, if determined adversely to the interests of DME would entitle DME to indemnity pursuant to this Agreement, DME shall promptly, but in no event later than 10 days from the date DME receives written notice of such action, proceeding or claim, notify Shared Technologies of the same in writing specifying in detail the basis of such claim and the facts pertaining thereto (but the failure to give such notice in a timely fashion shall not affect Shared Technologies' obligations under this Section 2 except to the extent it prejudiced or damaged Shared Technolo-gies' ability to defend, settle or compromise such claim or to pay any Losses resulting therefrom), and Shared Technologies shall be entitled (but not obligated) to assume the defense thereof by giving written notice thereof within 10 days after Shared Technologies received notice of the claim from DME to DME and have the sole control of defense and settlement thereof (but only, with respect to any settlement, if such settlement involves an unconditional release of DME or any of its subsidiaries in respect of such claim), including the employment of counsel and the payment of all expenses.

          3. Miscellaneous

          3.1. Modification; Waivers. This Agreement may be modified or amended only with the written consent of each party hereto. No party hereto shall be released from its obligations hereunder without the written consent of the other party. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party against which such waiver is to be asserted. Except as otherwise specifically provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          3.2. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          3.3. Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement or the application of such provision to other Persons or circumstances shall not be affected thereby; provided that the parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof held to be invalid.

          3.4. Notices. (a) Any notice or communication to any party hereto shall be duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party's address.






          If to D-M-E, Inc.:

                            300 West Service Road
                            P.O. Box 10803
                            Chantilly, VA  22001
                            Facsimile No.:  (703) 888-5674
                            Attention:  Donald Miller, Esq.

          with a copy to:

                            James J. Clark, Esq.
                            Cahill Gordon & Reindel
                            80 Pine Street
                            New York, NY  10005
                            Facsimile No.:  (212) 269-5420

          If to Shared Technologies Inc.:

                            100 Great Meadow Road, Suite 104
                            Wethersfield, CT  06109
                            Facsimile No.:  (203) 258-2401
                            Attention:  Legal Department

          with a copy to:

                            Walter D. Wekstein, Esq.
                            Gadsby & Hannah
                            125 Summer Street
                            Boston, Massachusetts  02110
                            Facsimile No.:  (617) 345-7050

          (b) All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, if mailed; when receipt acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          3.5. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon DME and Shared Technologies and their respective successors and assigns.

          3.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which for all purposes shall be deemed to be an original and all of which together shall constitute the same agreement.

          3.7. Headings. The Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

          3.8. Construction. This Agreement shall be governed, construed and enforced with the laws of the state of New York, without regard to principles of conflict of laws.







          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the date first written above.

          D-M-E, INC.

          By:_ _ _ _ _ _ _ _ _ _ _ _
          Name:
          Title:


          SHARED TECHNOLOGIES INC.

          By:_ _ _ _ _ _ _ _ _ _ _ _
          Name:
          Title:






          EXHIBIT C

          PLEDGE AGREEMENT

          PLEDGE AGREEMENT (the "Agreement"), dated as of _ _ _ _ _ , 1995, made by RHI HOLDINGS, INC., a Delaware corporation ("Pledgor"), in favor of [NAME OF PLEDGE AGENT] (the "Pledgee").


          RECITALS:
          --------
          A. Pursuant to the terms of an Agreement and Plan of Merger dated as of _ _ _ _ _, 1995 (the "Merger Agreement") among Shared Technologies Inc. ("Shared Technologies"), The Fairchild Corporation ("TFC"), RHI and Fairchild Industries, Inc. (a wholly-owned subsidiary of RHI), RHI has received _ _ _ shares of 6% Cumulative Convertible Preferred Stock, par value $_ _ _ per share (the "Convertible Preferred Stock"), of Shared Technologies and _ _ _ shares of Special Preferred Stock, par value $_ _ _ per share (the "Special Preferred Stock" and, together with the Convertible Preferred Stock, the "Preferred Stock").

          B. This Agreement is given by Pledgor in favor of Pledgee for the benefit of Shared Technologies to secure the payment and performance by the Indemnifying Parties (as hereinafter defined) of Indemnification Agreements dated the date hereof (the "Indemnification Agreements") between Shared Technologies and each of TFC, RHI, D-M-E Inc. and Fairchild Fasteners, Inc. (collectively, the "Indemnifying Parties").

          AGREEMENT:
          ----------
          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Pledgee hereby agree as follows:

          SECTION 1. Pledge. As collateral security for the payment and performance when due of all of the Indemnifying Parties' obligations to Shared Technologies under the Indemnification Agreements (the "Secured Obligations"), Pledgor hereby pledges, assigns and grants to Pledgee for the benefit of and as agent for Shared Technologies, until this Agreement terminates, a continuing first priority security interest in and to all of the right, title and interest of Pledgor in shares of Preferred Stock of Shared Technologies described in Schedule I hereto (the "Pledged Shares"). The term "Pledged Collateral" shall mean (i) the Pledged Shares and all other securities or property issued in exchange or as replacement for (by reason of merger, reorganization or otherwise) the Pledged Shares by the Company or a third party ("New Pledged Shares") and (ii) all other assets or property substituted for the Pledged Shares in accordance with
          Section 6 of this Agreement.






          SECTION 2. Delivery of Pledged Shares. The certificates representing the Pledged Shares, together with stock powers, are, concurrently with the execution of this Agreement, being delivered to Pledgee (and with respect to any New Pledged Shares will be promptly delivered to Pledgee when received by Pledgor) and will be held by Pledgee pursuant to and in accordance with the terms of this Agreement.

          SECTION 3.  Voting Rights; Distributions; etc.

          (a) Pledgor shall be entitled to exercise any and all voting and other consensual rights (including rights to exercise) pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms or purpose of this Agreement.

          (b) Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends or distributions made with respect to the Pledged Collateral, provided, however, if a Dispute Notice (as hereinafter defined) has been delivered, until there has been a resolution of the dispute to which such Dispute Notice relates, all dividends and distributions on the portion of Pledged Collateral required to satisfy Shared Technologies' claims under the relevant Dispute Notice, shall be delivered to and held by the Pledge Agent. Upon resolution of the dispute which is the subject of the Dispute Notice all dividends and distributions shall forthwith be delivered to the party in whose favor the dispute was resolved.

          (c) Pledgee shall be deemed without further action or formality to have granted to Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to Pledgor all such instruments as Pledgor may reasonably request in order to permit Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 3(a) hereof and to receive the dividends and distributions which it is authorized to receive and retain pursuant to Section 3(b) hereof.

          SECTION 4. Other Liens. Pledgor shall not (i) sell, convey, assign or otherwise dispose of (except pursuant to Section 6), or grant any option, right or warrant with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien upon or with respect to any Pledged Collateral other than the lien and security interest granted to Pledgee for the benefit of Shared Technologies under this Agreement.

          SECTION 5. Cancellation of Pledged Shares upon Payment Default. In the event that Shared Technologies claims it is entitled to a payment from an Indemnifying Party in accordance with the terms of an Indemnification Agreement because of a payment that Shared Technologies has made or is then obligated to make to a third party and for which it is entitled to indemnification under the






          Indemnification Agreements, such Indemnifying Party shall have 30 days (the "Notice Period") from its receipt of written notice of such claim to pay to Shared Technologies the amount of such claim in cash or dispute responsibility for indemnification of such claim by delivering a written notice thereof to Shared Technologies (a "Dispute Notice"). In the event that such Indemnifying Party fails to pay any such claim or deliver a Dispute Notice within such 30-day period, Pledgee shall deliver to Shared Technologies, at Shared Technologies' request (a "Pledge Notice"), Pledged Shares or, if applicable, New Pledged Shares (in each case valued at their liquidation preference) in an amount equal to such claimed amount and Shared Technologies shall cancel the same and they will cease to be Pledged Collateral for all purposes of this Agreement. In the event of a claim subject to a Dispute Notice, upon settlement of such dispute, if the Indemnifying Party fails to pay the amount owing to Shared Technologies, if any, as a result of such settlement (the "Undisputed Claim Amount"), within 30 days thereof, Pledgee shall deliver to Shared Technologies, upon delivery to Pledgee of a Pledge Notice, Pledged Shares or, if applicable, New Pledged Shares (in each case valued at their liquidation preference) equal to the Undisputed Claim Amount and Shared Technologies shall cancel the same. Any such cancellation of Pledged Shares or New Pledged Shares pursuant to this Section 5 will be deemed to have satisfied the Indemnifying Party's obligations under the Indemnification Agreements for the claim to the extent of the liquidation preference of the Pledged Shares or New Pledged Shares so cancelled. The foregoing rights of Shared Technologies shall not obviate Shared Technologies' other available rights to seek indemnification payments from the Indemnifying Parties.

          SECTION 6. Substitution of Collateral. At its election, Pledgor may substitute property or assets owned by it for all or a portion of the Pledged Shares (or New Pledged Shares) so long as
          (i) the fair market value of such substitute property or assets is at least equal to the fair market value of the Pledged Shares (or New Pledged Shares) for which substitution is sought, as evidenced by the written opinion of an investment banking firm of nationally recognized standing reasonably acceptable to Shared Technologies, (ii) such substitute property or assets are not subject to any other lien or security interest at the time of such substitution, (iii) Pledgor delivers to Pledgee such instruments and documents which are necessary for Pledgee to perfect a first priority lien on and security interest in such substitute property or assets and (iv) Pledgor, Pledgee and Shared Technologies shall have entered into such amendments or supplements to this Agreement as are reasonably requested by Pledgee and Shared Technologies in order to ensure Pledgee's rights and remedies hereunder with respect to such substituted property or assets.

          SECTION 7. Termination of Agreement; Release of Pledged Collateral. On the Termination Date, this Agreement shall terminate and Pledgee's and Shared Technologies' rights with respect to the Pledged Collateral shall terminate and Pledgee shall promptly deliver the certificates (or other property or assets) representing the Pledged Collateral to Pledgor, free and clear of any lien or encumbrance thereon. "Termination Date" means the later to occur of (i) the third anniversary of the date of this Agreement and (ii) the date on which the consolidated net worth (computed in accordance with generally accepted accounting principles) of The Fairchild Corporation at such time (as evidenced by an audited balance sheet delivered to Pledgee by Pledgor) is at least (x) $25 million greater than such net worth at September 30, 1995 (excluding for such purpose any value attributed to the Preferred Stock on such balance sheet) and
          (y) $225 million (including for such purpose the value of the Preferred Stock); provided that in the event of any outstanding claims under the Indemnification Agreements that are subject to a Dispute Notice, the Termination Date shall not be deemed to occur with respect to an amount of Pledged Collateral equal to the claim which is the subject of such Dispute Notice, until such dispute is resolved unless, as to any such claim, the appropriate Indemnifying Parties accept, by written agreement reasonably satisfactory to Shared Technologies, full and unconditional liability for such claim and agree to assume the defense thereof and full responsibility therefor (an "Assumption"). The foregoing provisions notwithstanding, in the event that a Pledge Notice has been delivered as to which Pledgor has not yet responded and the Notice Period has not yet expired, such claims shall be subject to the terms of the proviso of the preceding sentence until the earlier to occur of the payment by Pledgor of the Undisputed Claim Amount or delivery by Pledgor to Shared Technologies of an Assumption.

          SECTION 8. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Shares and shall (i) be binding upon Pledgor, its successors and assigns, and (ii) inure, together with the rights and remedies of each of Pledgee and Shared Technologies hereunder, to the benefit of each of Pledgee and Shared Technologies and their respective successors, transferees and assigns; no other Person (including, without limitation, any other creditor of Pledgor or Shared Technologies) shall have any interest herein or any right or benefit with respect hereto.

          SECTION 9. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          SECTION 10. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 11. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

          SECTION 12. Headings. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          SECTION 13. Arbitration. Any controversy, dispute or question arising out of or in connection with this Agreement, or the interpretation, performance or non-performance of this Agreement or any breach hereof, shall be determined by arbitration held in New York, in accordance with the then existing rules of the American Arbitration Association. Any decision or award of such arbitration shall be final, conclusive and binding on the parties hereto. Nothing contained herein shall in any way deprive either party of its right to obtain injunctions or other equitable relief, including preliminary relief pending arbitration. All costs and expenses (including counsel and expert witness fees) associated with any such arbitration shall be paid by the party adjudged by the arbitrator to be responsible for the costs. Any award rendered by an arbitrator shall be enforceable in any court of competent jurisdiction.

          SECTION 14. Pledgee. Shared Technologies hereby appoints [NAME OF PLEDGE AGENT] as its agent to act as its pledge agent with respect to the Pledged Collateral pursuant to this Agreement.
          The actions of Pledgee hereunder are subject to the provisions of this Agreement. Pledgee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral), in accordance with this Agreement. Pledgee may resign as long as Pledgee is replaced by a successor Pledgee approved by Pledgor and Shared Technologies. Upon the acceptance of any appointment as Pledgee by a successor Pledgee, that successor Pledgee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Pledgee under this Agreement, and the retiring Pledgee shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Pledgee's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Pledgee.






          SECTION 15.  Notices.

          (a) Any notice or communication to any party hereto shall be duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery to such other party's address.

          If to RHI Holdings, Inc.:

          300 West Service Road
          P.O. Box 10803
          Chantilly, VA  22001
          Facsimile No.:  (703) 888-5674
          Attention:  Donald Miller, Esq.

          with a copy to:

          James J. Clark, Esq.
          Cahill Gordon & Reindel
          80 Pine Street
          New York, NY  10005
          Facsimile No.:  (212) 269-5420
          If to Shared Technologies Inc.:

          100 Great Meadow Road, Suite 104
          Wethersfield, CT  06109
          Facsimile No.:  (203) 258-2401
          Attention:  Legal Department

          with a copy to:

          Walter D. Wekstein, Esq.
          Harold J. Carroll, Esq.
          Gadsby & Hannah
          125 Summer Street
          Boston, MA  02110
          Facsimile No.:  (617) 345-7050

          If to [Pledge Agent]:

          [                  ]

          with a copy to:


          (b) All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, if mailed; when sent, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.






          SECTION 16. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          IN WITNESS WHEREOF, Pledgor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

          RHI HOLDINGS, INC.,
          as Pledgor


          By:_ _ _ _ _ _ _ _ _ _ _ _ _
          Name:
          Title:


          [NAME],
          as Pledgee


          By:_ _ _ _ _ _ _ _ _ _ _ _ _
          Name:
          Title:


          SHARED TECHNOLOGIES INC.


          By:_ _ _ _ _ _ _ _ _ _ _ _
          Name:
          Title:

          SCHEDULE I


          Pledged Shares

                >
           TABLE
          <
                  >
           CAPTION
          <
          [S]          [C]          [C]          [C]           [C]
                       Class        Par          Certificate   Number
          Issuer       of Stock     Value        No(s)         of Shares





            TABLE
          </     >






          EXHIBIT D


          REGISTRATION RIGHTS AGREEMENT

          between

          RHI HOLDINGS, INC.

          THE FAIRCHILD CORPORATION

          and

          SHARED TECHNOLOGIES INC.

          Dated _ _ _ _ _ _ _, 1995


          REGISTRATION RIGHTS AGREEMENT dated as of _ _ _ _ _ _ _ _ _, 1995, between SHARED TECHNOLOGIES INC., a Delaware corporation (the "Company"), RHI HOLDINGS, INC., a Delaware corporation ("RHI") and THE FAIRCHILD CORPORATION, a Delaware corporation ("TFC").

          WITNESSETH:
          -----------
          WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of November _ _, 1995 (the "Merger Agreement"), among the Company, TFC, RHI and Fairchild Industries, Inc. ("Fairchild"), RHI has obtained (i) 6,000,000 shares of Common Stock shares of the
          Company, par value $.004 (the "Common Stock"), (ii) [   ] shares
          of 6% Cumulative Convertible Preferred Stock, par value $_ _ _ (the "Convertible Preferred Stock"), of the Company and
          (iii) [   ] shares of Special Preferred Stock, par value $____
          (the "Special Preferred Stock" and, together with the Convertible Preferred Stock, the "Preferred Stock").

          WHEREAS, the Company desires to provide RHI and its successors and assigns with certain rights regarding the registration of the Common Stock and the Preferred Stock (including Common Stock issuable upon conversion of the Convertible Preferred Stock and Common Stock issuable by the Company to RHI to satisfy indemnification obligations of the Company under the Merger Agreement).

          NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto agree as follows:

          1. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:






          "Affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement), it being understood that any limited partner of a partnership shall not be an Affiliate of such partnership solely by virtue of its status as such a limited partner.

          "Commission" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Common Stock" means the common stock of Shared Technologies Inc., par value $.004.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such subsequent similar federal statute.

          "Merger Agreement" is defined in the Recitals.

          "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

          "Preferred Stock" means, collectively, (i) the 6% Cumulative
          Convertible Preferred Stock of the Company, par value $    ,
          issued pursuant to the Merger Agreement and (ii) the Special Preferred Stock of the Company, par value $____, issued pursuant to the Merger Agreement.

          "Registrable Common Securities" means the shares of Common Stock
          (i) issued to RHI pursuant to the Merger Agreement, (ii) issued to RHI in the future to satisfy indemnification obligations of the Company under the Merger Agreement and (iii) issuable and issued upon conversion of any shares of Convertible Preferred Stock. As to any particular Registrable Common Securities, once issued such securities shall cease to be Registrable Common Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold as permitted by, and in compliance with, Rule 144 (or successor provision) promulgated under the Securities Act or
          (c) they shall have ceased to be outstanding.

          "Registrable Preferred Securities" means the shares of Preferred Stock issued to RHI pursuant to the Merger Agreement. As to any particular Registrable Preferred Securities, once issued such securities shall cease to be Registrable Preferred Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities






          Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold as permitted by, and in compliance with, Rule 144 (or successor provision) promulgated under the Securities Act or (c) they shall have ceased to be outstanding.

          "Registrable Securities" means collectively the Registrable Common Securities and Registrable Preferred Securities and any other securities issuable in connection therewith or in replacement thereof by way of a dividend, distribution, recapitalization, exchange, merger, consolidation or other reorganization.

          "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all listing fees, all fees and expenses of complying with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "comfort" letters required by or incident to such performance and compliance, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities; provided, however, that Registration Expenses shall exclude, and RHI shall pay, underwriters' fees and underwriting discounts and commissions and transfer taxes in respect of the Registrable Securities being registered.

          "Securities Act" means the Securities Act of 1933, as amended, or any subsequent similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any such subsequent similar federal statute.

          "Special Securities" is defined in the definition of "Trigger Date" below.

          "Trigger Date" means (i) with respect to shares of Common Stock issued to satisfy indemnification obligations of the Company under the Merger Agreement (collectively "Special Securities"), on the date of their issuance, (ii) with respect to the shares of Special Preferred Stock, on their date of issuance and (iii) with respect to all other Registrable Securities, on the date which is two years after the date of this Agreement.

          2.  Registration Rights.

          2.1.  Registration on Demand.







          2.1.1 Demand. At any time following a Trigger Date, upon the written request (the "Demand") of RHI that the Company effect the registration under the Securities Act of all or part of RHI's Registrable Securities, the Company shall: use its best efforts to effect, as soon as practicable and in any event within 90 days after the Demand is received from RHI, the registration under the Securities Act (but not including by means of a shelf registration pursuant to Rule 415 under the Securities Act), of the Registrable Securities which the Company has been so requested to register by RHI.

          2.1.2 Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 2.1 in connection with an underwritten offering by RHI of Registrable Securities, holders of securities of the Company who have "piggyback" registration rights may include all or a portion of such securities in such registration, offering or sale; provided that, if the amount of Registrable Securities to be sold by RHI is to be reduced because of the views of the managing underwriter or underwriters, then the securities (other than the Registrable Securities) to be sold by such other holders participating in such offering shall be reduced by allocating the securities to be sold by such other holders in proportion to the number of securities proposed to be sold in such offering by such holders.

          2.1.3  Registration Statement Form.  Registrations under this
          Section 2.1 shall be on such appropriate registration form of the Commission as shall be selected by the Company. The Company shall include in any such registration statement all information which, in the opinion of counsel to the Company, is required to be included.

          2.1.4 Expenses. The Company shall pay the Registration Expenses in connection with any registration requested pursuant to this
          Section 2.1.

          2.1.5 Effective Registration Statement. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to RHI and has not thereafter become effective, or
          (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of RHI.

          2.1.6 Selection of Underwriters. In connection with each underwritten offering, RHI shall promptly select an underwriter subject to the approval of the Company (which approval shall not be unreasonably withheld by the Company).







          2.1.7 Limitations on Registration on Demand. The Company shall not be required to prepare and file a registration statement pursuant to this Section 2.1 which would become effective within 90 days following the effective date of a registration statement (other than a registration statement filed on Form S-8) filed by the Company with the Commission pertaining to an underwritten public offering of convertible debt securities or equity securities for cash for the account of the Company or another holder of securities of the Company or if the Company gives written notice to RHI within 10 days of receipt of a Demand that the Company will initiate within 30 days the preparation of such registration statement, and in each such case RHI was afforded the opportunity to include Registrable Securities in such registration pursuant to Section 2.2 (unless the managing underwriter for such registration is of the opinion that such inclusion would adversely affect the Company's ability to complete its underwritten offering). Notwithstanding anything in this Section 2.1 to the contrary, in no event shall the Company be required to effect (i) in the aggregate, more than three registrations pursuant to this Section 2.1 (other than registrations pertaining to Special Securities, which shall be unlimited in number and not otherwise reduce the number of registrations available to the Company pursuant to this Section 2.1) and (ii) more than one registration pursuant to this Section
          2.1 in any 180-day period (other than registrations pertaining to Special Securities, which shall not affect or be affected by this clause (ii)).

          2.1.8 Right to Purchase in Lieu of Registration. If the Company receives a request for a Demand registration and the Company desires not to comply with such request, then the Company may purchase all but not less than all of the Registrable Securities proposed to be disposed of in such request (the "Redeemable Shares") by delivering to RHI a notice of the Company's election to purchase such Registrable Securities (the "Redemption Notice") within seven (7) days of receipt by the Company of the request for the Demand registration pursuant to Section 2.1.1. Upon issuance of the Redemption Notice, the Company shall be irrevocably committed to purchase the Registrable Securities on the terms set forth herein. The purchase price to be paid for the Registrable Securities shall be the Closing Price on the Trading Day immediately prior to the date the Company receives the notice for the Demand registration; provided, that in the event the Registrable Securities are not listed and traded on any national securities exchange or on NASDAQ (as defined below), the purchase price shall be established by the written opinion of a nationally recognized investment banking firm selected by RHI delivered to the Company at time of the request for a Demand registration. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Registrable Securities in question shall be listed or admitted to trading shall be open for the transaction of business or, if the Registrable Securities shall not be listed or admitted to trading on any national securities exchange, any day on which trading takes place in the over-the-counter market. The Company shall purchase the Registrable Securities within thirty (30) business days of the issuance of the Redemption Notice by delivering the purchase price in cash to RHI against delivery of the Registrable Securities. "Closing Price" means the last sale price, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Registrable Securities shall be listed or admitted to trading or, if the Registrable Securities shall not be listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") or such other system then in use.

          2.2. Piggyback Registration.

          2.2.1 Right to Include Registrable Securities. If the Company at any time proposes to register any of its securities under the Securities Act by registration on Forms S-1, S-2, S-3 or any successor or similar form(s) (except registrations on such Forms or similar form(s) solely for registration of securities in connection with (i) an employee benefit plan or dividend reinvestment plan or a merger or consolidation or (ii) debt securities which are not convertible into Common Stock), whether or not for sale for its own account, it shall, subject to
          Section 2.8, each such time give written notice to RHI of its intention to do so and of RHI's rights under this Section 2.2 at least 15 days prior to the filing of a registration statement with respect to such registration with the Commission. Upon the written request of RHI made as promptly as practicable and in any event within 5 business days after the receipt of any such notice, which request shall specify the Registrable Securities intended to be disposed of by RHI, the Company shall, subject to
          Section 2.7, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by RHI; provided, that with respect to registrations effected for the account of another holder of securities of the Company, RHI's rights to include Registrable Securities will be subject to the consent of such other holder under agreements existing as of the date of this Agreement; provided, further, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to RHI and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice; provided, however, that RHI may request that such registration be effected as a registration under Section 2.1 hereof and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon demand under
          Section 2.1. The Company shall pay all Registration Expenses in connection with registration of Registrable Securities requested pursuant to this Section 2.2.

          2.2.2 Priority in Piggyback Registrations. Notwithstanding anything in paragraph 2.2.1 above to the contrary, if the managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number or type of Registrable Securities requested to be included in such registration would materially and adversely affect such offering, then the Company shall include in such registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account or by the holder of securities who initiated a demand registration, and second, by reducing the other securities (including Registrable Securities to be sold by other holders of securities (including RHI)) in proportion to the number of securities proposed to be sold in such offering by such holders.

          2.3. Registration Procedures.

          2.3.1 In connection with the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Company shall as expeditiously as possible:

          (i) prepare and file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become and remain effective (subject to clause (ii) below); provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Securities; provided, that such period need not exceed 90 days;






          (iii) furnish to RHI such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as RHI may reasonably request;

          (iv) use its best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or Blue Sky laws of such States of the United States of America where an exemption is not available and as RHI shall reasonably request,
          (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (z) to take any other action which may reasonably be necessary or advisable to enable RHI to consummate the disposition in such jurisdictions of the securities to be sold by RHI, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this paragraph (iv), be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

          (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to RHI to consummate the disposition of such Registrable Securities in accordance with their intended method of disposition;

          (vi) furnish to RHI and its underwriters, if any, (x) an opinion of counsel for the Company, and (y) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, each covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountant's comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountant's comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated);

          (vii) notify RHI when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of RHI promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish the same to RHI;

          (ix) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration; and

          (x) use its best efforts to list all Registrable Securities covered by such registration statement on any national securities exchange or over-the-counter market, if any, on which Registrable Securities of the same class and, if applicable, series, covered by such registration statement are then listed.

          The Company may require RHI to furnish the Company such information regarding RHI and the distribution of RHI's
          Registrable Securities as the Company may from time to time reasonably request in writing.

          RHI agrees that upon receipt of any notice from the Company of the happening of an event of the kind described in
          Section 2.3.1(vii), RHI will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until RHI's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3.1(vii) and, if so directed by the Company, RHI will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in RHI's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

          2.4. Underwritten Offerings.






          2.4.1 Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by RHI pursuant to a registration requested under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, RHI and the underwriters, and to contain such representations and warranties by the Company and RHI and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in
          Section 2.8. RHI will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form and substance thereof. RHI shall be a party to such underwriting agreement. RHI shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding RHI, RHI's Registrable Securities, RHI's intended method of distribution and any other representations or warranties required by law or customarily given by selling shareholders in an underwritten public offering.

          2.4.2 Piggyback Underwritten Offerings. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, subject to Section 2.2 and Section 2.7 hereof, if requested by RHI, arrange for such underwriters to include all the Registrable Securities to be offered and sold by RHI among the securities of the Company to be distributed by such underwriters (subject to the provisio stated in Section 2.2). RHI shall become a party to the underwriting agreement negotiated between the Company and such underwriters. RHI shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding RHI, RHI's Registrable Securities and RHI's intended method of distribution or any other representations or warranties required by law or customarily given by selling shareholders in an underwritten public offering.

          2.4.3  Holdback Agreements.

          (i) If any registration of Registrable Securities (other than special securities) shall be in connection with an underwritten public offering, RHI agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the 15 days prior to, and during the 90-day period beginning on, the effective date of such registration statement, provided that RHI has received written notice of such registration at least 15 days prior to such effective date.

          (ii) If any registration of Registrable Securities (other than special securities) shall be in connection with an underwritten public offering, the Company agrees (x) not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than in connection with any employee stock option or other benefit plan) during the 15 days prior to, and during the 90-day period beginning on the effective date of such registration statement (except as part of such registration) and (y) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period referred to in the foregoing clause (x), including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted), if such holder is participating in the offering pursuant to such registration.

          2.5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give RHI, its underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and give each of them such access to its books and records, such opportunities to discuss the business of the Company with officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of RHI's and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. Any expenses incurred by RHI in connection with any such investigation shall be borne by RHI.

          2.6. Limitations, Conditions and Qualifications to Obligations under Registration Covenants. The obligations of the Company to use its best efforts to cause the Registrable Securities to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications:

          In addition to its rights under Section 2.1.8 the Company shall be entitled to postpone for a reasonable period of time (but not exceeding 60 days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to
          Section 2.1 if the Company determines, in its reasonable judgment, that such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Affiliates or would require premature disclosures thereof and promptly give RHI written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, RHI shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which RHI is entitled pursuant to Section 2.1 hereof.

          2.7. Indemnification.

          2.7.1 Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 2.1 or 2.2, RHI, its directors, officers, partners, agents, and affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls RHI or any such underwriter within the meaning of the Securities Act, insofar as losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus, or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse RHI and each such director, officer, partner, agent or affiliate, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of RHI or such underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and provided, further, that the Company shall not be liable to RHI or any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls RHI or such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus so long as such final prospectus, and any amendments or supplements thereto, have been furnished to such underwriter or RHI, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of RHI or any such director, officer, partner, agent or affiliate or controlling Person and shall survive the transfer of such securities by RHI.

          2.7.2 Indemnification by RHI. If any Registrable Securities are included in any registration statement, each of TFC and RHI will, and each hereby does, jointly and severally indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.7.1 above) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by TFC or RHI specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.

          2.7.3 Notice of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 2.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, immediately give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs related to the indemnified party's cooperation with the indemnifying party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          2.7.4  Contribution.  If the indemnification provided for in this
          Section 2.7 shall for any reason be held by a court to be unavailable to an indemnified party under paragraph 2.7.1 or
          2.7.2 hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under paragraph 2.7.1 or 2.7.2 hereof, the indemnified party and the indemnifying party under paragraph
          2.7.1 or 2.7.2 hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company on one hand and TFC and RHI on the other which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by paragraph (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company on one hand and TFC and RHI on the other. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim, effected without such Person's consent, which consent shall not be unreasonably withheld.

          2.7.5 Other Indemnification. Indemnification and contribution similar to that specified in the preceding paragraphs of this
          Section 2.7 (with appropriate modifications) shall be given by the Company and TFC and RHI with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

          2.7.6 Indemnification Payments. The indemnification and contribution required by this Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          2.7.7 Disclosure of Results of Investigation. Each of TFC and RHI covenants and agrees that if in the course of its investigation of the Company anything comes to its attention that indicates there is or there could become a breach of the Company's representations and warranties, covenants and agreements contained in any underwriting agreement, TFC and RHI shall promptly notify the Company of such matter. Failure to so notify the Company shall cause TFC and RHI to lose its right to indemnification under Section 2.7 with respect to such discovered matter.

          3. Rule 144. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for its Common Stock, the Company agrees to:

          (a) use its best efforts to facilitate the sale of the Registrable Securities to the public, without registration under the Securities Act, pursuant to Rule 144 promulgated under the Securities Act, provided that this shall not require the Company to file reports under the Securities Act and the Exchange Act at any time prior to the Company's being otherwise required to file such reports;

          (b) make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act at all times after ninety (90) days after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

          (c) use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (d) deliver a written statement as to whether it has complied with such requirements of this Section, to RHI upon RHI's request.

          4. Legend. Any certificate evidencing Registrable Securities shall bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, DATED AS OF _ _ _ _ _ _






          _ _ BY AND BETWEEN RHI HOLDINGS, INC. AND SHARED
          TECHNOLOGIES INC.  A COPY OF SUCH AGREEMENT SHALL BE
          FURNISHED WITHOUT CHARGE BY SHARED TECHNOLOGIES INC. TO THE HOLDER HEREOF UPON SUCH HOLDER'S WRITTEN REQUEST."

          5. Modification; Waivers. This Agreement may be modified or amended only with the written consent of each party hereto. No party hereto shall be released from its obligations hereunder without the written consent of the other party. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party against which such waiver is to be asserted. Except as otherwise specifically provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          6. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          7. Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement or the application of such provision to other Persons or circumstances shall not be affected thereby; provided, that the parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof held to be invalid.

          8. Notices. (a) Any notice or communication to any party hereto shall be duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party's address.

          If to RHI Holdings, Inc.:

                               300 West Service Road
                               P.O. Box 10803
                               Chantilly, VA  22001
                               Facsimile No.:  (703) 888-5674
                               Attention:  Donald Miller, Esq.

          If to Shared Technologies Inc.:






                               100 Great Meadow Road, Suite 104
                               Wethersfield, CT  06109
                               Facsimile No.:  (203) 258-2401
                               Attention:  Legal Department

          (b) All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, if mailed; when receipt acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          9. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon RHI and Shared Technologies and their respective successors and assigns. In the event that RHI assigns its rights to a holder or holders of only a portion of the Registrable Securities, then all references to RHI herein shall also be deemed to refer to such other holder or holders but in such event RHI will have the sole right to make decisions by and give notices for such holder or holders under this Agreement; provided, that if RHI no longer owns any Registrable Securities, then all decisions and notices hereunder must be made by the holders of not less than a majority of the Registrable Securities outstanding.

          10. Counterparts. This Agreement may be executed in one or more counterparts, each of which for all purposes shall be deemed to be an original and all of which together shall constitute the same agreement.

          11. Headings. The Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

          12. Construction. This Agreement shall be governed, construed and enforced in accordance with the laws of the state of New York, without regard to its principles of conflict of laws.

          13. No Inconsistent Agreements. The Company has not previously, and will not hereafter, enter into any agreement with respect to its securities which is inconsistent with the rights granted to RHI in this Agreement; except that holders of piggy-back registration rights with respect to 9,458 shares of Common Stock have such registration rights without allowance for cut-back.

          14. Recapitalizations, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Registrable Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of Registrable Securities or any other change in the Company's capital structure, appropriate adjustments shall be made in this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

          15. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement by a party hereto, or where any provision hereof is validly asserted as a defense by such party, such party, if successful, shall be entitled to recover reasonably attorneys' fees in addition to any other available remedy.

          16. Specific Performance. The parties hereto agree that the Registrable Securities of the Company cannot be purchased or sold in the open market and that, for these reasons, among others, the parties will be irreparably damaged in the event that this Agreement is not specifically enforceable. Accordingly, in the event of any controversy concerning the Registrable Securities which is the subject of this Agreement, or any right or obligation to register such securities, such right or obligation shall be enforceable in a court of equity by specific performance. The rights granted in this Section 16 shall be cumulative and not exclusive, and shall be in addition to any and all other rights which the parties hereto may have hereunder, at law or in equity.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


          SHARED TECHNOLOGIES INC.



          By:_ _ _ _ _ _ _ _ _ _ _ _ _
          Name:
          Title:



          RHI HOLDINGS, INC.



          By:_ _ _ _ _ _ _ _ _ _ _ _ _
          Name:
          Title:


          THE FAIRCHILD CORPORATION


          By:_ _ _ _ _ _ _ _ _ _ _ _ _ _
          Name:
          Title:







          EXHIBIT E

          TAX SHARING AGREEMENT

          THIS AGREEMENT is made this _ _ _ day of November, 1995 between RHI Holdings, Inc., a Delaware corporation ("RHI") and Shared Technologies Inc., a Delaware corporation ("Shared Tech-nologies").

          WHEREAS, RHI currently owns all of the outstanding common stock of Fairchild Industries, Inc., a Delaware corporation ("FII"), and FII owns all of the outstanding common stock of VSI
          Corporation, a Delaware corporation ("VSI");

          WHEREAS, the operations of RHI, FII and VSI are presently included in the consolidated Federal income tax return filed for an affiliated group (within the meaning of S 1504 of the Internal Revenue Code of 1986, as amended ("Code")) (the "TFC Group") of which The Fairchild Corporation, a Delaware corporation ("TFC") is the common parent;

          WHEREAS, TFC, RHI, FII and Shared Technologies have signed an Agreement and Plan of Merger on November _ _ _, 1995 (the "Merger Agreement") under which, inter alia, FII will merge into Shared Technologies;
          WHEREAS, RHI and Shared Technologies desire to enter into an agreement providing for payments between RHI and Shared Technologies with respect to certain tax benefits and for indem-nification with respect to certain tax liabilities;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:
          1. Indemnity
          A. Definition

          This agreement applies to all Federal, State, local, and foreign taxes (including income, franchise, withholding, and alternative minimum taxes), and also includes all interest, penalties and additions imposed with respect to such amounts (all such taxes and other amounts are collectively, "Taxes").
          B. Tax Indemnification
          (1) RHI shall pay and indemnify and shall hold Shared Technologies harmless from and against (i) all Taxes and claims for Taxes paid or payable by FII or VSI with respect to any taxable year or period of FII or VSI or predecessor entities of either of them which ends on or before the date of the merger of FII into Shared Technologies (the "Deconsolidation Date"), including any tax liability which arises because FII and VSI cease on the Deconsolidation Date to be members of the TFC Group or of any other group filing a combined or consolidated tax return for foreign, state, or local tax purposes, and (ii) all taxes and claims for Taxes paid or payable by FII or VSI by virtue of Section 1.1502-6 of the Treasury Regulations, or by






          virtue of any similar provision of foreign, state, or local law by reason that FII and VSI were members of a group which files or has filed a consolidated federal income tax return, or a combined or consolidated foreign, state, or local tax return. For purpos-es of this Agreement, any taxable year beginning before and ending after the Deconsolidation Date shall be treated as ending on the Deconsolidation Date.

          For purposes of this Agreement any income or deduction arising from transactions characterized as deferred intercompany transactions for Federal income tax purposes which occurred before the Deconsolidation Date shall be deemed attributable to a period ending on or before the Deconsolidation Date (the "Pre-Deconsolidation Period").

          (2) Shared Technologies shall pay RHI and indemnify RHI and shall hold RHI harmless to the extent of any reduction in tax payable by Shared Technologies for any taxable year beginning on or after the Deconsolidation Date (a "Post-Deconsolidation Period") as a result of a final disallowance of any loss, deduction, or credit claimed by FII or VSI as members of the TFC Group in a Pre-Deconsolidation Period and the allowance of such deduction or credit in a Post-Deconsolidation Period (or as a result of a final determination that additional income is to be recognized in a Pre-Deconsolidation Period in lieu of income which had been recognized in a Post-Deconsolidation Period).

          (3) Any reduction in tax payable by Shared Technologies for a Post-Deconsolidation Period as a result of utilization of net operating loss carryforwards or tax credit carryforwards of FII and VSI originating in a Pre-Deconsolidation Period shall result in payment by Shared Technologies to RHI of 50% of the reduction in actual tax otherwise payable by Shared Technologies. All carryforwards and carrybacks shall be utilized in the order provided by the Code and Treasury Regulations thereunder. Notwithstanding any other representation and warranty or other provision in the Merger agreement, RHI makes no representation and warranty regarding (i) the amount of any net operating loss and tax credits of the TFC Group allocable to FII or VSI on the Effective Date of the Merger of FII into Shared Technologies;
          (ii) the amount of any net operating loss and tax credit of FII and VSI that will be utilized by other members of the TFC Group before the Deconsolidation Date; and (iii) the amount of any reduction in tax payable by Shared Technologies due to utiliza-tion of any net operating loss and tax credit of the TFC Group allocable to FII and VSI.

          (4) Any reduction in tax payable by the TFC Group as a result of the allowance of any additional loss, deduction, or credit claimed by the TFC Group on a claim for refund or amended return filed after the Deconsolidation Date for a Pre-Deconsolidation Period shall result in payment by RHI to Shared Technologies of an amount equal to the increase in actual tax otherwise payable by Shared Technologies caused by the allowance of the loss, deduction or credit claimed by the TFC Group. Said payment shall be made at the time the increase in tax is paid by Shared Technologies.

          (5) Any reduction in tax payable by the TFC Group as a result of utilization of net operating losses or tax credits of FII or VSI that originated in a Post-Deconsolidation Period shall result in payment by RHI to Shared Technologies of an amount equal to the increase in actual tax otherwise payable by Shared Technologies caused by the TFC Group's use of such net operating loss or credit. RHI shall pay such amount at the time such increase is calculable. The TFC Group is not required to take any action to reduce its taxes to the extent such reduction causes a permanent tax detriment to the TFC Group.

          (6) Except as provided in Paragraph 1(B)(5), all tax refunds received by FII or VSI for any periods prior to the Deconsolidation Date received by Shared Technologies shall be promptly paid by Shared Technologies to RHI.

          (7) Shared Technologies is responsible for, and will not be indemnified for, any taxes arising out of an election under S 338 of the Code and Shared Technologies will not make any election under S 338 of the Code regarding the transactions contemplated by the Merger Agreement. Shared Technologies and RHI agree to report the merger of FII into Shared Technologies on their Federal and state income tax returns as a statutory merger under S 368(a)(1)(A) of the Code. Shared Technologies and RHI agree to report all dividends declared and paid by Shared Technologies to RHI with respect to Convertible Preferred Stock on their Federal and State Income Tax Returns as dividends.

          (8) If any item resulting in an indemnification hereunder is disallowed by a taxing authority and all remedies discussed in paragraph 2 below are exhausted, then the indemnitee shall promptly return the related indemnification amounts to the indemnitor.

          (9) Fifty Percent (50%) of any reduction in tax payable by Shared Technologies resulting from premiums, interest and deferred financing fees associated with retirement of $125,000,000 of FII's 12.25% Senior Notes due 1999 and existing bank indebtedness of VSI in the Post-Deconsolidation Period shall be paid by Shared Technologies to RHI.

          C. Time for Indemnification
          Unless otherwise specified herein, payments required under paragraph 1(B) above shall be made not later than the date or dates on which the estimated payments or returns are filed, or, if later, the date of any required notice or exhaustion of remedies, as applicable.

          D. Returns, Payments and Refunds






          (1) The TFC Group shall include the results of FII and VSI operations for the Pre-Deconsolidation Period in its consolidated Federal income tax return and any combined state tax return or report for the Pre-Deconsolidation Period. The TFC Group and RHI shall file or cause to be filed, when due, all required federal, state, foreign, local, and other returns, reports and declarations involving taxes for (either mandatorily or at the discretion of TFC and on a consolidated, separate or any other basis) the operations and assets of FII and VSI for all taxable periods ending or deemed to end on or before the Deconsolidation Date. Shared Technologies shall file or cause to be filed, when due, all required, Federal, state, foreign, local, and other returns, reports and declarations involving taxes for the operations and assets of FII and VSI for any taxable period beginning on or after the Deconsolidation Date. RHI and Shared Technologies shall cooperate in filing the returns, reports and declarations for FII and VSI described in this subparagraph (1) and shall make relevant records available to each other and to FII and VSI at no cost. Each return, report or declaration filed for a Pre-Deconsolidation Period pursuant to this subparagraph
          (1) shall be prepared in a manner consistent with the accounting principles and methods, elections and practices employed by the TFC Group in preparing the same or similar returns, reports and declarations for taxable periods prior to the Deconsolidation Date.

          (2) RHI and Shared Technologies shall each pay or cause to be paid to the appropriate authorities all amounts payable with respect to any returns, reports or declarations which such party is required to file or cause to be filed pursuant to the preceding subparagraph (1).

          2. Tax Contests
          A. If a written claim is made by any taxing authority that, if successful, could result in the indemnification of Shared Technologies by RHI hereunder (an "Indemnifiable Claim"), Shared Technologies shall promptly notify RHI in writing of such fact. In the event that such written notice is not given within thirty
          (30) days of the receipt of such claim, the obligation to indemnify with respect to such claim shall terminate if RHI is thereafter unable, directly or indirectly, to contest such claim, pursue other administrative remedies, or sue for refund upon payment of the amount which is the subject of the claim.

          B. Shared Technologies shall take, and shall cause FII and VSI to take, any and all actions in connection with any audit or similar proceeding relating to a Pre-Deconsolidation Period, or in connection with contesting any Indemnifiable Claim, as RHI shall reasonably request from time to time. RHI shall control all audits or similar proceedings relating to a Pre-Deconsolidation Period and all proceedings in connection with contesting any Indemnifiable Claim and shall be entitled to utilize counsel of its own choosing in connection therewith; provided that, where the results of any such contest would have a material adverse impact on the ability of Shared Technologies, FII or VSI to obtain the benefit of any item of deduction, loss or credit (or require Shared Technologies, FII or VSI to recognize additional income) in any Post-Deconsolidation Period, RHI shall reasonably consult with Shared Technologies in connection with such contest. In connection with any such proceedings, RHI, in its sole discretion, may: pursue or forego any administrative appeal, proceedings, hearings and conferences with the relevant taxing authority; pay the tax claims and sue for a refund (where applicable law permits such refund suits) or contest the claim in any other legally permissible manner; prosecute such contest to a determination in a court of initial jurisdiction and in any applicable appellate courts; or take any other action it deems appropriate. RHI shall reimburse Shared Technologies for all reasonable out-of-pocket costs (including fees and disbursements of outside counsel and accountants) incurred in complying with any request by RHI pursuant to the first sentence of this sub-paragraph (B). If costs are incurred in connection with a dispute involving both Pre-Deconsolidation Period and Post-Deconsolidation Periods, RHI and Shared Technologies shall agree on a reasonable allocation of such costs.

          C. Shared Technologies shall not settle or otherwise compromise any Indemnifiable Claim of FII and VSI without RHI's prior written consent; provided, however, that, nothing contained herein shall require Shared Technologies to contest a claim which it would otherwise be required to contest pursuant hereto if Shared Technologies shall reasonably consult with RHI with respect to such claim and shall waive payment by RHI of any amount that might otherwise be payable by RHI hereunder by way of indemnity in respect of such or any similar claim.

          D. The payments for Taxes between RHI and Shared Technologies under their agreement are not subject to the $4 Million Basket in Sections 11.2 and 11.3 of the Merger Agreement.

          3. Interest
          If any amount payable by RHI to Shared Technologies or by Shared Technologies to RHI pursuant this Agreement is not paid at the time set forth herein, the amount shall bear interest, from the date of such event, at a rate equal to rate of interest as described in S 6621(a) of the Code and computed thereunder from time to time.

          4. Entire Agreement: Prior Tax Agreements
          This Tax Agreement constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes and terminates all prior tax agreements among RHI, FII and VSI effective on the day immediately preceding the merger of FII into Shared Technologies.

          5. Expenses






          Unless otherwise expressly provided in this Agreement, each party shall bear any and all expenses that arise from its respective obligations under this Agreement.

          6. Amendment
          This Agreement may not be amended except by an agreement in writing signed by the parties hereto.

          7. Notices
          All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for the party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

          If To:            RHI Holdings, Inc.
                            300 West Service Road
                            P.O. Box 10803
                            Chantilly, VA  22001
                            Facsimile No.:  (703) 888-5674
                            Attention:  Donald Miller, Esq.

          With a copy to:   James J. Clark, Esq.
                            Cahill Gordon & Reindel
                            80 Pine Street
                            New York, NY  10005
                            Facsimile No.:  (212) 269-5420

          If To:            Shared Technologies Inc.
                            100 Great Meadow Road, Suite 104
                            Wethersfield, CT  06109
                            Facsimile No.:  (203) 258-2401
                            Attention:  Legal Department

          With a copy to:   Walter D. Wekstein, Esq.
                            Harold J. Carroll, Esq.
                            Gadsby & Hannah
                            125 Summer Street
                            Boston, MA  02110
                            Facsimile No.:  (617) 345-7050

          8. Successors or Assigns
          This Agreement shall constitute a direct obligation of RHI and Shared Technologies and shall be binding upon, and shall inure to the benefit of, the successors and assigns of the corporations bound hereby.

          9. Titles and Headings
          Titles and headings to sections herein are included for the convenience of reference only and are not intended to be a part, or to affect the meaning or interpretation, of this Agreement.

          10. Legal Enforceability






          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforce-ability without invalidating the remaining provisions hereof.
          Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifi-cally enforceable.

          11. Governing Law
          This Agreement shall be governed by the laws of the State of Delaware, without regard to the principles of conflict of laws thereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

          SHARED TECHNOLOGIES INC.
          By:_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
          Title

          RHI HOLDINGS, INC.
          By: _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
          Title







          Schedule 3.1(a)

          SUMMARY OF TERMS OF 6% CUMULATIVE

          CONVERTIBLE PREFERRED STOCK

          Issuer               Shared Technologies Inc. (the "Company").

          Issue               $25 million of cumulative convertible
                              preferred stock convertible into the common stock of the Company (the "Convertible
                              Preferred Stock").  The Convertible
                              Preferred Stock will be issued in such
                                    nations as is requested by RHI.
                              denomi


          Preferred Stock     Payable quarterly at $[    ] per share (6%



          Dividends           per annum) in cash.  If for any reason a
                              dividend is not paid in cash when scheduled,
                              the amount of such dividend shall accrue
                              interest at a rate of 12% per annum until
                              paid.


          Liquidation          $25,000,000 in the aggregate   plus an
          Preference           additional amount (the "Additional Amount")
                               equal to the total amount of dividends the
                               holder of the Convertible Preferred Stock
                               would have received if dividends were paid
                               quarterly in cash at the rate of 10% per
                               annum for the life of the issue minus the
                               total amount of cash dividends actually
                               paid.

          Conversion          Each share of Convertible Preferred Stock is
                              convertible at anytime at the option of the
                              holder into such number of Common Shares as
                              is determined by dividing the liquidation
                                  erence thereof by the con
                              pref                         version price
                              of $6.3750.  The conversion price is subject
                              to adjustment upon occurrence of customary
                              adjustment events including, but not limited
                              to stock dividends, stock subdi  sions and
                                                             vi
                              reclassification or combinations.


          Optional Redemption The Convertible Preferred Stock is not
                              redeemable at the option of the Company
                              during the first three years after issuance but thereafter, upon 30 days' prior written notice, is redeemable at the option of the Company at a redemption price of 100% of liquidation preference plus the Additional
                              Amount.


                              On the 12th anniversary date of original
          Mandatory           issuance of the Preferred Stock, the Company
          Redemption          shall redeem 100% of the outstanding shares
                              of Convertible Preferred Stock for
                              $25,000,000 plus the Additional Amount.


          Ranking              The Company is not permitted to issue
                               Preferred Stock ranking senior to the
                               Convertible Preferred Stock as to rights on
                               liquidation and as to payment of dividends
                               without the approval of the holders of at
                               least two-thirds of the issued and
                               outstanding shares of the Convertible
                               Preferred Stock.  The Convertible Preferred
                               Stock will rank junior to the Series C
                               Preferred Stock of the Company and on a
                               parity with each of the Series D and
                                      F c
                               Series    lasses of preferred stock and the
                               Special Preferred  Stock of the Company
                               with regard to the right to receive
                               dividends and amounts distributable upon
                                      tion, disso
                               liquida           lution or winding up of
                               the Company.

          Voting Rights       In the event that the Company fails to make
                              four consecutive dividend payments on the
                                 vertible Preferred Stock, RHI will be
                              Con
                              entitled to appoint one  director to the
                              Board of Directors of the Company in
                              addition to other directors to which RHI is
                              entitled (with such additional directors(s)
                              to be added in lieu of existing non-RHI
                              directors); and if eight consecutive
                              dividend payments fail to be made, RHI will
                                     tled to elect two  directors in
                              be enti
                              addition to other directors to which RHI is
                              entitled (with such additional director(s)
                              to be added in lieu of existing non-RHI di-
                              rectors).   The Preferred Stock has no other
                              voting rights, except as required by law.


          Certain             No dividends or distributions on junior or
          Restrictions        parity equity securities shall be permitted
                              if the Company has failed to pay in full all
                              accrued dividends or failed to satisfy its
                              mandatory redemption obligation at maturity






                              with respect to the Convertible Preferred
                              Stock. No redemptions or repurchases of junior or parity equity securities (other than the Special Preferred Stock) shall be permitted while the Convertible Preferred
                              Stock is in arrears or in default.  The
                              Company will not be permitted to create or permit to exist any contractual restriction which would restrict in any way the Compa-ny's ability to make required payments on the Convertible Preferred Stock or the Series C Preferred Stock of the Company.









          Schedule 3.1(b)

          SUMMARY OF TERMS OF

          SPECIAL PREFERRED STOCK

          Issuer                           Shared Technologies Inc. (the
                                           "Company").

          Issue                            Special Preferred Stock of the
                                           Company (the "Special Preferred
                                           Stock").  The Special Preferred
                                           Stock will be issued in such
                                           denominations as is requested
                                           by RHI.

          Preferred Stock Dividends        None.

          Liquidation Preference           $20,000,000 initially in the
                                           aggregate increasing by
                                           $1,000,000 each year after 1996
                                           to a maximum liquidation pref-
                                           erence of $30,000,000 in 2007.

          Optional Redemption              Redeemable at the option of the
                                           Company at any time upon
                                           30 days' prior written notice,
                                           at a redemption price of 100%
                                           of liquidation preference.

          Mandatory Redemption             All outstanding Special Pre-
                                           ferred Stock will be mandato-
                                           rily redeemable in its entirety
                                           at 100% of liquidation prefer-
                                           ence upon a Change of Control
                                           (to be defined) of the Company
                                           and, in any event, in 2007.  In
                                           addition, on March 31 of each
                                           year, commencing with March 31,
                                           1997, the Company shall manda-
                                           torily redeem at 100% of liqui-
                                           dation preference an amount
                                           (the "Required Redemption
                                           Amount") of Special Preferred
                                           Stock equal to 50% of  the
                                           amount, if any, by which the
                                           Consolidated EBITDA of Shared
                                           Technologies and its subsidiar-
                                           ies exceeds the Threshold






                                           Amount for the immediately
                                           preceding year ended on Decem-
                                           ber 31. To the extent the Re-
                                           quired Redemption Amount ex-
                                           ceeds 50% of the sum (the "In-
                                           come Limitation") of (i) the
                                           consolidated net income of
                                           Shared Technologies and its
                                           subsidiaries for the immedi-
                                           ately preceding year ended on
                                           December 31 (without deducting
                                           therefrom any amounts on ac-
                                           count of dividends paid or
                                           payable on any preferred stock
                                           or redemptions of any preferred
                                           stock of the Company, including
                                           the Convertible Preferred
                                           Stock, Special Preferred Stock
                                           and Series C, D and F classes
                                           of preferred stock of the Com-
                                           pany) plus (ii) amounts attrib-
                                           utable to the amortization of
                                           goodwill for such immediately
                                           preceding year, such excess
                                           amount shall be carried forward
                                           and be considered a Required
                                           Redemption Amount for the next
                                           succeeding year and for each
                                           year thereafter until paid.
                                           The Threshold Amount for each
                                           year shall be as follows:
                                           Year Ended    Threshold
                                           December 31,   Amount*
                                           1996       $47.0 million
                                           1997        53.0 million
                                           1998        57.5 million
                                           1999        60.5 million
                                           2000        63.5 million
                                           2001        66.5 million
                                           2002        69.5 million
                                           2003        72.5 million
                                           2004        75.5 million
                                           2005        78.5 million
                                           2006        81.5 million



          Ranking                          The Company is not permitted to
                                           issue Preferred Stock ranking
                                           senior to the Special Preferred
                                           Stock as to rights on liquida-
                                           tion and as to payment of divi-
                                           dends without the approval of
                                           the holders of at least






                                           two-thirds of the issued and
                                           outstanding shares of the Spe-
                                           cial Preferred Stock.  The
                                           Special Preferred Stock will
                                           rank junior to the Series C
                                           Preferred Stock of the Company
                                           and on a parity with each of
                                           the Series D, and Series F
                                           classes of preferred stock and
                                           the Convertible Preferred Stock
                                           of the Company with regard to
                                           the right to receive dividends
                                           and amounts distributable upon
                                           liquidation, dissolution or
                                           winding up of the Company.

          Voting Rights                    The Special Preferred Stock has
                                           no voting rights, except as
                                           required by law.

          Certain Restrictions             No dividends, distributions,
                                           redemptions or repurchases on
                                           junior or parity equity securi-
                                           ties shall be permitted if the
                                           Company has failed to satisfy
                                           its mandatory redemption obli-
                                           gations with respect to the
                                           Special Preferred Stock.  The
                                           Company will not be permitted
                                           to create or permit to exist
                                           any contracted restriction
                                           which would restrict in any way
                                           the Company's payment obliga-
                                           tions with respect to the Spe-
                                           cial Preferred Stock or the
                                           Series C Preferred Stock of the
                                           Company.

          * In the event that the Company or any subsidiary sells or disposes of any material asset or business, the Threshold Amount for each year thereafter shall be reduced by the amount of EBITDA attributable to such asset or business for the four fiscal quarters immediately preceding such sale or disposition.






          Schedule 9.1

          The steps comprising the Fairchild Recapitalization are as follows:

          1. Fairchild Industries, Inc., as it exists on the date of the Merger Agreement ("FII"), will cause Fairchild Communications Services Company, a Delaware partnership ("FCSC") to merge into FII's wholly owned subsidiary, VSI Corporation ("VSI").

          2. FII will then cause VSI to transfer all of VSI's assets and liabilities (other than those of the former FCSC, but excluding from those real estate owned by FCSC, and other than the Assumed Indebtedness described below) to one or more wholly owned subsidiaries.

          3. FII (or Shared Technologies) will make a cash tender offer to purchase all of the outstanding 12/% Senior Notes due 1999 (the "12/% Notes") of FII and, in connection therewith, will obtain such Noteholders' consent (representing at least 51% of the outstanding principal amount of the 12/% Notes) to the transfer by FII of all of the assets of FII (other than the stock of VSI) to RHI and to amend the indenture under which the 12/% Notes were issued to remove all covenants which can be amended or deleted by majority vote. The aggregate amount needed to be paid to consummate such tender offer and consent solicitation is herein called the "Note Purchase Amount".

          4. Prior to the Effective Time, FII will transfer (in one or more transactions) all of its assets to RHI, and RHI will assume all liabilities, except for (i) the stock of VSI (which will only have in it the assets and liabilities of the former FCSC),
          (ii) the 12/% Senior Notes, (iii) the Series A and C Preferred Stock and (iv) an amount of bank and other indebtedness (the "Assumed Indebtedness") equal to $223,500,000 minus (x) the Note Purchase Amount and (y) $44,237,745 (the aggregate redemption price of the Series A and C Preferred Stock) plus accrued dividends thereon through the Effective Time, and RHI will contribute all of the outstanding Series B Preferred Stock to FII.

          5. Concurrently with the consummation of the Merger, the Surviving Corporation will (i) purchase the 12/% Notes tendered for the Note Purchase Amount, (ii) repay the Assumed Indebtedness in full and (iii) deposit in escrow the funds necessary to pay the holders of the Series A and Series C Preferred Stock the amounts owed to them under the Merger Agreement.

          Schedule 9.2(d)

          TAX RULINGS REQUESTED BY FAIRCHILD






          Fairchild requests the following rulings be issued regarding the mergers of the three corporate subsidiaries of VSI into VSI:

          1. The mergers will qualify as a complete liquidation of each of the three corporate subsidiaries (FCSII, FCSI, and FCNMC, which are the partners in FCSC) under S 332(a) of the Internal Revenue Code of 1986, as amended (the "Code");

          2. No gain or loss will be recognized by VSI on its receipt of the assets from each of the three corporate subsidiaries under S 332(a);

          3. No gain or loss will be recognized by the three corporate subsidiaries on the distribution of their respective assets to VSI in complete liquidation under S 336 and S 337(a).

          Fairchild requests the following rulings regarding the formation of Subsidiary 1, the distribution of the stock of Subsidiary 1 by VSI to FII, and the distribution of the stock of Subsidiary 1 by FII to RHI:

          4. VSI will recognize no gain or loss on its transfer of assets (except the Telecommunications business) to Subsidiary 1 in exchange for common stock of Subsidiary 1 and assumption of liabilities by Subsidiary 1 (SS 351 and 357(a) of the Code and Rev. Rul. 77-449, 1977-2 C.B. 110).

          VSI's basis in the stock of Subsidiary 1 received in the transaction will equal the basis of the property transferred in exchange therefor, reduced by the sum of the liabilities assumed by Subsidiary 1, or to which assets transferred are taken subject (S 358(a) and (d)).

          5. Subsidiary 1 will recognize no gain or loss on its transfer of assets to Subsidiaries 2, 3, 4, 5, 6 and 7 in exchange for the common stock of Subsidiaries 2, 3, 4, 5, 6 and 7 and the assumption of liabilities by Subsidiaries 2 to 7 (SS 351 and 357(a) and Rev. Rul. 77-449).

          Subsidiary 1's basis in the stock of Subsidiaries 2 to 7 received in the transaction will equal the basis of the property transferred to Subsidiaries 2 to 7, respectively, in exchange therefor, reduced by the sum of the liabilities assumed by Subsidiaries 2 to 7 or to which assets transferred are taken subject (S 358(a) and (d)).

          6. No income, gain or loss will be recognized by Subsidiary 1 upon the receipt of the assets of Fastener and D-M-E businesses, stock of FDC, plus real estate held for sale in exchange for stock of Subsidiary 1 and Subsidiary 1's assumption of liabilities (S 1032(a)).






          7. The basis of the assets received by Subsidiary 1 will be the same as the basis of such assets in the hands of VSI immediately prior to the Distribution (S 362(b)).

          8. No income, gain or loss will be recognized by FII as the Shareholder of VSI on its receipt of the Subsidiary 1 common stock pursuant to the Distribution (S 355(a)).

          9. No income, gain or loss will be recognized by RHI as the Shareholder of FII on its receipt of Subsidiary 1 common stock pursuant to the Distribution (S 355(a)).

          10. No income, gain or loss will be recognized by VSI and FII upon the distributions to their respective Shareholders of all of the Subsidiary 1's common stock pursuant to the Distribution
          (S 355(c)).






          Schedule 9.2(e)

          The Restated Certificate of Incorporation of Shared Technologies (the "Certificate") shall be amended in the following manner:

          (a) Article Four of the Certificate shall be amended to (i) increase the authorized common shares of the Corporation, $.004 par value, to 50,000,000 and (ii) to increase the authorized shares of preferred stock of the Corporation, $.01 par value, to 25,000,000; and

          (b) The Certificate shall be amended or a certificate of designation shall be filed to reflect the terms of the Convertible Preferred Stock and the [Special] Preferred Stock in form and substance satisfactory to RHI and consistent with Schedules 3.1 (c) and (b) hereof; and

          The Amended and Restated Bylaws of the Corporation (the "Bylaws") shall be amended in the following manner:

          (a) Article II, Section 11 of the Bylaws is deleted in its entirety and is replaced by the following paragraph:

          "No action requiring shareholder approval may be taken without a meeting of the shareholders entitled to vote thereon."

          (b) Article III, Section 1 of the Bylaws shall be amended to include the following sentences at the end of such section:

          "So long as The Fairchild Corporation and its affiliates (collectively, "TFC") owns 25% or more of the common stock of the Corporation that TFC owned on the [Date of Merger] TFC shall have the irrevocable right to appoint four (4) members of the Board of Directors; provided, that so long as Mel D. Borer is President and a Director of the Corporation, TFC shall only be entitled to appoint three (3) directors."

          "The Board of Directors may not grant any options for, or any other rights to acquire, common stock of the Corporation, except for options issued pursuant to a plan approved by the shareholders or in a transaction with non-affiliates where such party pays cash for such option or right, unless such transaction is approved by a majority of the shareholders."

          (c) Article III, Section 10 of the Bylaws shall be deleted in its entirety and replaced with the following paragraph:

          "Executive Committee. The Board of Directors of the Corporation shall have an executive committee consisting of the President, a director appointed by TFC as long as TFC owns at least 25% of the common stock of the Corporation that TFC owned on the [Date of Merger], and a third director appointed by the Board of Directors of the Corporation. All actions taken by the Executive Committee may only be taken pursuant to a unanimous vote by the members thereof."

          (d) Article III, Sections 11, 12 and 13 shall be amended to include the following sentence as the second sentence of each such section:

          "As long as TFC owns at least 25% of the common stock of the Corporation, TFC will be entitled to appoint one director to such committee."

          (e) Article IV, Section 5 shall be amended to include the following sentence at the end of such section:

          "The Corporation shall have a Vice Chairman of the Board of Directors who shall have such duties as are designated by the Board of Directors."

          (f) Article IV, Section 6 shall be deleted in its entirety and replaced with the following paragraph:

          "Executive Officers. The Chairman of the Board of the Corporation shall also be the Chief Executive Officer of the Corporation and shall be the senior executive of the Corporation and shall have overall supervision of the affairs of the Corporation. The President of the Corporation shall also be the Chief Operating Officer of the Company and he shall be responsible for the day-to-day business operations of the Corporation under the direction of the Chief Executive Officer. Each of the Chief Executive Officer and the President shall see that all orders and resolutions of the Board of Directors of the Corporation are carried into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except as may be exclusively conferred on the President by law, to the Chairman or any other officer of the Corporation. Each of the Chief Executive Officer and the President may execute bonds, mortgages, and other contracts requiring a signature under the seal of the Corporation.

          (g) Article VIII, Section 1 shall be deleted in its entirety and replaced with the following paragraph:

          "By Directors or Shareholders. The bylaws of the Corporation may be altered, amended or repealed at any validly called and convened meeting of the shareholders by the affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon represented at such meeting in person or by proxy and at any validly called and convened meeting of the board of directors by the affirmative vote of at least a majority of the directors (unless such alteration, amendment or repeal in any way adversely affects the rights granted to TFC hereunder or in
          Article II, Section 11, Article III, Section 10 or Article IV,
          Section 6 of these bylaws, in which event a vote of 80% of the directors shall be required); provided, however, that the notice of such meeting shall state that such alteration, amendment or repeal will be proposed."






          IRREVOCABLE PROXY


          November 9, 1995



          RHI Holdings, Inc.
          300 West Service Road
          P.O. Box 10803
          Chantilly, VA  22001


          Gentlemen:

          This irrevocable proxy is being delivered to RHI Holdings, Inc. ("RHI") by the undersigned in connection with, and to induce RHI to enter into, the Agreement and Plan of Merger by and among Fairchild Industries, Inc. ("Fairchild"), RHI, The Fairchild Corporation, and Shared Technologies Inc. ("Shared Technologies"), dated as of November 9, 1995 (the "Merger Agree-ment"), a copy of which has been received by the undersigned.

          The undersigned hereby represents and warrants to, and covenants and agrees with, RHI as follows:

          (a) The undersigned is the beneficial and record holder of shares (the "Shares") of Common Stock, $.004 par value per share (the "Common Stock"), of Shared Technologies representing approximately 9.84% of the outstanding Common Stock of Shared Technologies as of the date hereof.

          (b) The undersigned will not assign, sell, transfer or otherwise dispose of, including by way of pledge, hypothecation or grant of any security interest, any of the Shares, or enter into any direct or indirect agreement or arrangement to effect any of the foregoing, on or before February 28, 1996, unless the Merger Agreement is terminated prior to such date in accordance with its terms.

          (c) The undersigned hereby revokes any previous proxies and appoints RHI as the proxy of the undersigned to vote all Shares owned by the undersigned on the date hereof or hereafter acquired, and to attend all meetings of the shareholders of Shared Technologies and to represent and otherwise to act for the undersigned in the same manner and with the same effect as if done by the undersigned, with respect to the approval of the Merger (as defined in the Merger Agreement) of Fairchild with and into Shared Technologies, when the same is submitted to shareholders of Shared Technologies for approval.

          This proxy shall be deemed to be a proxy coupled with an interest and is irrevocable and shall remain in effect until February 28, 1996.







          The undersigned authorizes such proxy to substitute any other person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of Shared Technologies.

          Very truly yours,



          -------------------------
          Anthony D. Autorino